Exhibit 1.5

DISTRIBUTION AGREEMENT
June 8, 2026

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Barclays Bank PLC 745 Seventh Avenue New York, New York 10019
BMO Capital Markets Corp. 151 W 42nd Street, 32nd Floor New York, New York 10036	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario, M4W 1A5, Canada
BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036
BTIG, LLC 65 East 55th Street New York, New York 10022	Citibank, N.A. 390 Greenwich Street New York, New York 10013
Nomura Securities International, Inc. (as forward seller through BTIG, LLC) 309 West 49th Street New York, New York 10019	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Jefferies LLC 520 Madison Avenue New York, New York 10022
Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	JPMorgan Chase Bank, N.A. 270 Park Avenue New York, New York 10017
Jefferies LLC 520 Madison Avenue New York, New York 10022	Mizuho Markets Americas LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020
J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017	Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036
Mizuho Securities USA LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020	MUFG Securities EMEA plc Ropemaker Place, 25 Ropemaker Street London, EC2Y 9AJ
Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036	Nomura Global Financial Products, Inc. 309 West 49th Street New York, New York 10019
MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281
RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281	The Bank of Nova Scotia 44 King Street West Toronto, Ontario Canada M5H 1H1
Santander US Capital Markets LLC 437 Madison Avenue New York, New York 10022	Banco Santander, S.A. Ciudad Grupo Santander Edificio Dehesa Planta 1, Avda. Cantabria, s/n, 28660 Boadilla del Monte Madrid, Spain
Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281	Truist Bank 50 Hudson Yards, 70th Floor New York, New York 10001
Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001	Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor New York, New York 10001

   Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
   New York, New York 10001

Ladies and Gentlemen:

The Southern Company, a Delaware corporation (the “Company”), confirms its agreement with each of Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Nomura Securities International, Inc. (acting through BTIG, LLC as agent), RBC Capital Markets, LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as agents and/or principals (each, an “Agent” and, collectively, the “Agents”), and Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, N.A., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Nomura Global Financial Products, Inc., Royal Bank of Canada, Banco Santander, S.A., The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of up to 50,000,000 shares (the “Maximum Number of Shares”) of common stock, $0.01 per share par value (the “Common Stock”), of the Company on the terms and conditions set forth in this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-296531) (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains or incorporates by reference additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated June 5, 2026 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Section 4(e) of this Agreement and filed in accordance with the provisions of Rule 424(b) under the Act) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(c) of this Agreement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company, each Agent and each Forward Purchaser agree as follows:

1.    Issuance and Sale.

(a)    Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the applicable Agent with any due diligence materials and information reasonably requested by such Agent or its counsel necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also (i) offer to sell the Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) hereof (each such transaction being referred to as a “Principal Transaction”) or (ii) enter into one or more initially-priced forward stock purchase transactions with a Forward Purchaser (an “Initially- Priced Transaction”) or one or more collared forward sale transactions with a Forward Purchaser (a “Collared Forward Transaction” and each of an Initially-Priced Transaction and a Collared Forward Transaction, a “Forward Transaction”), as set forth in a separate letter agreement, the forms of which are attached hereto as Exhibits B-1 and B-2, respectively (an “Initially-Priced Confirmation” and a “Collared Forward Confirmation”, each, a “Confirmation” and, together, the “Confirmations”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate number of Shares issued and sold pursuant to this Agreement, any Terms Agreement and any Confirmation is equal to the Maximum Number of Shares and (y) any termination of this Agreement pursuant to Section 8 hereof, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, (iii) “Exchange” means the New York Stock Exchange and (iv) “Forward Settlement Date” means, for sales in establishing the applicable Forward Purchaser’s initial hedge under any Confirmation, unless otherwise specified, the first (1st) Exchange Business Day, or such other day as may, from time to time, become standard industry practice for regular-way trading, following the date on which such sales are made and (v) “Forward Hedge Selling Commission” means, (x) for any Initially-Priced Transaction, the product of (i) the Forward Hedge Selling Commission Rate (as defined in the applicable Initially-Priced Confirmation), (ii) the Volume Weighted Hedge Price (as defined in the applicable Initially-Priced Confirmation) and (iii) the Number of Shares (as defined in the applicable Initially-Priced Confirmation) and (y) for any Collared Forward Transaction, the product of (i) the Forward Hedge Selling Commission Rate (as defined in the applicable Collared Forward Confirmation) and (ii) the sum of the product of each Hedge Reference Price (as defined in the applicable Collared Forward Confirmation) and the corresponding Component Number of Shares (as defined in the applicable Collared Forward Confirmation) for all Components (as defined in the applicable Collared Forward Confirmation) of such Collared Forward Transaction.

(b)    Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Each Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares with respect to which such Agent has agreed to act as sales agent in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and each of the Agents shall be obligated to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 hereof. In addition, subject to the terms and conditions set forth herein, the Company may, in consultation with a Forward Purchaser and the applicable Agent, instruct such Forward Purchaser to borrow, offer and sell Shares through such Agent (or, with respect to BTIG, LLC, Nomura Securities International, Inc., (acting through BTIG, LLC as agent)), as forward seller, and enter into one or more Confirmations with respect to such Shares. In connection therewith, the Company and such Forward Purchaser understand that such Forward Purchaser, through such Agent, as forward seller and sales agent, will effect sales of Shares on the terms set forth in this Agreement. Nothing herein shall constitute a commitment by any Forward Purchaser to borrow, offer or sell Shares, or to enter into any Forward Transaction. Such a commitment (if any) would be set forth in, and would be subject to the terms of, a Confirmation with respect to such Forward Transaction.

(c)    Each Agent, as agent in any Agency Transaction, and each Agent, as forward seller for the applicable Forward Purchaser, hereby covenants and agrees, severally and not jointly, not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company by the Agent in its capacity as agent of the Company or as forward seller for the applicable Forward Purchaser as shall be agreed by the Company and such Agent in writing. For the avoidance of doubt and subject to the foregoing, each Agent, as agent in any Agency Transaction, and each Agent, as forward seller for the applicable Forward Purchaser may sell Shares by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions, or (vi) through a combination of any such methods.

(d)    If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) hereof) no later than the opening of trading on the immediately following Exchange Business Day.

(e)    If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless such Agent, and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) hereof.

(f)    The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

2.    Transaction Acceptances and Terms Agreements.

(a)    The Company may, from time to time during the Term, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by email or telephone from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:

(i)    the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)    the maximum number of Shares to be sold by such Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance;

(iii)    the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)    if other than 1% of the Gross Sales Price, the Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreement, results or could result in a total number of Shares that exceeds the Maximum Number of Shares nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate number of Shares offered and sold does not exceed the Maximum Number of Shares, and the price at which any Shares are offered or sold is not lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party by email or telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b)    The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Shares sold through such Agent pursuant to this Agreement, any Terms Agreement and for any borrowed Shares sold by a Forward Purchaser through a forward seller shall be a percentage, not to exceed 1%, of (x) the actual sales price of such Shares or (y) in the case of a Collared Forward Transaction, the relevant Hedge Reference Price(s) (as defined in and determined pursuant to the relevant Confirmation) (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance or Confirmation; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Unless otherwise agreed between the Company and the applicable Agent, such commission shall be deducted by the Agent from the payment of the Gross Sales Price to the Company. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below) the opinions of counsel, accountants’ letters and officer’s certificates pursuant to Section 5 hereof, each dated the Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein as the “Net Sales Price.”

(c)    Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least three Exchange Business Days prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the first Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following each Purchase Date (each, an “Agency Settlement Date”). On each Forward Settlement Date in establishing the applicable Forward Purchaser’s initial hedge under a Confirmation, such Shares shall be delivered by such Forward Purchaser to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Sales Price from the sale of such Shares in same day funds delivered to an account designated by such Forward Purchaser.

(d)    If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the Company and the applicable Agent with respect to a Purchase Date, and such Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

(e)    If the Company or an Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and any applicable Forward Purchaser, and sales of the Shares under this Agreement, any Transaction Acceptance, Terms Agreement or Confirmation shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each such party and Forward Purchaser. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” in Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the applicable Agent.

(f)    (i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) hereof or in connection with a Forward Transaction, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of any such Terms Agreement shall control.

(g)    Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of an Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date and any Forward Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)    Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement, or give any instruction to borrow, offer or sell any Shares (whether in an Agency Transaction or a Principal Transaction or in connection with a Forward Transaction) and, by notice to each Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the borrowing, offer or sale of any Shares, and none of the Agents shall be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non- public information or (ii) (A) if the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) with respect to a completed quarter in advance of filing its Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same periods, as the case may be, covered by such Earnings Announcement, at any time from and including the date of the Earnings Announcement through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (B) if the Company shall make an Earnings Announcement on the same date as the filing of the Quarterly Report on Form 10-Q or Annual Report on Form 10-K for such period, from the date of the filing of such Quarterly Report on Form 10-Q or Annual Report on Form 10-K through and including the time that is 24 hours after the time that the Company files such Quarterly Report on Form 10-Q or Annual Report on Form 10-K.

(i)    The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent, as sales agent or forward seller, on any Exchange Business Day.

(j)    Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent or forward seller, shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number in excess of the Maximum Number of Shares, as the case may be, authorized from time to time to be issued and sold under this Agreement, any Terms Agreement and any Confirmation, in each case by the Company’s board of directors or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company. The Company or the applicable Agent, acting as forward seller, may, upon notice to the other such party by email or telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to a Forward Transaction for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Confirmation.

(k)    Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) a Forward Purchaser is unable to borrow and deliver any Shares for sale under this Agreement or (ii) in the good faith judgment of such Forward Purchaser, it is either impracticable to borrow and deliver any Shares for sale under this Agreement or such Forward Purchaser would incur a stock loan cost that is equal to or greater than the rate set forth in the applicable Confirmation, then the applicable Agent shall be required to sell on behalf of such Forward Purchaser only the aggregate number of Shares that such Forward Purchaser using commercially reasonable efforts is able to, and that it is practicable to, so borrow below such cost.

3.    Representations, Warranties and Agreements of the Company. The Company represents and warrants to each of the Agents and the Forward Purchasers as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined below), (v) each Settlement Date and(vi) each Bring-Down Delivery Date (as defined below) on which a certificate is required to be delivered pursuant to Section 6(b) hereof (each such date listed in (i) through (vi), a “Representation Date”), and agrees that:

(a)    The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Exchange under the trading symbol “SO.” Prior to the delivery of any Transaction Proposal, the Shares shall have been listed on the Exchange, subject to notice of issuance.

(b)    (1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act or made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (4) at the date hereof, the Company was and is eligible to register and issue the Shares, as a “well-known seasoned issuer” as defined in Rule 405 under the Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule
405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 automatic shelf registration statement. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form.

(c)    The Registration Statement became effective upon filing under Rule 462(e) under the Act on June 5, 2026, and any post-effective amendment thereto also became effective upon filing under Rule 462(e) under the Act. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the best knowledge of the Company, threatened by the Commission.

At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Agents and the Forward Purchasers pursuant to Rule 430B(f)(2) under the Act (each, a “Deemed Effective Time”), as of each time (i) with respect to each offering of Shares pursuant to this Agreement, the time of an Agent’s initial entry into contracts with investors for the sale of such Shares or (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares (each, a “Time of Sale”) and as of each Settlement Date, as applicable, the Registration Statement complied and will comply in all material respects with the requirements of the Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at each Time of Sale, as applicable, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any preliminary prospectus (including any such prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto or any Interim Prospectus Supplement (as defined below)) complied when so filed in all material respects with the Act.

As of each Time of Sale, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to such Time of Sale, including any additional information listed on Schedule B hereto and the Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of each Time of Sale, the General Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Permitted Free Writing Prospectus” means any free writing prospectus consented to in writing by the Company and each Agent. For the avoidance of doubt, any free writing prospectus that is not consented to in writing by the Company does not constitute a Permitted Free Writing Prospectus and will not be an Issuer Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies each Agent as described in Section 4(g) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the General Disclosure Package, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to (A) that part of the Registration Statement which shall constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “1939 Act”), or (B) any statements or omissions made in the Registration Statement or the General Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein.

(d)    Since the most recent dates as of which information is given in the Registration Statement and the General Disclosure Package, except as otherwise stated therein, there has been no material adverse change in the business, properties or financial condition of the Company, whether or not arising in the ordinary course of business (“Material Adverse Change”).

(e)    The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has due corporate authority to conduct the business in which it is engaged and to own and operate the properties used by it in such business, to enter into and perform its obligations under this Agreement, any Terms Agreement and any Confirmation and to issue and sell the Shares.

(f)    This Agreement has been duly authorized, executed and delivered by the Company and any Terms Agreement and any Confirmation will have been duly authorized, executed and delivered by the Company.

(g)    The Shares, when issued and delivered by the Company pursuant to this Agreement, any Terms Agreement or any Confirmation, against payment of the consideration set forth in this Agreement, any Terms Agreement or any Confirmation, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar right under (i) the statutes, judicial and administrative decisions, and the rules and regulations of the governmental agencies of the State of Delaware, (ii) the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws or (iii) any instrument, document, contract or other agreement filed as an exhibit to the Registration Statement. The Common Stock, including the Shares, will conform in all material respects to all statements relating thereto contained in the Registration Statement and the General Disclosure Package.

(h)    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Registration Statement and the General Disclosure Package, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i)    The execution, delivery and performance by the Company of this Agreement, any Terms Agreement or any Confirmation and the consummation by the Company of the transactions contemplated herein and therein (including any settlement pursuant to the terms of any Confirmation) and compliance by the Company with its obligations hereunder and thereunder shall have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company or materially adverse to the transactions contemplated by this Agreement), or
(B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its properties.

(j)    No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale by the Company of the Shares or the transactions by the Company contemplated in this Agreement, any Terms Agreement or any Confirmation, except (A) such as may be required under the Act or the rules and regulations thereunder and (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws.

(k)    The financial statements of the Company incorporated by reference in the Registration Statement and the General Disclosure Package, together with the related schedules and notes, present fairly, in all material respects, the financial position, results of operations and cash flows of the Company as of and for the dates indicated; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis (except that the unaudited financial statements incorporated by reference in the Registration Statement and the General Disclosure Package may be subject to normal year-end adjustments) throughout the periods involved and necessarily include amounts that are based on the best estimates and judgments of management. The selected financial data and the summary financial information included in the General Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements incorporated by reference in the Registration Statement and the General Disclosure Package. Any pro forma financial statements of the Company included or incorporated by reference in the Registration Statement and the General Disclosure Package have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable. The assumptions used in preparing any pro forma financial statements of the Company included or incorporated by reference in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; any related pro forma adjustments give appropriate effect to those assumptions in all material respects; and any pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts in all material respects.

(l)    Immediately after any sale of Shares by the Company hereunder, the aggregate amount of Shares that have been issued and sold by the Company hereunder will not exceed the aggregate amount of Common Stock registered and available under the Registration Statement (in this regard, the Company acknowledges and agrees that, although the Agents will be required to maintain records of the Shares sold pursuant to this Agreement, any Terms Agreement or any Confirmation, the Agents shall have no responsibility for maintaining records with respect to the availability of Common Stock for sale pursuant to the Registration Statement).

(m)    Except under circumstances where the Company has provided the Agents with the notice required pursuant to Section 2(e) hereof, the Shares are an “actively–traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(n)    Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or subsidiary of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities of any person that, at the time of such financings, is subject to any U.S. sanctions administered by OFAC.

Each of the Agents and the Forward Purchasers represents and warrants to, and agrees with, the Company, its directors and such of its respective officers as shall have signed the Registration Statement, that the information furnished in writing to the Company by or through such Agent or such Forward Purchaser or on such Agent’s or such Forward Purchaser’s behalf expressly for use in the Registration Statement or the General Disclosure Package does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

4.    Certain Covenants of the Company. The Company hereby agrees with each of the Agents and each of the Forward Purchasers:

(a)    For so long as the delivery of a prospectus is required under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and to not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b)    As soon as practicable, and in any event within the time prescribed by Rule 424 under the Act, to file the Prospectus, in a form approved by the Agents and the Forward Purchasers, such approval not to be unreasonably withheld, with the Commission and make any other required filings pursuant to Rule 433 under the Act; as soon as the Company is advised thereof, to advise the Agents and the Forward Purchasers orally or in writing of the issuance of any stop order under the Act with respect to the Registration Statement, or the institution of any proceedings for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares, of which the Company shall have received notice, and to use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof, if issued.

(c)    To deliver to the Agents, without charge, as soon as practicable after the Registration Statement becomes effective, and from time to time thereafter during such period of time as they are required by law to deliver a prospectus (or required to deliver but for Rule 172 under the Act), as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto, other than supplements or amendments relating solely to securities other than the Shares) as the Agents may reasonably request, and for so long as this Agreement is in effect, to prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(d)    To furnish to the Agents a copy of the Registration Statement as initially filed with the Commission and of all amendments thereto (exclusive of exhibits), other than amendments relating solely to securities other than the Shares and, upon request, to furnish to the Agents sufficient plain copies thereof (exclusive of exhibits).

(e)    For so long as the delivery of a prospectus is required under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not contain any untrue statement of a material fact or not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, forthwith to prepare and furnish, at its own expense, to the Agents and copies of such amendments to the Prospectus or supplements to the Prospectus.

(f)    To make generally available to its security holders as soon as practicable but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in a form complying with the provisions of Rule 158 of the rules and regulations under the Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(g)    If during the Term, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, to (i) promptly notify the Agents, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Agents, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Agents of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(h)    To endeavor, in cooperation with the Agents, to qualify the Shares for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Agents may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a consent to service of process or to file annual reports or to comply with any other requirements in connection with such qualification deemed by the Company to be unduly burdensome.

(i)    To pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement and the General Disclosure Package and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents, the Forward Purchasers and the Exchange; (ii) the Agents’ and the Forward Purchasers’ reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Agents and the Forward Purchasers (including in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(h) hereof and in connection with preparing any blue sky survey), in connection with the execution of this Agreement, any Terms Agreement and any Confirmation and the Registration Statement incurred on or prior to the date hereof; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(h) hereof; (v) the cost of preparing the Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Shares on the Exchange and any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares in connection with this Agreement, any Terms Agreement, any Confirmation and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for the Agents and the Forward Purchasers), and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 4(i).

(j)    During any period beginning on the date of a Transaction Acceptance and ending on the Settlement Date with respect to such sales, to not, directly or indirectly, sell, offer to sell, contract to sell, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for shares of Common Stock (other than shares of the Common Stock hereunder), without (A) giving the Agents prior written notice, as promptly as reasonably practicable, specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this Agreement for such period of time as requested by the Company or deemed appropriate by the Agents in light of the proposed sale, offer to sell, contract to sell, pledge, or other disposition of shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for shares of Common Stock. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement, any Terms Agreement or any Confirmation, (B) Common Stock, options to purchase shares of Common Stock or

Common Stock issuable upon the exercise of options or other rights pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan (whether currently existing or adopted hereafter), dividend reinvestment plan or direct purchase plan, including, without limitation, the Southern Investment Plan, of the Company, (C) Common Stock issuable upon conversion or settlement of securities or the exercise of warrants, options or other rights disclosed in the Company’s Commission filings and (D) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other persons. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(k)    Prior to delivery of any Transaction Proposal, to cause the Shares to be approved for listing on the Exchange, subject to notice of issuance.

(l)    To acknowledge that each Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account and for accounts of its customers while this Agreement is in effect; provided that the Company shall not be deemed to have authorized or consented to any such purchases or sales by such Agent. In addition, the Company hereby acknowledges and agrees that each Agent and such Agent’s affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time such Agent is acting as agent pursuant to this Agreement.

(m)    Prior to the third anniversary of the initial effective date of the Registration Statement, to file a new shelf registration statement to permit the issuance and sale of the Shares to continue as contemplated in the Registration Statement. References herein to the Registration Statement shall include such new shelf registration statement.

(n)    To not, directly or indirectly, take any action designed to cause or result in, or that constitutes or could reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

5.    Execution of Agreement. Each Agent’s and each Forward Purchaser’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)    the Company shall have delivered to the Agents and the Forward Purchasers:

(i)    an officer’s certificate executed by the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company certifying as to the matters set forth in Exhibit C hereto;

(ii)    an opinion and related disclosure letter of Troutman Pepper Locke LLP, counsel for the Company, addressed to the Agents and the Forward Purchasers and dated the date of this Agreement, substantially in the forms attached hereto as Exhibits D-1 and D-2;

(iii)    an opinion and related disclosure letter of Hunton Andrews Kurth LLP, counsel for the Agents and the Forward Purchasers, addressed to the Agents and the Forward Purchasers and dated the date of this Agreement, substantially in the forms attached hereto as Exhibit E-1 and E-2;

(iv)    a “comfort” letter from Deloitte & Touche LLP addressed to the Agents and the Forward Purchasers and dated the date of this Agreement, substantially in the form attached hereto as Exhibit F;

(v)    resolutions duly adopted by the Company’s board of directors or a duly authorized committee thereof, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vi)    such other documents as the Agents and the Forward Purchasers shall reasonably request in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained.

6.    Additional Covenants of the Company. The Company further covenants and agrees with each of the Agents and each of the Forward Purchasers as follows:

(a)    Each Transaction Proposal made by the Company that is accepted by an Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement or Confirmation shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance, Terms Agreement or Confirmation, as the case may be).

(b)    Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document) or (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, (each date referred to clauses (i) and (ii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) hereof furnished to Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c)    Each Bring-Down Delivery Date, the Company shall, unless the Agents and, if such Bring- Down Delivery Date relates to a Confirmation, the Forward Purchasers agree otherwise, cause to be furnished to Agents and, if applicable, the Forward Purchasers (A) the written opinion and disclosure letter of Troutman Pepper Locke LLP, counsel to the Company and the written opinion and disclosure letter of Hunton Andrews Kurth LLP, counsel to the Agents and the Forward Purchasers, each dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring- Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii) or Section 5(a)(iii) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents and, if applicable, the Forward Purchasers with a letter substantially to the effect that the Agents and, if applicable, the Forward Purchasers may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii) or Section 5(a)(iii) hereof, as applicable, furnished to the Agents and, if applicable, the Forward Purchasers, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)    Each Bring-Down Delivery Date, the Company shall, unless the Agents and, if such Bring- Down Delivery Date relates to a Confirmation, the Forward Purchasers agree otherwise, cause Deloitte & Touche LLP to furnish to the Agents and, if applicable, the Forward Purchasers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business pursuant to the provisions of Item 3-05 of Regulation S-X, the Company shall, if requested by the Agents and, if applicable, the Forward Purchasers, cause a firm of independent public accountants to furnish to the Agents and, if applicable, the Forward Purchasers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents and, if applicable, the Forward Purchasers may reasonably request.

(e)    (i) No order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose or pursuant to Section 8A under the Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company.

(f)    The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents and the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or by any Terms Agreement or Confirmation, including, without limitation, at each Bring-Down Delivery Date and otherwise as the Agents and the Forward Purchasers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Deloitte & Touche LLP (and, if the Registration Statement, the Prospectus or any Permitted Free- Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business pursuant to the provisions of Item 3-05 of Regulation S-X, representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and the Forward Purchasers and their counsel.

(g)    The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if reasonably requested by the Agents, in supplements to the Prospectus (each, an “Interim Prospectus Supplement”) to be filed by the Company with the Commission from time to time, the aggregate number of the Shares sold through the Agents under this Agreement, any Terms Agreement and any Confirmation, and the gross proceeds to the Company or a Forward Purchaser from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fourth quarter of such fiscal year.

The requirements (i) to provide the officer’s certificate, opinions and letters of counsel and accountants’ letter specified in Section 6(b) through 6(d) hereof, (ii) to reasonably cooperate with any reasonable due diligence review specified in Section 6(f) hereof, and (iii) to provide the representations and warranties contemplated under Section 3(vi) hereof shall be waived for any Bring-Down Delivery Date occurring at a time at which no Transaction Proposal or offers to enter into a Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Proposal or offers to enter into a Terms Agreement hereunder (which for such calendar quarter shall be considered a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date.

All opinions, letters and other documents referred to in Sections 6(b) through (d) hereof shall be reasonably satisfactory in form and substance to the Agents and, if applicable, the Forward Purchasers. The Agents and, if applicable, the Forward Purchasers will provide the Company with such notice (which may be oral, and in such case, will be confirmed via email as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) hereof.

7.    Conditions of the Agents’ Obligation. The Agents’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement or to sell any Shares as contemplated by a Confirmation shall be subject to the satisfaction of the following conditions:

(a)    At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date, or with respect to a Forward Transaction pursuant to a Confirmation, at the time of execution and delivery of the Confirmation by the Company and at the relevant Time of Sale and Forward Settlement Date:

(i)    The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct.

(ii)    The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement or Confirmation, as the case may be, in all material respects.

(iii)    In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, or, in the case of a Forward Transaction pursuant to a Confirmation, from the time of execution and delivery of the Confirmation by the Company until the Hedge Completion Date specified pursuant to such Confirmation, trading in the Common Stock (including, without limitation, the Shares) shall not have been suspended by the Commission, the Exchange or the Financial Industry Regulatory Authority, Inc. The Shares shall have been approved (subject only to notice of issuance) for listing or quotation on and shall not have been delisted from the Exchange. There shall not have occurred (and be continuing in the case of occurrences under clause (i) and (iii) below) any of the following: (i) trading in securities on the Exchange shall have been generally suspended or there shall have been a material disruption in settlement in securities generally, (ii) minimum or maximum ranges for prices shall have been generally established on the Exchange by the Commission or by the Exchange, (iii) a general banking moratorium shall have been declared by federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity, crisis or emergency (including, without limitation, acts of terrorism) affecting the United States, in any such case provided for in clauses (i) through (iv) with the result that, in the judgment of the Agents, the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Prospectus shall have been materially impaired.

(iv)    Since the most recent date as of which information is given in the Registration Statement and the General Disclosure Package, there has not been any Material Adverse Change.

(b)    Within one Exchange Business Day after the applicable Bring-Down Delivery Date (and subject to the waiver provisions contained in the second paragraph of Section 6(g)) or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, the Agents and, if applicable, the Forward Purchasers, shall have received the officer’s certificate, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d) hereof, inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 hereof or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents shall have received the documents described in the preceding sentence.

8.    Termination.

(a)    (i)    The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents and the Forward Purchasers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Agent and/or Forward Purchaser, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4(i), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)    In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.

(b)    (i)    Each Agent and each Forward Purchaser may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company; provided, however, that this Agreement will remain in full force and effect with respect to the Agents and the Forward Purchasers that have not so terminated the Agreement with respect to themselves. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4(i), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)    In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there shall have occurred (and be continuing in the case of occurrences under clause (A) and (C) below) any of the following: (A) trading in securities on the Exchange shall have been generally suspended or there shall have been a material disruption in settlement in securities generally, (B) minimum or maximum ranges for prices shall have been generally established on the Exchange by the Commission or by the Exchange, (C) a general banking moratorium shall have been declared by federal or New York State authorities, or (D) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity, crisis or emergency (including, without limitation, acts of terrorism) affecting the United States, in any such case provided for in clauses (A) through (D) with the result that, in the judgment of such Agent, the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Prospectus shall have been materially impaired. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)    This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) hereof or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Number of Shares has been sold in accordance with the terms of this Agreement, any Terms Agreement and any Confirmation, in each case except that the provisions of Section 3, 4(i), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Purchasers or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b) hereof. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

(e)    No termination of this Agreement shall affect any Confirmation that has been entered into prior to such termination.

9.    Indemnification.

(a)    The Company agrees to indemnify and hold harmless each of the Agents and the Forward Purchasers and each person, if any, who controls any such Agent or any such Forward Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, and to reimburse any such Agent and such Forward Purchaser and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in the Prospectus, in the Prospectus Supplement (including any Interim Prospectus Supplement), in any Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(a) under the Act, or any amendment or supplement to any thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in such Registration Statement, in the Prospectus, in the Prospectus Supplement (including any Interim Prospectus Supplement), in any Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(a) under the Act, or any amendment or supplement to any thereof, in reliance upon and in conformity with information furnished in writing to the Company by the Agents or the Forward Purchasers for use therein. Each of the Agents and the Forward Purchasers agree to promptly notify the Company in writing of the commencement of any action in respect of which indemnity may be sought by them, or by any person controlling them, from the Company on account of its agreement contained in this Section 9(a), but the omission of such Agent or Forward Purchaser so to notify the Company of any such action shall not release the Company from any liability which it may have to such Agent and Forward Purchaser or to such controlling person under this Section 9(a) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Company shall not relieve it from any liability which it may have to the Agents and the Forward Purchasers or to such controlling persons otherwise than on account of the indemnity agreement contained in this Section 9(a). In case any such action shall be brought against an Agent or Forward Purchaser or any such person controlling them and such Agent or Forward Purchaser shall notify the Company of the commencement thereof as above provided, the Company shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel reasonably satisfactory to the Agents and the Forward Purchasers, to direct) the defense thereof, at its own expense. In case the Company elects to direct such defense and select such counsel, any Agent or Forward Purchaser or controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of such Agent or Forward Purchaser or such controlling person unless (i) the employment of such counsel has been authorized in writing by the Company in connection with defending such action, (ii) the Agents or the Forward Purchasers or such controlling person reasonably conclude that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, (iii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company, it being understood, however, that the Company shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time or for fees and expenses that are not reasonable. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. In no event shall any indemnifying party have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its prior written consent.

(b)    Each Agent and Forward Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and such of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 9(a) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement, or in the Prospectus, or in the Prospectus Supplement (including in any Interim Prospectus Supplement), or in any Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(a) under the Act, or any amendment or supplement to any thereof, or such documents as amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by the Agents or Forward Purchasers for use therein.

The agreements contained in this Section 9 hereof shall remain in full force and effect regardless of any investigation made by or on behalf of any person and shall survive the delivery of and payment for the Shares hereunder.

10.    Notices. All notices and other communications under this Agreement, any Terms Agreement or any Confirmation shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the respective party, shall be sufficient in all respects if delivered or sent to:

(a)          Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Syndicate Registration
Facsimile: (646) 834-8133
(b)          Barclays Bank PLC
745 Seventh Avenue
New York, New York 10019
Attention: Kevin Cheng
Facsimile: (732) 667-9766
Email: kevin.cheng@barclays.com
(c)          BMO Capital Markets Corp.
Equity-Linked Capital Markets
151 W 42nd Street, 32nd Floor
New York, New York 10036
Attention: Brian Riley
Telephone: (212) 605-1414
Facsimile: (212) 885-4165

With a copy to:
Legal Department
151 W 42nd Street, 32nd Floor
New York, New York 10036

(d)          Bank of Montreal
55 Bloor Street West, 18th Floor
Toronto, Ontario M4W 1A5, Canada
Attention: Manager, Derivatives Operations
Facsimile: (416) 552-7904
Telephone: (416) 552-4177

With a Copy to:
Bank of Montreal
100 King Street West, 20th Floor
Toronto, Ontario M5X 1A1, Canada
Attention: Associate General Counsel & Managing Director, Derivatives Legal Group
Facsimile: (416) 956-2318

(e)          BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Attention: ATM Execution
Email: dg.atm_execution@bofa.com

(f)          Bank of America, N.A.
One Bryant Park
New York, New York 10036
c/o BofA Securities, Inc.
One Bryant Park, 8th Floor
New York, New York 10036
Attention: Strategic Equity Solutions Group
Email: dg.issuer_derivatives_notices@bofa.com Telephone: (646) 855-8770
(g)          BTIG, LLC
65 East 55th Street
New York, New York 10022
Attention: Equity Capital Markets
Email: BTIGUSATMTrading@btig.com

with a copy (which shall not constitute notice) to:
BTIG, LLC
350 Bush Street
San Francisco, California 94104
Attention: General Counsel and Chief Compliance Officer
Email: BTIGcompliance@btig.com and IBLegal@btig.com

(h)         Nomura Securities International, Inc.
309 West 49th Street
New York, New York 10019
Attention: Structured Equity Solutions
Email: atmexecution@nomura.com
with a copy (which shall not constitute notice) to:
Nomura Securities International, Inc.
309 West 49th Street
New York, New York 10019
Attention: Equities Legal
Email: nyequitieslegal@nomura.com

and to:
BTIG, LLC as agent of the Forward Seller, at the notice addresses provided for BTIG, LLC herein

(i)          Nomura Global Financial Products, Inc.
309 West 49th Street
New York, New York 10019
Attention: Structured Equity Solutions

Email: cedamericas@nomura.com
with a copy (which shall not constitute notice) to:
Nomura Global Financial Products, Inc.
309 West 49th Street
New York, New York 10019
Attention: Equities Legal
Email: nyequitieslegal@nomura.com
and to:
BTIG, LLC, at the notice addresses provided for BTIG, LLC herein

(j)          Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Facsimile: (646) 291-1469
with a copy to matthew.t.morris@citi.com

(k)         Citibank, N.A.
390 Greenwich Street
New York, New York 10013
Attention: Eric Natelson, Managing Director
Email: eric.natelson@citi.com
Telephone: (212) 723-7310
with a copy to
Theodore.Finkelstein@citi.com, Bianca.Gotuaco@citi.com,
eq.us.corporates.middle.office@citi.com; eq.us.ses.nortifications@citi.com

(l)          Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention: Registration Department
Telephone: (866) 471-2526
Email: registration-syndops@ny.email.gs.com

(m)        Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention: Registration Department
Telephone: (866) 471-2526
Email: registration-syndops@ny.email.gs.com

(n)          Jefferies LLC
520 Madison Avenue
New York, New York 10022
Attention: General Counsel

(o)         J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
Facsimile: (212) 622-8783
Attention: Sanjeet Dewal
Facsimile: (212) 622-8783
Email: sanjeet.s.dewal@jpmorgan.com

(p)             JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York 10017
EDG Marketing Support
Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com
With a copy to:
Attention: Sanjeet Dewal
Email: sanjeet.s.dewal@jpmorgan.com
(q)         Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Attention: Equity Capital Markets Desk
Email: US-ECM@mizuhogroup.com
(r)         Mizuho Markets Americas LLC
1271 Avenue of the Americas
New York, New York 10020
with a copy to
Legal Department, Email: swapslegal@mizuhogroup.com
(s)         Morgan Stanley & Co. LLC
1585 Broadway, 6th Floor
New York, New York 10036
Attention: Joel Carter, Scott Finz
with a copy to the Legal Department
(t)         Morgan Stanley & Co. LLC
1585 Broadway, 6th Floor
New York, New York 10036
Attention: Joel Carter; Scott Finz
Email: equitysolutions_notices@morganstanley.com; Anthony.Cicia@morganstanley.com;
Eric.D.Wang@morganstanley.com

(u)         MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Attention: Capital Markets
Facsimile: (646) 434-3455
Email: FLOEStransactions@us.sc.mufg.jp; ECM@us.sc.mufg.jp

(v)         MUFG Securities EMEA plc
Ropemaker Place, 25 Ropemaker Street
London, EC2Y 9AJ
Attention: Derivative Confirmations
Facsimile: +44 (0) 20 7577 2898/1875
Email: docsconfirms@int.sc.mufg.jp
with a copy to: ECM@us.sc.mufg.jp
(w)         RBC Capital Markets,
LLC Brookfield Place
200 Vesey Street
New York, New York 10281
United States of America
Telephone: (212) 905-5846

Email: tj.opladen@rbccm.com
Attention: TJ Opladen
(x)         Royal Bank of Canada
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281
Telephone: (212) 905-5846
Email: tj.opladen@rbccm.com
Attention: TJ Opladen

(y)         Santander US Capital Markets LLC
437 Madison Avenue
New York, New York 10022
Attention: Craig Wiele
Email: Craig.wiele@santander.us, corporatetrading@santander.us,
StrategicEquityUS@Santander.us
(z)         Banco Santander, S.A.
Ciudad Grupo Santander Edificio Dehesa
Planta 1, Avda. Cantabria, s/n, 28660
Boadilla del Monte Madrid, Spain
Attention: Craig Wiele
Email: Craig.wiele@santander.us, corporatetrading@santander.us,
StrategicEquityUS@Santander.us

(aa)         Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281
Attention: Equity Capital Markets
Copies to: Chief Legal Officer, U.S.
Facsimile: (212) 225-6563
Email: us.ecm@scotiabank.com; us.legal@scotiabank.com
(bb)       The Bank of Nova Scotia
44 King Street West Central Mail Room
Toronto, Ontario, Canada M5H 1H1
c/o Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281
Attention: Equity Capital Markets
Copies to: Chief Legal Officer, U.S.
Facsimile: (212) 225-6563
Emails: us.ecm@scotiabank.com, us.legal@scotiabank.com
(cc)        Truist Securities, Inc.
50 Hudson Yards, 70th Floor
New York, New York 10001
Attention: Equity Syndicate Department
dl.atm.offering@truist.com

(dd)        Truist Bank
50 Hudson Yards, 70th Floor
New York, New York 10001
Attention: Equity Syndicate Department

Email: dl.atm.offering@truist.com
with a copy to rakesh.mangat@truist.com

(ee)         Wells Fargo Securities,
LLC 500 West 33rd Street
New York, New York 10001
Attention: Special Equities Group
Email: WellsFargoSpecialEquitiesTrading@wellsfargo.com
(ff)         Wells Fargo Bank, National Association
500 West 33rd Street
New York, New York 10001
Attention: Special Equities Group and Corporate Equity Derivatives
Email: WellsFargoSpecialEquitiesTrading@wellsfargo.com,
CorporateDerivativeNotifications@wellsfargo.com
With a copy to:
Hunton Andrews Kurth LLP
200 Park Avenue
New York, New York 10166
Attention: Peter K. O’Brien
Email: pobrien@hunton.com

(gg)       The Southern Company
30 Ivan Allen Jr. Blvd., NW
Atlanta, Georgia 30308
Attention: Corporate Secretary

With a copy to:

Southern Company Services, Inc.
30 Ivan Allen Jr. Blvd., NW
Atlanta, Georgia 30308
Attention: J. Seth Blocker
Troutman Pepper Locke LLP
600 Peachtree Street NE, Suite 300
Atlanta, Georgia 30308
Attention: Eric A. Koontz
Email: eric.koontz@troutman.com

Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the applicable Agent by telephone or email to:

(i)         Barclays Capital Inc.
Robert Stowe
Facsimile: (212) 526-3660
Email: Robert.stowe@barclays.com

(ii)         BMO Capital Markets Corp.
Attention: Brian Riley
Telephone: (212) 605-1414
Facsimile: (212) 885-4165

(iii)         BofA Securities, Inc.

ATM Execution; ECM Legal
Email: dg.atm_execution@bofa.com
Facsimile: (212) 230-8730

(iv)         BTIG, LLC
Email: BTIGUSATMTrading@btig.com, BTIGcompliance@btig.com and ctaylor@btig.com

(v)         Citigroup Global Markets Inc.
General Counsel
Facsimile: (646) 291-1469
Email: setg.origination@citi.com

(vi)         Goldman Sachs & Co. LLC
Registration Department
Telephone: (866) 471-2526
Email: registration-syndops@ny.email.gs.com

(vii)         Jefferies LLC
Strategic Equity Transactions Group
Telephone: (212) 708-2734

(viii)         J.P. Morgan Securities LLC
Sanjeet Dewal
Telephone: (212) 622-8783
Email: sanjeet.s.dewal@jpmorgan.com

(ix)         Mizuho Securities USA LLC
Equity Capital Markets Desk
Email: US-ECM@mizuhogroup.com

(x)         Morgan Stanley & Co. LLC
Equity Syndicate Desk; Legal Department
Email: equitysolutions_notices@morganstanley.com; Anthony.Cicia@morganstanley.com;
Eric.D.Wang@morganstanley.com

(xi)         MUFG Securities Americas Inc.
Capital Markets
Facsimile: (646) 434-3455
Email: FLOEStransactions@us.sc.mufg.jp; ECM@us.sc.mufg.jp

(xii)         Nomura Securities International, Inc.
309 West 49th Street
New York, New York 10019
Attention: Structured Equity Solutions
Email: cedamericas@nomura.com

(xiii)         Nomura Global Financial Products, Inc.
309 West 49th Street
New York, New York 10019
Attention: Structured Equity Solutions
Email: cedamericas@nomura.com

(xiv)         RBC Capital Markets, LLC
ECM
Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com

(xv)         Santander US Capital Markets LLC
Craig Wiele
Craig.wiele@santander.us, corporatetrading@santander.us, StrategicEquityUS@Santander.us;

(xvi)         Scotia Capital (USA) Inc.
Chief Legal Officer, U.S.
Telephone: (212) 225-6850
Email: us.ecm@scotiabank.com; us.legal@scotiabank.com

(xvii)         Truist Securities, Inc.
Equity Syndicate Department
Email: dl.atm.offering@truist.com

(xviii)         Wells Fargo Securities, LLC
Email ECMOriginationPower@wellsfargo.com,
WellsFargoSpecialEquitiesTrading@wellsfargo.com
11.    No Fiduciary Relationship. The Company, each Agent and each Forward Purchaser acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company, such Agent and such Forward Purchaser have an arm’s-length business relationship that creates no fiduciary duty on the part of any party and each expressly disclaims any fiduciary or financial advisory relationship.

12.    Adjustments for Stock Splits. The parties acknowledge and agree that share-related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

13.    Governing Law; Construction.

(a)    This Agreement and any Terms Agreement, and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each, a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)    The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14.    Persons Entitled to Benefit of Agreement. This Agreement, any Terms Agreement and any Confirmation shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors and controlling persons referred to in Section 9 hereof. Nothing in this Agreement, any Terms Agreement or any Confirmation is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or Confirmation or any provision contained herein or therein. No purchaser of Shares from or through an Agent shall be deemed to be a successor merely by reason of purchase.

15.    Counterparts. This Agreement, any Terms Agreement and any Confirmation may be executed by any one or more of the parties hereto in any number of counterparts by manual, facsimile or electronic signature, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement, any Terms Agreement and any Confirmation shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

16.    Survival. The respective indemnities, representations, warranties and agreements of the Company, the Agents and the Forward Purchasers contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Agents or the Forward Purchasers pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company, the Agents or the Forward Purchasers.

17.    Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

18.    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, any Terms Agreement or any Confirmation, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto, as the case may be.

19.    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20.    Recognition of U.S. Special Resolutions Regimes. In the event that any Agent or Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the
U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.    Prior Distribution Agreement. By execution of this Agreement, all of the parties to the Distribution Agreement, dated as of May 3, 2024 (the “Prior Distribution Agreement”) among the Company and Barclays Capital Inc., Barclays Bank PLC, BofA Securities, Inc., Bank of America, N.A., Citigroup Global Markets Inc., Citibank, N.A., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., Mizuho Securities USA LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., MUFG Securities EMEA plc, RBC Capital Markets, LLC, Royal Bank of Canada, Scotia Capital (USA) Inc., The Bank of Nova Scotia, Truist Securities, Inc., Truist Bank, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association hereby agree that the Prior Distribution Agreement shall terminate; provided that such termination shall not affect any Confirmation (as defined in the Prior Distribution Agreement) that was in effect immediately prior to the execution of this Agreement, it being understood and agreed that any such Confirmation shall remain in full force and effect.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Agents and the Forward Purchasers, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Agents and the Forward Purchasers.

Very truly yours,

THE SOUTHERN COMPANY

By: _/s/ Jon P. Haygood______________
Name: Jon P. Haygood
Title: Assistant Treasurer

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the date first above written:

BARCLAYS CAPITAL INC.

By: _/s/ Gabrielle LeBlanc________
Name: Gabrielle LeBlanc
Title: Director

As Agent

BARCLAYS BANK PLC

By: _/s/ Kevin Cheng____________
Name: Kevin Cheng
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

BMO CAPITAL MARKETS CORP.

By: _/s/ Brad Pavelka ____________
Name: Brad Pavelka
Title: Managing Director

As Agent

BANK OF MONTREAL

By: _/s/ Brian Riley______________
Name: Brian Riley
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

BOFA SECURITIES, INC.

By: _/s/ John Lau________________
Name: John Lau
Title: Managing Director

As Agent

BANK OF AMERICA, N.A.

By: _/s/ Eric Coughlin___________
Name: Eric Coughlin
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

BTIG, LLC

By: _/s/ Michael Passaro__________
Name: Michael Passaro
Title: Managing Director

As Agent

NOMURA SEUCRITIES INTERNATIONAL, INC.

By: _/s/ Jeffrey Petillo___________
Name: Jeffrey Petillo
Title: Authorized Representative

As Forward Seller (acting through BTIG, LLC as its agent)

NOMURA GLOBAL FINANCIAL PRODUCTS, INC.

By: _/s/ Jeffrey Petillo____________
Name: Jeffrey Petillo
Title: Authorized Representative

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

CITIGROUP GLOBAL MARKETS INC.

By: _/s/ Ashwani Khubani________
Name: Ashwani Khubani
Title: Authorized Signatory

As Agent

CITIBANK, N.A.

By: _/s/ Eric Natelson ___________
Name: Eric Natelson
Title: Authorized Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

GOLDMAN SACHS & CO. LLC

By: _/s/ Jan Debeuckelaer ________
Name: Jan Debeuckelaer
Title: Managing Director

As Agent

GOLDMAN SACHS & CO. LLC

By: _/s/ Jan Debeuckelaer ________
Name: Jan Debeuckelaer
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the date first above written:

JEFFERIES LLC

By: _/s/ George O’Leary___________
Name: George O’Leary
Title: Managing Director

As Agent

JEFFERIES LLC

By: _/s/ George O’Leary___________
Name: George O’Leary
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

J.P. MORGAN SECURITIES LLC

By: _/s/ Preston Ryman___________
Name: Preston Ryman
Title: Vice President

As Agent

JPMORGAN CHASE BANK, N.A.

By: _/s/ Preston Ryman___________
Name: Preston Ryman
Title: Vice President

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

MIZUHO SECURITIES USA LLC

By: _/s/ James Watts_____________
Name: James Watts
Title: Managing Director

As Agent

MIZUHO MARKETS AMERICAS LLC

By: _/s/ Matthew Chiavaroli_______
Name: Matthew Chiavaroli
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

MORGAN STANLEY & CO. LLC

By: _/s/ Daniel J. F. McCullough___
Name: Daniel J. F. McCullough
Title: Executive Director

As Agent

MORGAN STANLEY & CO. LLC

By: _/s/ Ellen Weinstein__________
Name: Ellen Weinstein
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

MUFG SECURITIES AMERICAS INC.

By: _/s/ Geoffrey Paul____________
Name: Geoffrey Paul
Title: Managing Director

As Agent

MUFG SECURITIES EMEA PLC

By: _/s/ Catherine Lucas__________
Name: Catherine Lucas
Title: Authorised Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

RBC CAPITAL MARKETS, LLC

By: _/s/ Patrick Hamer___________
Name: Patrick Hamer
Title: Managing Director

As Agent

ROYAL BANK OF CANADA

By: _/s/ Chris Amery____________
Name: Chris Amery
Title: Managing Director, Global Head of CED

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

SANTANDER US CAPITAL MARKETS, LLC

By: _/s/ Craig Wiele_____________
Name: Craig Wiele
Title: Managing Director

By: _/s/ Robert Torres____________
Name: Robert Torres
Title: Executive Director

As Agent

BANCO SANTANDER, S.A.

By: _/s/ Steven Winnert___________
Name: Steven Winnert
Title: Authorized Signatory

By: _/s/ William Brett____________
Name: William Brett
Title: Authorized Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

SCOTIA CAPITAL (USA) INC.

By: _/s/ Tim Mann______________
Name: Tim Mann
Title: Managing Director

As Agent

THE BANK OF NOVA SCOTIA

By: _/s/ Tim Mann _____________
Name: Tim Mann
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

TRUIST SECURITIES, INC.

By: _/s/ Keith Carpenter__________
Name: Keith Carpenter
Title: Managing Director

As Agent

TRUIST BANK

By: _/s/ Rakesh Mangat__________
Name: Rakesh Mangat
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Accepted and agreed to as of the
date first above written:

WELLS FARGO SECURITIES, LLC

By: _/s/ Michael Tiedemann ______
Name: Michael Tiedemann
Title: Managing Director

As Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: _/s/ Christine Roemer________
Name: Christine Roemer
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to The Southern Company Distribution Agreement]

Schedule A

Authorized Company Representatives

Title	Name	Telephone	Email
Assistant Treasurer	Jon P. Haygood	(404) 506-0369	jhaygood@southernco.com
Financial Manager	J. Seth Blocker	(404) 506-5579	sblocker@southernco.com
Team Leader, Financial Analyst	Alex Fawal	(404) 506-3516	afawal@southernco.com

Schedule B

1.  Issuer General Use Prospectuses
None
2.  Other information included in the General Disclosure Package
None

Exhibit A

THE SOUTHERN COMPANY

Common Stock

TERMS AGREEMENT

________, 20___

[●]1

Dear Sirs and Madams:

The Southern Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated as of June 8, 2026 (the “Distribution Agreement”) among the Company and Barclays Capital Inc., Barclays Bank PLC, BMO Capital Markets Corp., Bank of Montreal, BofA Securities, Inc., Bank of America, N.A., BTIG, LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as agent), Nomura Global Financial Products, Inc., Citigroup Global Markets Inc., Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., Mizuho Securities USA LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., MUFG Securities EMEA plc, RBC Capital Markets, LLC, Royal Bank of Canada, Santander US Capital Markets LLC, Banco Santander, S.A., Scotia Capital (USA) Inc., The Bank of Nova Scotia, Truist Securities, Inc., Truist Bank, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association to issue and sell to [●]2 (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

1 Insert name and address of applicable Agent.
2 Insert name and address of applicable Agent.
A-1

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

THE SOUTHERN COMPANY

By:___________________________
Name:
Title:

Accepted and agreed as of the date first above written:

[●]3
By:_____________________________
Name:
Title:

3 Insert name of applicable Agent.
A-2

Schedule to Terms Agreement

Title of Purchased Securities:
Common Stock, $0.01 per share par value

Number of Shares of Purchased Securities:
[●] shares

Initial Price to Public:
$[●] per share
Purchase Price Payable by the Agent:
$[●] per share

Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same day funds.]
Method of Delivery:
[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Payment of fees and disbursements for counsel to the Agent:
[●]

Settlement Date:
[●], 20[●]
Closing Location:
[●]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)    the officer’s certificate referred to in Section 5(a)(i);
(2)    the opinion and disclosure letter of the Company’s outside counsel referred to in Section 5(a)(ii);
(3)    the opinion and disclosure letter of the Agent’s counsel referred to in Section 5(a)(iii);
(4)    the “comfort” letter referred to in Section 5(a)(iv); and
(5)    such other documents as the Agent shall reasonably request.

[Lockup:]
[●]
Time of sale: [●] [a.m./p.m.] (New York City time) on [●],[●]

Time of sale information:

•The number of shares of Purchased Securities set forth above
•The initial price to public set forth above
•[Other]
A-3

EXHIBIT B-1: Form of Initially Priced Forward Confirmation
[    ], 20[ ]

To:	The Southern Company 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 Attn: [●] Telephone: [●] Email: [●]
FROM:
[Barclays Bank PLC
1 Churchill Place
London E14 5HP
United Kingdom
Telephone: +44 (0)20 7623 2323

c/o Barclays Capital Inc.,
as Agent for Barclays Bank PLC
745 Seventh Avenue
New York, NY 10019
Telephone: +1 212 526 7000][1]

[Bank of America, N.A.
c/o BofA Securities, Inc., as Agent
One Bryant Park, 8th Fl.
New York, New York 10036][2]

[Bank of Montreal
100 King Street West, 8th Floor
Toronto, Ontario M5X 1A3
Canada

Facsimile: (416) 552-7904
Telephone:(514)876-5546/(416)945-7286/(416)361-8287][3]

[Citibank, N.A.
390 Greenwich Street
New York, NY 10013][4]
[Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198][5]

[Jefferies LLC

1 Insert for Barclays.
2 Insert for BofA.
3 Insert for BMO.
4 Insert for Citi.
5 Insert for GS.

520 Madison Avenue
New York, New York 10022
Attn: Equity Derivatives Middle Office]6

[JPMorgan Chase Bank, National Association
New York Branch
270 Park Avenue
New York, NY 10017]7

[Mizuho Markets Americas LLC
c/o Mizuho Securities USA LLC, as Agent
1271 Park Avenue
New York, NY 10020
Attn: Equity Capital Markets Desk
Telephone: (212) 209-9300
E-mail: US-ECM@mizuhogroup.com]8

[Morgan Stanley & Co. LLC
1585 Broadway, 6th Floor
New York, NY 10036-8293
Telephone: (212) 761-4000]9

[MUFG Securities EMEA plc
Ropemaker Place
25 Ropemaker Street
London, EC27 9AJ, United Kingdom]10

[Nomura Global Financial Products, Inc.
309 West 49th Street
New York, NY 10019 Attention: Structured Equity Solutions
Email: cedamericas@nomura.com]11
[Royal Bank of Canada
c/o RBC Capital Markets, LLC, as Agent
Brookfield Place
200 Vesey Street
New York, NY 10281-1021
Telephone: (212) 858-7000]12

[Banco Santander, S.A.
Ciudad Grupo Santander - Edificio Dehesa, Planta 1
Av. Cantabria, s/n
6 Insert for Jefferies.
7 Insert for JPM.
8 Insert for Mizuho
9 Insert for MS.
10 Insert for MUFG.
11 Insert for Nomura.
12 Insert for RBC
B-1-2

28660 Boadilla del Monte
Madrid SPAIN]13

[The Bank of Nova Scotia
c/o Scotia Capital (USA) Inc., as Agent
250 Vesey Street, 24th Floor
New York, New York 10281 Attn: US Equity Derivatives
Email: us.ecm@scotiabank.com; us.legal@scotiabank.com]14
[Truist Bank
50 Hudson Yards, 70th Floor
New York, New York 10001
Attn: Equity Syndicate Department]15

[Wells Fargo Bank, National Association
30 Hudson Yards
New York, NY 10001-2170
Email: CorporateDerivativeNotifications@wellsfargo.com]16

RE:		Initially Priced Forward Transaction
[REFERENCE	:	[ ]]

Ladies and Gentlemen:
The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [Barclays Bank PLC (“Dealer”), through its agent Barclays Capital Inc. (“Agent”),]17 [Bank of America, N.A. (“Dealer”)]18 [Bank of Montreal (“Dealer”)]19 [Citibank, N.A. or an affiliate thereof (“Dealer”), with Citigroup Global Markets Inc. acting as agent (“Agent”),]20 [Goldman Sachs & Co. LLC (“Dealer”)]21 [Jefferies LLC (“Dealer”)]22 [JPMorgan Chase Bank, National Association (“Dealer”)]23 [Mizuho Markets Americas LLC (“Dealer”). with Mizuho Securities USA LLC acting as agent (“Agent”).]24 [Morgan Stanley & Co. LLC (“Dealer”)]25 [MUFG Securities EMEA plc (“Dealer”)]26 [Nomura Global Financial Products, Inc. (“Dealer”)]27 [Royal Bank of Canada (“Dealer”), with RBC
13 Insert for Santander.
14 Insert for Scotia.
15 Insert for Truist.
16 Insert for WF.
17 Insert for Barclays.
18 Insert for BofA.
19 Insert for BMO.
20 Insert for Citi
21 Insert for GS.
22 Insert for Jefferies.
23 Insert for JPM.
24 Insert for Mizuho.
25 Insert for MS.
26 Insert for MUFG.
27 Insert for Nomura.
B-1-3

Capital Markets, LLC, as its agent (“Agent”),]28 [Banco Santander, S.A. (“Dealer”)]29 [The Bank of Nova Scotia (“Dealer”), through its agent Scotia Capital (USA) Inc. (the “Agent”),]30 [Truist Bank (“Dealer”)]31 [Wells Fargo Bank, National Association (“Dealer”)]32 and The Southern Company (“Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions
(the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.
Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.
1.    This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (but without any Schedule except for (a) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency; (b) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer and will apply to Counterparty as if (1) the “Threshold Amount” with respect to Dealer were 3% of shareholders’ equity of [Dealer] [Dealer’s ultimate parent entity]33 [The Goldman Sachs Group, Inc.]34 as of the Trade Date and the “Threshold Amount” with respect to Counterparty were [3]% of shareholders’ equity of Counterparty as of the Trade Date, (2) the phrase “or becoming capable at such time of being declared” were deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (3) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.” and (4) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (c) the elections set forth in this Confirmation). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates.

The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no other Transaction shall be governed by the Agreement. If there exists any ISDA Master Agreement between
28 Insert for RBC.
29 Insert for Santander.
30 Insert for Scotia.
31 Insert for Truist.
32 Insert for WF.
33 Insert for Barclays, BofA, Citi, JPM, Mizuho, MS, MUFG, RBC, Scotia, Truist and WF.
34 Insert for GS.
B-1-4

Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties, the Transaction shall not be a “Specified Transaction” (or similarly treated) under any other agreement between the parties. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction. [This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Exchange Act (as defined below).]35 [Dealer is acting as principal in its capacity as Buyer hereunder, and Agent, its affiliate, is acting as agent for Dealer in its capacity as Buyer hereunder.]36 [Dealer is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]37 [Dealer is not a member of the Securities Investor Protection Corporation.]38 [Banco Santander, S.A, is not a member of the Securities Investor Protection Corporation (SIPC).]39 [Dealer is acting as principal in this Transaction and BMO Capital Markets Corp. (“Agent”), its affiliate, is acting as agent for this Transaction solely in connection with Rule 15a-6 of the Exchange Act (as defined herein).]40

2.    The terms of the particular Transaction to which this Confirmation relates are as follows:
General Terms:

Trade Date:	[ ], 20[ ]
Effective Date:
The first day occurring on or after the Trade Date on which Shares that are sold through [        ] acting as forward seller for Dealer pursuant to the Equity Distribution Agreement, dated [    ], 2026 among Counterparty, Dealer[, the Agent][41] and the other parties thereto (as amended or otherwise modified from time to time, the “Distribution Agreement”) have settled.

Seller:	Counterparty
Buyer:	Dealer
Shares:	The common stock of Counterparty, with a par value of $0.01 per share (Ticker Symbol: “SO”)
Number of Shares:	As specified in the Pricing Supplement, the aggregate number of Shares that are sold through the [Agent][42]
35 Insert for Citi and Mizuho.
36 Insert for Mizuho.
37 Insert for Barclays.
38 Insert for Barclays, Citi and Mizuho.
39 Insert for Santander
40 Insert for BMO.
41 Insert for Barclays, BMO, Citi, Mizuho, MUFG, Nomura, RBC, Santander and Scotia.
42 Insert for Barclays.
B-1-5

[person] 43 acting as forward seller for Dealer pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, not to exceed an aggregate of [ ] Shares; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares for such date.

Hedge Completion Date:
The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty in a notice delivered on or prior to such specified Hedge Completion Date, (ii) any Settlement Date and(iii)    [    ], 20[ ]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Hedge Completion Date, the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.

Initial Forward Price:	As specified in the Pricing Supplement, to be the product of (i) an amount equal to 1 minus [ ]%;[44] and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.
Volume-Weighted Hedge Price:
The volume-weighted average of the Gross Sales Prices (as defined in the Distribution Agreement) at which the Shares are sold through the person acting as forward seller for Dealer pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided that, for the purposes of calculating the Initial Forward Price, each such Gross Sales Price (other than the Gross Sales Price for the Hedge Completion Date) shall be subject to adjustment by the Calculation Agent (based on the dates that Share sales have settled) in the same manner as the Forward Price pursuant to clause (b) of the definition thereof during the period from, and including the Trade Date to, and including, the Hedge Completion Date (such period, the “Initial Hedge Period”). The minimum Gross Sales Price for any Share sold during the Initial Hedge Period through the person acting as forward seller for Dealer shall not be less than
$[    ] per share.

43 Insert for all other dealers.
44 Not to exceed 1.0%.
B-1-6

Forward Price:
(a)    On the Hedge Completion Date, the Initial Forward Price; and
(b)    On each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.
Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and on or before the record date for an ordinary cash dividend with an ex- dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith, that such an adjustment is appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable hedge positions in respect of the Transaction).
Notwithstanding any other provision herein or in the Equity Definitions to the contrary, the Forward Price at any time shall in no event be less than the par value per Share on the Trade Date.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) the Overnight Bank Rate for such day minus (b) the Spread divided by (ii) 365.
Overnight Bank Rate:
For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index>
<GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[ ]%.
Prepayment:	Not Applicable
Variable Obligation:	Not Applicable
Forward Price Reduction Dates:	As set forth on Schedule I
B-1-7

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.
Exchange:	The New York Stock Exchange
Related Exchange(s):	All Exchanges
Clearance System:	The Depository Trust Company
Market Disruption Event:
Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
Regulatory Disruption:
Any event that Dealer, in its reasonable discretion based on the advice of its legal counsel, determines makes it appropriate with regard to any legal, regulatory or self- regulatory requirements or related policies and procedures (consistently applied) for Dealer to refrain from or decrease sales or purchases of Shares in connection with the Transaction.

Settlement:

Settlement Currency:	USD.
Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:
(a) designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) one Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) 40 Scheduled Trading Days (or such other period of time as agreed between Counterparty and Dealer) prior to such Settlement Date, which may be the Final Date, if
B-1-8

to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than one Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than one Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or
(b) designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;
provided that the Final Date will be a Settlement Date if on such date the Number of Shares as of such date is greater than zero.

Final Date:	As specified in the Pricing Supplement, to be the date that follows the Trade Date by [ ] [days/months/years] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).
Settlement Shares:
(a)    With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of [ ] and the Number of Shares at that time, in each case, with the Number of Shares determined taking into account pending Settlement Shares; and
(b)    with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time, with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:
Physical Settlement, Cash Settlement or Net Stock Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly elected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable to unwind its hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation))

B-1-9

(A) in a manner that, in the reasonable judgment of Dealer based on the advice of its legal counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) in its good faith, commercially reasonable judgment, due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date.

Settlement Notice Requirements: Physical Settlement:
Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Stock Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Stock Settlement unless Counterparty represents and warrants to Dealer in such Settlement Notice that, as of the date of such Settlement Notice, Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares.

On any Settlement Date in respect of which Physical Settlement applies, Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares in respect of which Physical Settlement applies for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares. For the avoidance of doubt, no Forward Price Reduction Amount for a Forward Price

B-1-10

Reduction Date shall be applied to reduce the Forward Price more than once.
Physical Settlement Amount:
For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a)    the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares to which Physical Settlement applies for such Settlement Date.

Cash Settlement:
On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Cash Settlement applies) is (i) a positive number, Dealer will pay the Cash Settlement Amount to Counterparty or (ii) a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:
An amount determined by the Calculation Agent equal to:
(a)    (i)(A) the weighted average (weighted on the same basis as sub-clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD [ ], minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled through Cash Settlement or Net Stock Settlement (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Stock Settlement applies and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares to which Cash Settlement or Net Stock Settlement, as applicable, applies for the relevant Settlement Date; minus
(b)    the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares in respect of which Cash Settlement or Net Stock Settlement, as applicable, applies for such Settlement Date with respect to which Dealer has not unwound its hedge, including the

B-1-11

settlement of such unwinds, as of such Forward Price Reduction Date.
Net Stock Settlement:
On any Settlement Date in respect of which Net Stock Settlement applies, if the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Net Stock Settlement applies) is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Stock Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Stock Settlement Shares; provided that, if during the applicable Unwind Period Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Stock Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Stock Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Stock Settlement Shares: Unwind Period:
With respect to a Settlement Date, the absolute value of the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Net Stock Settlement applies) divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Stock Settlement in respect of a Settlement Date through the first Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Share Cap:
Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Stock Settlement or any Private Placement Settlement, a number of Shares in excess of (i) two times the Initial Number of Shares minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date, in each case, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions.

Other Applicable Provisions:
To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in

B-1-12

such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Adjustments:

Method of Adjustment:
Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Initial Hedge Period for the Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to the Transaction.
Notwithstanding Section 11.2(e) of the Equity Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:
(i)    Shares withheld from employees of Counterparty or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Counterparty;
(ii)    Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under compensation or benefit plans of Counterparty and its Affiliates;
(iii)    Shares purchased in connection with the operation of 401(k) plans or dividend reinvestment and direct stock purchase plans of Counterparty and its Affiliates;
and

(iv) Shares purchased by Counterparty in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs (including long-term incentive plans of Counterparty and its Affiliates).

B-1-13

Notwithstanding Section 11.2(e) of the Equity Definitions, the following shall not be considered to be a Potential Adjustment Event:
(i)    any issuance of Shares by Counterparty to employees, officers and directors of Counterparty, including pursuant to compensation programs (including long-term incentive plans of Counterparty and its Affiliates);
(ii)    any issuance of Shares pursuant to the dividend reinvestment and stock purchase plan of Counterparty;
(iii)    any issuance of any convertible or exchangeable securities by Counterparty (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the Equity Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;
(iv)    the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Counterparty as described in clause (iii) above, as the case may be; and
(v)    the issuance of any Shares upon the settlement of outstanding restricted stock unit, employee stock option or performance share awards.

Additional Adjustment: Extradinary Events: Extraordinary Events
If, in Dealer’s good faith and commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any eight (8) calendar day period, of borrowing a number of Shares equal to the Number of Shares to hedge its exposure to this Transaction (or if Dealer’s Hedge Position involves the borrowing of less than the Number of Shares, then such lesser number of Shares as are covered by such Hedge Position) exceeds a volume weighted average rate equal to [ ] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such actual cost exceeded a volume weighted average rate equal to [ ] basis points per annum during such period.
In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization,

B-1-14

Insolvency, Delisting or Change in Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”

Hedging Party:	Dealer or an affiliate of Dealer that is involved in the hedging of the Transaction for all applicable Additional Disruption Events.
Non-Reliance:	Applicable
Agreements and Acknowledgements Regarding Hedging Activities:	Applicable
Additional Acknowledgments:	Applicable
Transfer:
Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under this Transaction, in whole or in part, to an affiliate of Dealer of equivalent credit quality (or whose obligations are guaranteed by an entity of equivalent credit quality) so long as (a) Counterparty will not be required to pay, nor is there a substantial likelihood that it will be required to pay, to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (b) Counterparty will not receive a payment, nor is there a substantial likelihood that it would receive a payment, from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; (c) such assignment or transfer will not be treated as a taxable exchange for U.S. federal income tax purposes; and (d) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer.

3.    Calculation Agent:    Dealer; unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate a recognized dealer for so long as such Event of Default continues in the relevant
B-1-15

derivatives market to replace Dealer as Calculation Agent. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions or this Confirmation, whenever Dealer, acting as the Calculation Agent, is required to act or to exercise judgment or discretion in any way with respect to the Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to the Transaction), it will do so in good faith and in a commercially reasonable manner. Dealer shall, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to the Transaction, in its capacity as Calculation Agent, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

4.    Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished
(b) Account for delivery of Shares to Counterparty:	To be furnished
(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5.          Offices:
The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.
The Office of Dealer for the Transaction is: [Inapplicable, Dealer is not a Multibranch Party]45 [New York]46 [Toronto]47 [Charlotte]48 [Madrid]49.
6.          Notices: For purposes of this Confirmation:
(a)    Address for notices or communications to Counterparty:
The Southern Company
45 Insert for Barclays, Nomura and Truist.
46 Insert for BofA, Citi, GS, Jefferies, JPM, Mizuho, MS and MUFG.
47 Insert for BMO, Scotia and RBC.
48 Insert for WF.
49 Insert for Santander.
B-1-16

30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
Attn: [●]
Telephone: [●]
Email: [●]
(b)    Address for notices or communications to Dealer:

[Barclays Bank PLC
c/o Barclays Capital Inc., as Agent
745 Seventh Avenue
New York, NY 10019
Attn: Kevin Cheng
Telephone: (+1) 212-526-8627
Facsimile: (+1) 917-522-0458
Email:       kevin.cheng@barclays.com]50
[Bank of America, N.A.
One Bryant Park, 8th Fl.
New York, NY 10036
Attention: Strategic Equity Solutions Group
Telephone: 646-855-6770
Email:        dg.issuer_derivatives_notices@bofa.com]51
[Bank of Montreal
100 King Street West, 8th Floor Toronto, Ontario M5X 1A3 Canada
Attention: Associate General Counsel & Managing Director, Derivatives Legal
Group
Facsimile: (416) 552-7904
and
BMO Capital Markets Corp.
151 West 42nd Street, 32nd Floor New York, New York 10036 Attention: Brian Riley Telephone: (212) 605-1414
Email: BMOEquityLinked@bmo.com]52
[Citibank, N.A.
390 Greenwich Street New York, NY 10013
Attn: Eric Natelson, Managing Director
Telephone: (212) 723-7310;

50 Insert for Barclays.
51 Insert for BofA.
52 Insert for BMO.
B-1-17

Email:       eric.natelson@citi.com
with a copy to:
Attn: Theodore Finkelstein; Bianca Gotuaco
Telephone: (212)-723-1693; (212)-723-1132
Email:        Theodore.finkelstein@citi.com; bianca.gotuaco@citi.com;
eq.us.corporates.middle.office@citi.com;
eq.us.ses.notifications@citi.com]53
[Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198
Attn: Michael Voris, Equity Capital Markets Telephone: 212-902-4895
Facsimile: 212-256-5738
E-mail:       michael.voris@gs.com
with a copy to:
Attn: Jan Debeuckelaer
Telephone: 212-934-0893
Facsimile: 212-256-5738
Email: jan.debeuckelaer@gs.com;
and
Attn: Garrett Cohen
Telephone: 212-357-3427
Facsimile: 212-256-5738
Email:       garrett.cohen@gs.com
and add email notification to the following address:
Eq-derivs-notifications@ny.ibd.gs.com]54
[Jefferies LLC
520 Madison Avenue
New York, New York 10022
Attn: Equity Derivatives Middle Office
Tel: +1 212-323-7640
Email: eqderiv_mo@jefferies.com
With copies to:
Jefferies LLC
520 Madison Avenue
New York, NY 10022
Attn: Strategic Equity Transactions Group
Tel: +1 212-708-2734
Email: SETG-US@jefferies.com and CorpEqDeriv@jefferies.com

and
_________________________
53 Insert for Citi.
54 Insert for GS
B-1-18

Jefferies LLC
Attn: Sonia Han Levovitz
Email: shan@jefferies.com]55
[JPMorgan Chase Bank, National Association
EDG Marketing Support
Email:                      edg_notices@jpmorgan.com
edg_ny_corporate_sales_support@jpmorgan.com
Facsimile No:          866-886-4506
with a copy to:
Attention:                Mr. Sanjeet S. Dewal, Managing Director
Telephone No:         212-622-8783
Email:                      sanjeet.s.dewal@jpmorgan.com]56
[Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, NY 10020
Attention:                 Kevin Mullane
Executive Director
Telephone:               (212) 205-7645
Email:                       Kevin.Mullane@mizuhogroup.com
with a copy to:
Mizuho Markets Americas LLC
c/o Mizuho Securities USA LLC, as Agent
1271 Avenue of the Americas
New York, NY 10020
Attention:                Equity Capital Markets Desk
Telephone:              (212) 209-9300
Email:                      US-ECM@mizuhogroup.com]57
[Morgan Stanley & Co. LLC
1585 Broadway, 6th Floor
New York, NY 10036-8293
Attention: Joel Carter, Scott Finz
Email: equitysolutions_notices@morganstanley.com;
Anthony.Cicia@morganstanley.com; Eric.D.Wang@morganstanley.com with a copy to:
Legal Department]58
[MUFG Securities EMEA plc
Ropemaker Place, 25 Ropemaker Street
London, EC27 9AJ, United Kingdom
55 Insert for Jefferies.
56 Insert for JPM.
57 Insert for Mizuho.
58 Insert for MS.
B-1-19

Attention: Derivative Confirmations
Email:        docsconfirms@int.sc.mufg.jp
with a copy to:
Email:        ECM@us.sc.mufg.jp
and
MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 20020
Attention: Capital Markets
Email:       FLOEStransactions@us.sc.mufg.jp]59
[Nomura Global Financial Products, Inc.
309 West 49th Street
New York, NY 10019 Attention: Structured Equity Solutions
Email: cedamericas@nomura.com]60
[For Notices:
RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street
New York, NY 10281
Attention:    ECM
Email:          RBCECMCorporateEquityLinkedDocumentation@rbc.com
For Trade Affirmations and Settlements:
RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street
New York, NY 10281
Attention:    Back Office
Email:          geda@rbccm.com
For Trade Confirmations:
RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street
New York, NY 10281
Attention: Structured Derivatives Documentation
Email:       seddoc@rbccm.com]61

59 Insert for MUFG.
60 Insert for Nomura.
61 Insert for RBC.
B-1-20

[Banco Santander, S.A.
Ciudad Grupo Santander - Edificio Dehesa, Planta 1
Av. Cantabria, s/n
28660 Boadilla del Monte
Madrid SPAIN
E-Mail: strategicequityus@santander.us
ldmiddlestmsecfinance@gruposantander.com
incomingdocgroup@gruposantander.com
william.brett@santander.us
Attention: Strategic Equity Solutions]62
[The Bank of Nova Scotia
44 King Street West
Toronto, Ontario, Canada M5H 1H1
c/o Scotia Capital (USA) Inc., as Agent
250 Vesey Street, 24th Floor
New York, New York 10281
Attention: US Equity Derivatives
Email:         bahar.lorenzo@scotiabank.com / John.kelly@scotiabank.com
Telephone: (212) 225-5230 / (212) 225-6664
with a copy to:
Email:         BNSEquityConfirmations@scotiabank.com]63
[Truist Bank
50 Hudson Yards, 70th Floor
New York, New York 10001
Attn: Equity Syndicate Department
Email: dl.atm.offering@truist.com with a copy to:
Rakesh Mangat, Managing Director
Telephone: (212) 303-0137
Email: rakesh.mangat@truist.com 64

[[For Wells Fargo:] Notwithstanding anything to the contrary in the Agreement, all notices to Dealer in connection with the Transaction are effective only upon receipt of email message to:
CorporateDerivativeNotifications@wellsfargo.com]65

7.    Other Provisions:
(a)    Conditions to Effectiveness. This Transaction shall be effective if and only if Shares are sold by the person acting as forward seller for Dealer on or after the Trade Date
62 Insert for Santander.
63 Insert for Scotia.
64 Insert for Truist.
65 Insert for WF.
B-1-21

and on or before the Hedge Completion Date pursuant to the Distribution Agreement. If the Distribution Agreement is terminated prior to any such sale of Shares thereunder during such period, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.
Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) Dealer is unable to borrow and deliver any Shares for sale by the person acting as forward seller for Dealer under the Distribution Agreement or (ii) in the good faith judgment of Dealer, it is either impracticable to borrow and deliver any such Shares or Dealer would incur a stock loan cost that is equal to or greater than [    ] basis points per annum to do so (the “Maximum Stock Loan Rate”), then the effectiveness of this Confirmation shall be limited to the number of Shares that Dealer using commercially reasonable efforts is able to, and that it is practicable to, so borrow below the Maximum Stock Loan Rate (which number of Shares, for the avoidance of doubt, may be zero).
(b)    Distribution Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date each of its representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.
(c)    Interpretive Letter. The parties agree and acknowledge that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.
(d)    Agreements and Acknowledgments Regarding Shares.
(i)    Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and shall, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Paragraph 7(h) below.
(ii)    Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders pursuant to a registration statement. The parties acknowledge that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to close out open borrowings of Shares created in the course of its hedging activities
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relating to its exposure under this Transaction without further registration of the delivery of such Shares and without delivering a prospectus in connection with the delivery of such Shares. Accordingly, and subject to Paragraph 7(d)(iv), Counterparty agrees that the Shares that it delivers to Dealer (or an affiliate of Dealer) upon settlement of the Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.
(iii)    Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.
(iv)    Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return Shares to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.
(v)    In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Stock Settlement of this Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction.
(vi)    Dealer acknowledges that Counterparty may enter into one or more other forward transactions for its Shares during the term of this Transaction pursuant to Confirmation(s) (as defined in the Distribution Agreement) with Forward Purchaser(s) (as defined in the Distribution Agreement) other than Dealer (each, an “Other Forward”). Dealer and Counterparty agree that if Counterparty designates a Settlement Date, or if a Settlement Date occurs on the Final Date, in each case with respect to any Other Forward and for which Cash Settlement or Net Stock Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer prior to the commencement of such Overlap Unwind Period, and Dealer shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day during such Overlap Unwind Period, commencing on the day designated by Counterparty in such notice to Dealer (which shall be either the first or the second day of such Overlap Unwind Period).
(e)    Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:
(i)    Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Stock Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required
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to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (C) Counterparty is not entering into this Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (D) Counterparty has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with this Transaction. In addition to any other requirements set forth herein, Counterparty agrees not to elect Cash Settlement or Net Stock Settlement if, in the reasonable judgment of Counterparty (or if in the reasonable judgment of Dealer, as previously notified in writing to Counterparty), such settlement or Dealer’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Counterparty.
(ii)    It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Stock Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5- l(c)(l)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (a) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its forward seller, agent or affiliate) in connection with this Confirmation and (b) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.
(iii)    Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18). Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer (and based on advice of counsel) for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M.
(iv)    During any Unwind Period, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or
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expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.
(v)    Counterparty shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Stock Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.
(vi)    Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.
(vii)    Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(viii)    As of the date hereof, the Trade Date and the date of any payment or delivery by Counterparty or Dealer under the Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).
(ix)    Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.
(x)    Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.
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(xi)    As of the Trade Date, neither the certificate of incorporation nor the bylaws of Counterparty contain any limitation on ownership of the Shares that would give rise to any reporting, consent, registration or other requirement (including any requirement to obtain prior approval from any person or entity).
(xii)    No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (a) such as have been obtained under the Securities Act and (b) as may be required to be obtained under state securities laws.
(xiii)    Counterparty (a) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (b) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (c) is entering into this Transaction for a bona fide business purpose.
(xiv)    As of the date hereof and on any date that Counterparty notifies Dealer that Cash Settlement or Net Stock Settlement applies to this Transaction, Counterparty is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that is likely to impair materially Counterparty’s ability to perform its obligations hereunder.
(xv)    Counterparty will, within two Scheduled Trading Days, notify Dealer upon obtaining knowledge of the occurrence of an Event of Default with respect to Counterparty or a Potential Adjustment Event; provided that should Counterparty be in possession of material non-public information regarding Counterparty, Counterparty shall not communicate such information to Dealer.
(xvi)    Counterparty (a) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (b) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (c) has total assets of at least $50 million as of the date hereof.
(xvii)    Counterparty is not a “financial end user” as defined in 12 CFR §45.2.
[(xviii) Counterparty has net assets of at least $25 million as shown on its most recently prepared financial statements. “net assets” for purposes of this representation is calculated as total assets minus total liabilities.
(xix)    The person(s) executing this document are duly authorized to act on behalf of Counterparty in connection with the entry of this Transaction.]66

66 Insert for RBC
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(f)    Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:
(i)    Stock Borrow Event. In the commercially reasonable judgment of Dealer
(A) Dealer (or any relevant affiliate of Dealer) is not able to hedge its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or any relevant affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge its exposure under this Transaction that is greater than a rate equal to [    ] basis points per annum (each, a “Stock Borrow Event”);
(ii)    Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this Paragraph 7(f)(ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in good faith and a commercially reasonable manner by Calculation Agent for which the related record date occurs during the period from, and including, the Effective Date to, but excluding, the Final Date (or, if later, the last date on which Shares are delivered by Counterparty to Dealer in settlement of this Transaction). “Extraordinary Dividend” means any dividend or distribution declared by the Issuer with respect to the Shares with an ex-dividend date occurring on any day following the Trade Date that, in the good faith and commercially reasonable determination of Calculation Agent, is (1) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution or (2) any other dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;
(iii)    ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;
(iv)    Other ISDA Events. The occurrence of an Announcement Date in respect of any Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors), and if the Shares are immediately re-listed, re-traded or re- quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the “Exchange”; provided further that (a) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity
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Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Dealer on the Trade Date” and (b) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or
(v)    Ownership Event. In the good faith judgment of Dealer, acting based on the advice of counsel, determines on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this sub-paragraph (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) [0.5]% of the number of Shares outstanding.
(g)    Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (a) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (b) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Stock Settlement applies, then on the Termination Settlement Date relating to such
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Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Stock Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares in good faith and a commercially reasonable manner as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.
(h)    Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of Paragraph 7(d) above because of a Change in Law, or Dealer otherwise determines that in its reasonable opinion based on the advice of counsel any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.
(i)    If Counterparty delivers the Restricted Shares pursuant to this Paragraph 7(i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted
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Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. For the avoidance of doubt, delivery of Restricted Shares shall be due following completion of the procedures set forth in this sub-paragraph (i), which procedures the parties shall exercise diligence to complete, and not be due on the date that would otherwise be applicable.
(ii)    If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) prior to the time the restrictive legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, and provided that the conditions of Rule 144(c)(1)(i), if applicable, are satisfied, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).
(i)    Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all such losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence or willful misconduct. The foregoing provisions shall survive any termination or completion of the Transaction.
(j)    Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.
(k)    Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of
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the State of New York without reference to the conflict of laws provisions thereof (other than Title 14 of Article 5 of the General Obligations Law). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.
(l)    Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.
(m)    Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.
(n)    Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.
(o)    Right to Extend. In connection with either Cash Settlement or Net Stock Settlement and other than in respect of a Market Disruption Event, Dealer may postpone the related Settlement Date or Valuation Date if Dealer determines, in its reasonable discretion based on the advice of its legal counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements, as determined by Dealer in its reasonable discretion based on the advice of its legal counsel.
(p)    Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than [4.5]%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.
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(q)    Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of [4.5]% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) the Share Amount would equal or exceed the Threshold Number of Shares (the “Exchange Limit”), (iv) Dealer's ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of [4.5]% of the outstanding Shares (the condition described in this clause (iv), an “Excess FPA Ownership Position”) or (v) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Group Person”) under any state or federal laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Group Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) [1]% of the number of Shares outstanding on the date of determination (the condition described in this clause (v), an “Excess Regulatory Ownership Position”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii)    the Share Amount would equal or exceed the Exchange Limit, (iv) an Excess FPA Ownership Position would result or (v) an Excess Regulatory Ownership Position would result. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (v) the Share Amount would not exceed the Post-Effective Limit, (w) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (x) the Share Amount would not equal or exceed the Exchange Limit, (y) an Excess FPA Ownership Position would not result and (z) an Excess Regulatory Ownership Position would not result.
In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately
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preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.
(r)    Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.
(s)    Additional Representation will apply, and for the purpose of Section 3 of the Agreement, the following will constitute an Additional Representation:
“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into the Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(i)    Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.
(ii)    Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Transaction.
(iii)    Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(iv)    Other Transactions. In the case of Counterparty, it understands and acknowledges that the other party may, either in connection with entering into the Transaction or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.”
(t)    Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit
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Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.
(u)    No Collateral or Setoff. Notwithstanding any other provision of this Confirmation, the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any obligations of the parties other than in respect of this Transaction or any Additional Transactions, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no obligations of the parties other than in respect of this Transaction or any Additional Transactions shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.
(v)    Tax Matters.
(i)    For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (b) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (c) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(ii)    For the purpose of Section 3(f) of the Agreement:
(A)    Dealer makes the following representation(s):
(1)    [It is “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.]67
(2)    [It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes (or, if it is disregarded for

67 Insert for Barclays, BMO, Santander and Scotia.
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U.S. federal income tax purposes, its beneficial owner is) and is a U.S. resident for U.S. federal income tax purposes.]68
(3)    [Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]69
(4)    [It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M).]70
(5)    [It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations), or a disregarded entity of such a U.S. person, for U.S. federal income tax purposes.]71
(6)    [It is a U.S. limited liability company that is [treated as a corporation] [a disregarded entity of [    ]] for U.S. federal income tax purposes and is organized under the laws of the State Delaware.]72
(7)    [It is a “non-U.S. branch of a foreign person” as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations, a “foreign person” as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations and a “Qualified Derivatives Dealer” (within the meaning of Sections 1.1441-1(b)(4)(xxii) and 1.1441-1(e)(6) of the United States Treasury Regulations and is acting as a principal with respect to the Transaction under this Confirmation.]73
(8)    [It is a bank organized under the laws of Canada and a corporation for U.S. federal income tax purposes.]74
(9)    [Dealer is a chartered bank organized under the laws of Canada and is treated as a corporation for United States federal income tax purposes.]75

(10)    [It is a corporation organized and existing under the laws of the State of North Carolina and is an exempt recipient

68 Insert for BofA, Citi, Jefferies, JPM, Mizuho. MS, Truist and WF.
69 Insert for Barclays, BMO, RBC, Santander and Scotia.
70 Insert for BofA, Citi, JPM and WF.
71 Insert for GS.
72 Insert for Mizuho.
73 Insert for MUFG.
74 Insert for RBC.
75 Insert for Scotia.
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within the meaning of United States Treasury Regulation Section 1.6049-4(c)(1)(ii)(M).]76
(11)    [It is a bank duly organized under the laws of the Kingdom of Spain.]77
(12)    [It is a corporation duly organized and validly existing under the laws of the State of Delaware and a U.S. person (as that term is defined in Section 7701(a)(30) of the Code and used in Section 1.1441-4(a)(3)(ii) of the Treasury Regulations) for U.S. federal income tax purposes.]78

(13)    [It (or its regarded owner for U.S. federal income tax purposes) is a "U.S. Person" (as that term is used in section 1.1441- 4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.]79

(B)    Counterparty makes the following representation(s):
(1)    It is a “U.S. person” (as that term is used in section 1.1441- 4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes (or, if it is disregarded for U.S. federal income tax purposes, its beneficial owner is).
(2)    It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Treasury Regulation Section 1.6049- 4(c)(1)(ii)(A).
(iii)    Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in clause (v)(i) above and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include (A) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”) or (B) any tax imposed or collected pursuant to Section 871(m) of the Code or any current or future regulations or official interpretations thereof (a “Section 871(m) Withholding Tax”). For the avoidance of doubt, each of a FATCA Withholding Tax and a Section 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.

76 Insert for Truist.
77 Insert for Santander
78 Insert for Nomura.
79 Insert for Jefferies.
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(iv)    Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (a) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, inaccurate, or incorrect, and (b) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-8ECI, W-8BEN-E,W-8IMY (including a withholding statement identifying this Agreement certifying that Dealer is a “Qualified Derivatives Dealer”) or W-9 (as applicable), or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, inaccurate, or incorrect.. Additionally, Counterparty and Dealer shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party in order to allow such other party to make a payment under this Confirmation[, including any Credit Support Document,]80 without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate].81
(w)    Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).
(x)    Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.
(y)    Severability; Illegality. If compliance by either party with any provision of this Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other

80 Insert for GS.
81 A non-U.S. Dealer may include other appropriate form deliverables.
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provisions of this Transaction shall not be invalidated, but shall remain in full force and effect.
(z)    General Obligations Law of New York. (i) Counterparty and Dealer agree and acknowledge that (W) the Transaction contemplated by this Confirmation and the related Pricing Supplement will be entered into in reliance on the fact that this Confirmation and such Pricing Supplement, together with the Agreement and any Additional Confirmation and related “Pricing Supplement” or equivalent document thereunder, form a single agreement between Counterparty and Dealer, and the parties would not otherwise enter into such Transaction, (X) this Confirmation, together with such Pricing Supplement and the Agreement, are a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (Y) such Pricing Supplement, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (Z) this Confirmation and the Agreement constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Confirmation, such Pricing Supplement and the Agreement.
(ii)    Counterparty and Dealer further agree and acknowledge that this Confirmation, together with the related Pricing Supplement and the Agreement, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.
(aa)    Counterparts. Delivery of an executed counterpart of a signature page of this Confirmation and the Pricing Supplement by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of such documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Confirmation and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
(bb)    Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty.
(cc)    Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
(dd)    CARES Act. Counterparty (x) represents and warrants that it has not, as of the Trade Date, applied for or received a loan, loan guarantee, direct loan (as that term is
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defined in the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act")) and is not in material breach of any Material Governmental Restrictions (as hereinafter defined) under any or other investment, or any financial assistance or relief under any program or facility (collectively "Financial Assistance") that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with certain requirements (the "Material Governmental Restrictions") not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) for which the terms of the Transaction would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance and (y) acknowledges that entering into the Transaction may limit its ability to receive such loan, loan guarantee, or direct loan Financial Assistance.
8.    Additional Provisions.

[(a)    2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol.
The parties agree that the terms of the Attachment to the [2020 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020]82 [2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013]83 (“EMIR Protocol”) apply to the Agreement as if the parties had adhered to the EMIR Protocol without amendment. In respect of the Attachment to the EMIR Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this clause (a) (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly),(ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. For the purposes of this clause (a):
(i)    Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity.
(ii)    Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use, including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

82 Insert for Barclays.
83 Insert for MUFG and Santander.
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(iii)    The Local Business Days for such purposes in relation to Dealer are [For Barclays: New York] [For MUFG and Santander: London] and, in relation to Counterparty, are [New York] [and ●].
(iv)    The provisions in this paragraph shall survive the termination of this Agreement.
(v)    The following are the applicable email addresses:

Portfolio Data:
Dealer:                     [For Barclays: MarginServicesPortRec@barclays.com
[For MUFG: OPS-ClientValuations@int.sc.mufg.jp]
[For Santander: portrec@gruposantander.com;
strategicequityus@santander.us]
Counterparty:          [●]

Notice of discrepancy:
Dealer:                     [For Barclays: PortRecDiscrepancy@barclays.com]
[For MUFG: OPS-ClientValuations@int.sc.mufg.jp]
[For Santander: portrec@gruposantander.com;
strategicequityus@santander.us]
Counterparty:          [●]

Dispute Notice:
Dealer:                     [For Barclays: EMIRdisputenotices@barclays.com]
[For MUFG: OPS-ClientValuations@int.sc.mufg.jp]
[For Santander: portrec@gruposantander.com;
strategicequityus@santander.us]
Counterparty:           [●]]84
(vi)    Use of an agent or third party service provider: Dealer and/or Counterparty may appoint a third party as its agent and/or third party service provider for the purposes of performing all or part of the actions required by the Portfolio Reconciliation Risk Mitigation Techniques.]85

[(b)    NFC Representation Protocol. Counterparty represents and warrants to Dealer (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while the Transaction under this Confirmation remains outstanding, unless Counterparty notifies Dealer promptly otherwise of any change in its status from that represented) that:

(i) it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (i) a non- financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (ii) a non-financial counterparty (as defined in EMIR as it forms part of ‘retained EU law’ (as defined in the
84 Insert for Barclays, MUFG and Santander.
85 Insert for Santander.
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European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and
(ii) as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom.]86

[(iii) If the representations in subparagraphs (i) and (ii) above prove to be incorrect or misleading in any material respect at any time on or after made (or deemed repeated) by the entity, the entity will use all reasonable efforts to immediately duly notify Dealer in writing of any such incorrection or misleading aspect.]87

[(c)    Bail-In Protocol. The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.
A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Confirmation. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.

86 Insert for Barclays and Santander.
87 Insert for Santander.
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(d)    Contractual Recognition of UK Stay Resolution. Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by the International Swaps and Derivatives Association, Inc. on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Dealer shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Counterparty, (ii) Counterparty shall be treated as a “Module Adhering Party”, and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date of this Confirmation.

(e)    Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.
(f)    Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.

(g)    Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to the Transaction between Dealer and Counterparty shall be transmitted exclusively through the Agent.]88

[(c)    Article 55. The terms of the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) is incorporated into and form part of the Agreement. For the purposes of the Protocol, (i) the Agreement shall be deemed to be a Covered ISDA Master Agreement; (ii) each of the parties shall be deemed to be an Adhering Party; and (iii) the Implementation Date shall be the date of this Confirmation. In the event of any inconsistencies between the Agreement and the Protocol, the Protocol will prevail.
88 Insert for Barclays.
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(d)    BRRD II Omnibus Jurisdictional Module. The terms of paragraph 2 of the ISDA BRRD II Omnibus Jurisdictional Module are incorporated into and form a part of the Agreement, and the Agreement shall be deemed a Covered Agreement for purposes thereof. For purposes of incorporating the ISDA BRRD II Omnibus Jurisdictional Module, Banco Santander, S.A. shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be a Module Adhering Party, and Spain shall be deemed to be a Covered Member State. In the event of any inconsistences between the Agreement and paragraph 2 of the ISDA BRRD II Omnibus Jurisdictional Module, the ISDA BRRD II Omnibus Jurisdictional Module will prevail.

(e)    Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with Santander US Capital Markets LLC (the “Agent”) that (i) the Agent is acting as agent for Dealer within the meaning of Rule 15a-6 under the Exchange Act in connection with the Transaction, (ii) the Agent is not a principal or party to such Transaction, and may transfer its rights and obligations with respect to such Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under such Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) Dealer and Counterparty each agrees to proceed solely against the other, and not the Agent, to collect or recover any money or securities owed to it in connection with such Transaction. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder. Dealer is not a member of the Securities Investor Protection Corporation (SIPC).
(g)    Information Exchange within Santander Group. Counterparty hereby acknowledges the disclosure by Dealer to any of its affiliated companies of the information provided in the context of the due diligence process or “Know Your Customer”, along with any relevant transactions-related information, to the extent necessary to allow such companies to comply with (i) the Santander Group’s Financial Crime Compliance internal policies, (ii) their legal obligations relating to the anti-money laundering and counter terrorism financing regulations and (iii) their regulatory reporting to the supervisory authorities. In this regard, Counterparty hereby guarantees that the data subjects of the personal data that may be included in the referred information have been duly informed of, and when required by applicable data protection regulation, have expressly consented to, the disclosure of their personal data to that effect.]89

[(a)    U.S. Stay Regulations. The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol
89 Insert for Santander.
B-1-43

Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement, and for such purposes, the Agreement shall be deemed to be a Covered Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Counterparty shall be deemed a “Covered Entity” and Dealer shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to a party replaced by references to the related covered affiliate support provider.
“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]90
[(b)    No Insurance or Guaranty. Counterparty understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer or any governmental agency.
(c)    Agent. Dealer is entering this Confirmation through its Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with
90 Insert for BofA, Citi, JPM, Mizuho, MS and WF.
B-1-44

the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from Dealer, (ii) the Agent is not a principal or party to the Transaction and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.]91
[(a)    U.S. Stay Regulations.

(i)    Recognition of the U.S. Special Resolution Regimes.
A.    In the event that Dealer becomes subject to a proceeding under
(1)    the Federal Deposit Insurance Act and the regulations promulgated thereunder or
(2)    Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Dealer of this Confirmation, and any interest and obligation in or under, and any property securing, this Confirmation, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Confirmation, and any interest and obligation in or under, and any property securing, this Confirmation were governed by the laws of the United States or a state of the United States.
B.    In the event that Dealer or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Confirmation that may be exercised against Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Confirmation were governed by the laws of the United States or a state of the United States.
(ii)    Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Confirmation, the parties expressly acknowledge and agree that:
A.    Counterparty shall not be permitted to exercise any Default Right with respect to this Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of the Dealer becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency
91 Insert for Citi.
B-1-45

Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. 252.84, 12 C.F.R. 47.5 or 12 C.F.R. 382.4, as applicable; and
B.    Nothing in this Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Dealer becoming subject to an Insolvency Proceeding, unless the transfer would result in the Counterparty being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to the Counterparty.
C.    For the purpose of this paragraph:
1.    “Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
2.    “Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Dealer under or with respect to this Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.
(iii)    U.S. Protocol. If Counterparty has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of this Confirmation and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this section. For purposes of incorporating the ISDA U.S. Protocol, Dealer shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be an Adhering Party, and this Confirmation shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.
(iv)    Pre-existing In-Scope Agreements. Dealer and Counterparty agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Dealer and Counterparty that do not otherwise comply with the requirements of 12 C.F.R. § 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.]92
[(b)    Communications with Employees of J.P. Morgan Securities LLC. If Counterparty interacts with any employee of J.P. Morgan Securities LLC with respect to the Transactions, Counterparty is hereby notified that such employee will act solely as
92 Insert for GS.
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an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with the Transaction.]93
[(b)    Agent received or will receive other remuneration from Dealer in relation to this Confirmation and the Transaction hereunder. The amount and source of such other remuneration will be furnished upon written request.

(c)    Counterparty understands and agrees that Agent will act as agent for both parties with respect to the Transaction and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under the Transaction. Agent shall have no responsibility or personal liability to Counterparty arising from any failure by Dealer to pay or perform any obligations hereunder or to monitor or enforce compliance by Dealer or Counterparty with any obligation hereunder, including, without limitation, any obligations to maintain collateral. Agent is so acting solely in its capacity as agent for Counterparty and Dealer pursuant to instructions from Counterparty and Dealer. Each of Dealer and Counterparty agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of the Transaction.

(d)    Notwithstanding any provisions of the Agreement, all communications relating to the Transaction or the Agreement shall be transmitted exclusively through Agent at 1271 Avenue of the Americas, New York, NY 10020, c/o Equity Capital Markets Desk, (212) 209-9300, Stephen.roney@mizuhogroup.com.

(e)    Dealer hereby provides notice that (a) except as otherwise agreed in writing by Dealer and Counterparty, Dealer may commingle, repledge or otherwise use any collateral Counterparty provides in its business; (b) in the event of Dealer’s failure, Counterparty will likely be considered an unsecured creditor of Dealer as to that collateral; (c) the Securities Investor Protection Act of 1970 (“SIPA”) does not protect Counterparty and Dealer is not a member of the Securities Investor Protection Corporation (“SIPC”); and (d) the collateral will not be subject to the requirements of U.S. Securities Exchange Act Rules 8c-1 (Hypothecation of customers’ securities), 15c2-1 (Hypothecation of customers’ securities), or 15c3-3 (Customer protection – reserves and custody of securities).]94

[(b)]95 [(a)]96    [Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”). The Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.]97

[(b)    NFC Representation Protocol. The parties agree that the provisions set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by
93 Insert for JPM.
94 Insert for Mizuho.
95 Insert for MS.
96 Insert for Truist.
97 Insert for MS and Truist.
B-1-47

ISDA on March 8, 2013 (the “NFC Representation Protocol”) shall apply to the Agreement as if each party were an Adhering Party under the terms of the NFC Representation Protocol. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this clause (b) (and references to “the relevant Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be “enters into the Agreement”, (iii) references to “Covered Master Agreement” shall be deemed to be references to the Agreement (and each “Covered Master Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. Counterparty confirms that it enters into this Confirmation as a party making the NFC Representation (as such term is defined in the NFC Representation Protocol). Counterparty shall promptly send any required notification of any change to its status as a party making the NFC Representation under the NFC Representation Protocol to Dealer (with a copy to [MUSICMP.EMIREnquiries@int.sc.mufg.jp).
(c)    Transaction Reporting – Consent for Disclosure of Information.
Notwithstanding anything to the contrary herein or in the Agreement or any non-disclosure, confidentiality or other agreements entered into between the parties from time to time, each party hereby consents to the Disclosure of information (the “Reporting Consent”):
(i)    to the extent required by, or necessary in order to comply with, any applicable law, rule or regulation which mandates Disclosure of transaction and similar information or to the extent required by, or necessary in order to comply with, any order, request or directive regarding Disclosure of transaction and similar information issued by any relevant authority or body or agency (“Reporting Requirements”); or

(ii)    to and between the other party’s head office, branches or affiliates; to any person, agent, third party or entity who provides services to such other party or its head office, branches or affiliates; to a Market; or to any trade data repository or any systems or services operated by any trade repository or Market, in each case, in connection with such Reporting Requirements.

“Disclosure” means disclosure, reporting, retention, or any action similar or analogous to any of the aforementioned.
“Market” means any exchange, regulated market, clearing house, central clearing counterparty or multilateral trading facility.
Disclosures made pursuant to this Reporting Consent may include, without limitation, Disclosure of information relating to disputes over transactions between the parties, a party’s identity and certain transaction and pricing data and may result in certain anonymous information becoming available to the public or to recipients in a jurisdiction which may have a different level of protection for personal data from that of the relevant party’s home jurisdiction.
This Reporting Consent shall be deemed to constitute an agreement between the parties with respect to Disclosure in general and shall survive the termination of this
B-1-48

Confirmation. No amendment to or termination of this Reporting Consent shall be effective unless such amendment or termination is made in writing between the parties and specifically refers to this Reporting Consent.

(d)    Capacity of Dealer. The parties acknowledge and agree that Dealer is not a U.S. registered broker-dealer and that its participation in the Agreement and the Transaction is pursuant and subject to Rule 15a-6. Further, the parties acknowledge and agree that Dealer’s U.S. registered broker-dealer affiliate, MUFG Securities Americas Inc. (its “U.S. Affiliate”), will act as Dealer’s chaperone for purposes of the activities contemplated in the Agreement and that any reference to any obligation of Dealer in the Agreement shall, to the extent that such obligations are required to be carried out by a registered broker or dealer under Rule 15a-6, be deemed to be a requirement that Dealer procure that its U.S. Affiliate perform such obligations. Such obligations include but are not limited to effecting transactions, issuing confirmations, maintaining books and records, participating in oral communications, and obtaining certain representations and consents.
(e)    Contractual Recognition of Bail-In (United Kingdom).

(i)    Notwithstanding anything to the contrary in the Agreement or in any other agreement, arrangement or understanding among the parties, each party acknowledges and accepts that liabilities arising under the Agreement (other than Excluded Liabilities) may be subject to the exercise of the UK Bail-in Power by the relevant resolution authority and agrees and consents to, and acknowledges and accepts to be bound by, any Bail-in Action and the effects thereof (including any variation, modification and/or amendment to the terms of the Agreement as may be necessary to give effect to any such Bail-in Action), which if the Bail-in Termination Amount is payable by the BRRD Party to the Creditor Counterparty may include, without limitation:
(A)    a reduction, in full or in part, of the Bail-in Termination Amount; and/or

(B)    a conversion of all, or a portion of, the Bail-in Termination Amount into shares or other instruments of ownership, in which case the Creditor Counterparty acknowledges and accepts that any such shares or other instruments of ownership may be issued to or conferred upon it as a result of the Bail-in Action.
(ii)    Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of the Agreement and that no further notice shall be required between the parties pursuant to the Agreement in to order to give effect to the matters described herein.

(iii)    The acknowledgements and acceptances contained in clauses (i) and (ii) above will not apply if:

(A)    the relevant resolution authority determines that the liabilities arising under the Agreement may be subject to the exercise of the UK Bail-in Power pursuant to the law of a third country governing such liabilities or a binding
B-1-49

agreement concluded with such third country and in either case the UK Regulations have been amended to reflect such determination; and/or
(B)    the UK Regulations have been repealed or amended in such a way as to remove the requirement for either party to give or obtain the acknowledgements and acceptances contained in paragraphs (a) and (b).

(iv)    Definitions.

“Bail-in Action” means the exercise of the UK Bail-in Power by the relevant resolution authority in respect of any transaction under the Agreement.
“Bail-in Termination Amount” means the early termination amount or early termination amounts (howsoever described), together with any accrued but unpaid interest thereon, in respect of all transactions (or if the Bail-in Action is exercised only with respect to transactions in one or more netting sets, all transactions relating to such netting set(s), as applicable) under the Agreement (before, for the avoidance of doubt, any such amount is written down or converted by the relevant resolution authority).
“BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“BRRD Party” means the party in respect of which the UK Bail-in Power has been exercised by the relevant resolution authority.

“Creditor Counterparty” means the party which is not the BRRD Party.
“Excluded Liabilities” means liabilities excluded from the scope of the contractual recognition of bail-in requirement pursuant to the UK Regulations.

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, the UK Regulations.
“UK Regulations” means any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the BRRD as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both
B-1-50

as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.
(f)    Special Resolution Regime Termination Right.

(i)    Upon the occurrence of a Crisis Prevention Measure, Crisis Management Measure or a Recognised Third-Country Resolution Action (each as defined in section 48Z(1) of the U.K. Banking Act 2009) and/or any Bail-in Action in relation to Dealer, Counterparty shall be entitled to exercise termination rights under, or rights to enforce its rights, in connection with the Agreement, to the extent that it would be entitled to do so under the Special Resolution Regime (as defined in the U.K. Banking Act 2009) if the Agreement were governed by the laws of any part of the United Kingdom.

(ii)    For the purposes of clause (i) above, Section 48Z of the U.K. Banking Act 2009 is to be disregarded to the extent that it relates to a Crisis Prevention Measure other than the making of a "mandatory reduction instrument" by the Bank of England under section 6B of the U.K. Banking Act 2009.]98

[(a)    Royal Bank of Canada (“RBC” or the “Bank”) has appointed as its agent, its indirect wholly-owned subsidiary, RBC Capital Markets, LLC (“RBCCM”), for purposes of conducting on the Bank’s behalf, a business in privately negotiated transactions in options and other derivatives. Counterparty is hereby advised that RBC, the principal and stated counterparty in such transactions, duly has authorized RBCCM to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products. RBCCM has full, complete and unconditional authority to undertake such activities on behalf of RBC. RBCCM acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under this Transaction. This Transaction is not insured or guaranteed by RBCCM.

(b)    Canadian Stay Protocol. The terms of paragraph 3 of the ISDA Canadian Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol as published by ISDA on 28 July 2022 (the “ISDA Canadian Jurisdictional Module”) are incorporated into and form a part of the Agreement effective as of the Compliance Date (as defined in paragraph 2(c) of the ISDA Canadian Jurisdictional Module). For purposes of incorporating the ISDA Canadian Jurisdictional Module, this Confirmation shall be deemed to be a Covered Agreement, Dealer shall be deemed to be a Regulated Entity and Counterparty shall be deemed to be a Module Adhering Party. In the event of any inconsistences between this Confirmation, the Agreement and paragraph 3 of the ISDA Canadian Jurisdictional Module, the ISDA Canadian Jurisdictional Module will prevail.]99
[(a)    Canadian Stay. The terms of the Canadian Jurisdictional Module and the
ISDA Resolution Stay Jurisdictional Modular Protocol (together, the “Canadian Jurisdictional Module”) are incorporated into and form part of this Agreement, and this Agreement shall be deemed a Covered Agreement for purposes thereof.
98 Insert for MUFG.
99 Insert for RBC.
B-1-51

In the event of any inconsistencies between this Agreement and the Canadian Jurisdictional Module, the Canadian Jurisdictional Module will prevail.]100
[(a)    Amendments. Section 12(a) of the Agreement is hereby amended by deleting the parenthetical in the second line thereof and replacing it with “(except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system).”
(b)    Canadian Resolution Stay Protocol. With respect to this Confirmation, each party agrees to the application of subsections 39.15(7.1) to (7.104) and (7.11) of the Canada Deposit Insurance Corporation Act, RSC, 1985, c. C-3 in relation to the actions that the parties may take.

(c)    Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transactions, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction (including arising from any failure by Dealer or Counterparty to pay or perform any obligation under the Transaction), (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transactions contemplated hereunder.]101

[(a)    Resolution Stay: Japan Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol. The terms of the Japan Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol (the “Japan Module”) are incorporated into and form part of this Agreement, and this Agreement shall be deemed to be a Covered Agreement for purposes of the Japan Module. In the event of any inconsistencies between this Agreement and the Japan Module, the Japan Module will prevail. Dealer has adhered to the Japan Module as a Regulated Entity, and upon entering into this Agreement Counterparty shall be deemed to have adhered to the Japan Module as a Module Adhering Party and identified Dealer as a Regulated Entity Counterpart.

(b)    Matters relating to Dealer and Agent.

(i)    Dealer is not registered as a broker or dealer under the Exchange Act. Nomura Securities International, Inc. (“Agent”) has acted solely as agent for Dealer and
100 Insert for Scotia.
101 Insert for BMO.
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Counterparty to the extent required by law in connection with the Transaction and has no obligations, by way of issuance, endorsement, guarantee or otherwise, with respect to the performance of either party under the Transaction. The parties agree to proceed solely against each other, and not against Agent, in seeking enforcement of their rights and obligations with respect to the Transaction, including their rights and obligations with respect to payment of funds and delivery of securities. Dealer is not a member of the Securities Investor Protection Corporation.
(ii)    Agent may have been paid a fee by Dealer in connection with the Transaction. Further details will be furnished upon written request.
(iii)    The time of dealing for the Transaction will be furnished by Agent upon written request.]102

102 Insert for Nomura.
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Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to Dealer.
Yours sincerely,
[DEALER]

By:___________________________
Name:
Title:

Confirmed as of the date first above written:
THE SOUTHERN COMPANY.

By:_____________________________
Name:
Title:

[Signature Page to Initially Priced Forward Transaction Conformation]
B-1-54

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]
I-1

ANNEX A
PRICING SUPPLEMENT
[Dealer letterhead]
The Southern Company
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
Attn: [●]
Telephone: [●]
Email: [●]

Ladies and Gentlemen:
This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated [    ], 20[ ] (the “Confirmation”) between The Southern Company (“Counterparty”) and [    ] (“Dealer”).
For all purposes under the Confirmation,
(a)    the Hedge Completion Date is [    ];
(b)    the Number of Shares shall be [    ], subject to further adjustment in accordance with the terms of the Confirmation;
(c)    the Initial Forward Price shall be USD [    ]; and
(d)    the Final Date shall be [    ] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Very truly yours,
[DEALER]
By:___________________________
Name:
Title:

Confirmed as of the date first above written:
THE SOUTHERN COMPANY
By:_____________________________
Name:
Title:

EXHIBIT B-2: Form of Collared Forward Confirmation

To:	The Southern Company 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 Attn: [●] Telephone: [●] Email: [●]
From:	[●] [●] [●]
Re:	Collared Share Forward Transactions
Date:	[●]

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth certain terms and conditions for one or more collared share forward transactions that The Southern Company (“Counterparty”) will enter into with [●] (“Dealer”) from time to time. Each such transaction (a “Transaction”) entered into between Dealer and Counterparty that is to be subject to this Master Confirmation shall be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (a “Supplemental Confirmation”), with such modifications thereto as to which Counterparty and Dealer mutually agree. [This Master Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).]1

This Master Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). This Master Confirmation, the related Supplemental Confirmation and the pricing supplement setting forth certain additional terms of each Transaction determined in accordance with the terms of this Master Confirmation in substantially the form of Annex B hereto (as delivered by Dealer, the “Pricing Supplement”), shall be a “Confirmation” for purposes of the Agreement specified below. In the event of any inconsistency between the Equity Definitions, this Master Confirmation, the Supplemental Confirmation, the Pricing Supplement or the Agreement, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement;
(ii) the Supplemental Confirmation; (iii) this Master Confirmation; (iv) the Equity Definitions; (v) the Swap Definitions; and (vi) the Agreement.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into each Transaction to which this Master Confirmation relates on the terms and conditions set forth below.

1.    This Master Confirmation and a Supplemental Confirmation evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Master Confirmation and such Supplemental Confirmation relate. This Master Confirmation, each Supplemental Confirmation and the Pricing Supplement, shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty and Dealer,
1 To be included if required by Dealer.

with a “Threshold Amount” for Counterparty 3% of shareholders’ equity of Counterparty as of the applicable Trade Date and a “Threshold Amount” equal to 3% of shareholders’ equity of [●] as of the date hereof for Dealer; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business. All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation except as expressly modified herein. This Master Confirmation, each Supplemental Confirmation and the related Pricing Supplement, evidence a complete and binding agreement between Dealer and Counterparty as to the terms of each Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Counterparty are parties, no Transaction shall be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties, no Transaction shall be a “Specified Transaction” (or similarly treated) under any other agreement between the parties. For purposes of the Equity Definitions, each Transaction is a Share Forward Transaction.

2.    The terms of the particular Transaction to which this Master Confirmation relates are as follows:
General Terms:

Trade Date:	For each Transaction, as set forth in the related Supplemental Confirmation.
Effective Date:
For each Transaction, the Trade Date; provided that if the conditions set forth in
 Section 7(a) of this Master Confirmation are not satisfied in respect of such
 Transaction as of the Trade Date, the parties shall have no further obligations under the Agreement in connection with such Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

Buyer:	Dealer
Seller:	Counterparty
Shares:	The common stock of Counterparty, with a par value of $0.01 per share (Ticker Symbol: “SO”)
Exchange:	New York Stock Exchange
Related Exchange(s):	All Exchanges
Clearance System:	The Depository Trust Company
Hedge Period:	For each Transaction, as set forth in the related Supplemental Confirmation.
Hedge Period Commencement Date:	For each Transaction, as set forth in the related Supplemental Confirmation.
Hedge Period Completion Date:	For each Transaction, as set forth in the related Pricing Supplement, to be the earliest of (i) the Hedge Period Outside Date, (ii) the date as of which Dealer has determined

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in a commercially reasonable manner that Hedge Positions in respect of the Transaction can no longer be established by Dealer and/or its affiliates due to termination of the Distribution Agreement (defined below), and (iii) the Scheduled Trading Day on which the “forward seller” (as defined in the Distribution Agreement) completes the establishment of Dealer’s commercially reasonable initial Hedge Position in respect of such Transaction pursuant to the Distribution Agreement.

Hedge Period Outside Date:	For each Transaction, as set forth in the related Supplemental Confirmation.
Hedge Reference Price:
As set forth in the related Pricing Supplement, for each Component, to be equal to the volume weighted average price per Share at which the person acting as “forward seller” (as defined in the Distribution Agreement) for Dealer, executes or causes to be executed sales of Shares during the Relevant Hedging Day in connection with establishment of Dealer’s initial Hedge Positions in respect of such Component pursuant to, and in accordance with, the Distribution Agreement and this Master Confirmation.

Number of Shares:
For each Transaction, initially, as set forth in the related Supplemental Confirmation, subject to adjustment as set forth herein and therein. For the avoidance of doubt, the Number of Shares for any Transaction shall not exceed the number of Shares introduced into the public markets by the “forward seller” (as defined in the Distribution Agreement) in connection with the establishment of Dealer’s commercially reasonable initial Hedge Position in respect of such Transaction pursuant to the Distribution Agreement.

Aggregate Number of Shares:	To be the sum of the Number of Shares in respect of any and all Transaction(s) under this Master Confirmation.
Component Number of Shares:
For each Component of a Transaction, as set forth in the related Pricing Supplement, to be the number of Shares that Dealer (or its agent or affiliate) will have introduced into the public market on the Relevant Hedging Day for such Component in connection with establishing Dealer’s initial Hedge Positions in respect of such Component.

Components:
Each Transaction will consist of a number of Components equal to the number of Exchange Business Days during the Hedge Period, each of which such Components will correspond to a single Exchange Business Day during the Hedge Period (the “Relevant Hedging Day”), each with the terms set forth in this Master Confirmation, the related Supplemental Confirmation and the related Pricing Supplement. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement, except as provided herein.

Prepayment:	Not applicable.
Forward Hedge Selling Commission Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.
Variable Obligation:	Not Applicable
Forward Floor Price:
For each Component of each Transaction, as provided in the Pricing Supplement, to be the product of (x) the Forward Floor Percentage and (y) the Hedge Reference Price for such Component. The Forward Floor Prices shall be decreased by the Reduction Amounts set forth in the relevant Supplemental Confirmation under

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“Forward Reduction Amounts” on the corresponding Reduction Dates set forth therein.
Forward Floor Percentage: Forward Cap Price:	For each Transaction, as set forth in the related Supplemental Confirmation.
For each Component of each Transaction, as provided in the Pricing Supplement, to be the product of (x) the Forward Cap Percentage and (y) the Hedge Reference Price for such Component. The Forward Cap Prices shall be decreased by the Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts” on the corresponding Reduction Dates set forth therein.

Forward Cap Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation:

Valuation Date:
For all Components of a Transaction, the Scheduled Valuation Date for such Transaction; provided that, in respect of any Transaction, Dealer shall have the right to designate any Scheduled Trading Day on or after the First Acceleration Date to be the Valuation Date for all Components of such Transaction (the “Accelerated Valuation Date”) by delivering notice to Counterparty of such designation prior to 8:00 P.M. New York City time on the Exchange Business Day immediately following the designated Accelerated Valuation Date.

First Acceleration Date:	For each Transaction, as set forth in the related Supplemental Confirmation.
Valuation Period:	For all Components of a Transaction, the period from and including the Valuation Period Start Date for the Transaction to and including the Valuation Date for such Transaction.
Valuation Period Start Date:	For each Transaction, as set forth in the related Pricing Supplement, to be ten (10) Scheduled Trading Days following the Hedge Period Completion Date for such Transaction.
Scheduled Valuation Date:	For each Transaction, as set forth in the related Supplemental Confirmation.
Valuation Disruption:
Notwithstanding anything to the contrary in the Equity Definitions, the Calculation Agent may, in its good faith and commercially reasonable discretion, to the extent that a Disrupted Day occurs during a Valuation Period, postpone the Scheduled Valuation Date and, to the extent that a Disrupted Day occurs during the Unwind Period, extend the Unwind Period. If any such Disrupted Day is a Disrupted Day because of a Market Disruption Event (or a deemed Market Disruption Event as provided herein), the Calculation Agent shall determine whether:
(i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price or the 10b-18 VWAP Price, as applicable, for such Disrupted Day shall not be included for purposes of determining the Settlement Price or the True-Up Price, as applicable, or

(ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price or the 10b-18 VWAP Price, as appliable, for such Disrupted Day shall be determined by the Calculation Agent based on transactions in the Shares on such Disrupted Day taking into account the nature and duration of the relevant Market Disruption Event, and the weighting of the VWAP Price or the 10b-18 VWAP Price for the relevant Valid Days during a Valuation Period or the weighting of the 10b- 18 VWAP Price for the relevant Valid Days during an Unwind Period, as applicable,

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shall be adjusted in good faith and a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price, with such adjustments based on, among other factors, the nature and duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Any Scheduled Trading Day on which the Exchange is scheduled to close prior to its normal close of trading shall be deemed to be a Disrupted Day in full.

The Calculation Agent shall provide notice to Counterparty of any Valuation Disruption on the Exchange Business Day promptly following such Valuation Disruption; provided that in case a Market Disruption Event is due to a Regulatory Disruption, such notice shall not be required to specify, and Dealer shall not otherwise be required to communicate to Counterparty, the reason for such Regulatory Disruption.

If a Disrupted Day occurs during a Valuation Period and each of the nine immediately following Scheduled Trading Days is a Disrupted Day (a “Disruption Event”), then the Calculation Agent, in its good faith and commercially reasonable discretion, may deem such Disruption Event (and each consecutive Disrupted Day thereafter) to be (x) a Potential Adjustment Event or (y) if the Calculation Agent determines that no adjustment that it could make under clause (x) will produce a commercially reasonable result, an Additional Termination Event, with Counterparty as the sole Affected Party and the Transaction as the sole Affected Transaction.

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words (A) “at any time during the one- hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock- in Valuation Time or Knock-out Valuation Time, as the case may be”, (B) inserting the words “at any time on any Scheduled Trading Day during a Valuation Period” after the word “material,” in the third line thereof, and (C) replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

VWAP Price:
For any Exchange Business Day, the per Share volume-weighted average price for the regular trading session (without regard to pre-open or after hours trading outside of such regular trading session) of the Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SO <Equity> AQR” (or any successor thereto) at 4:15 P.M. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day or, if such volume-weighted average price is unavailable for any reason or is, in the Calculation Agent’s reasonable discretion, erroneous, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume- weighted method.

10b-18 VWAP Price:
For any Exchange Business Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for United States exchanges and quotation systems, during the regular trading session for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected,

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and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “SO <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s good faith and commercially reasonable determination, erroneous, such 10b-18 VWAP Price shall be as determined in good faith and in a commercially reasonable manner by the Calculation Agent.

Valid Day: Regulatory Disruption:	Each Exchange Business Day during a Valuation Period.
A “Regulatory Disruption” shall occur if Dealer determines, in good faith and in its reasonable discretion, based on advice of counsel, that it is appropriate or necessary in light of legal, regulatory or self-regulatory requirements or related policies or procedures for Dealer or its agent or affiliate (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer, provided that any such voluntarily adopted polices or procedures are generally applicable to transactions of the same type as the Transactions and applied in a consistent and non-discriminatory manner) to refrain from or decrease all or any part of the market activity in which it would otherwise engage in connection with the Transaction.

Settlement:

Settlement Currency:	USD (as defined in the Swap Definitions).
Settlement Date:
For all Components of a Transaction, in the case of an Accelerated Valuation Date, the date that is one Settlement Cycle immediately following the date on which Dealer delivers the notice described in “Valuation Date”, and in the case of the Scheduled Valuation Date, the date that is one Settlement Cycle immediately following the Valuation Date for such Transaction.

Settlement Shares:	For each Component, the Component Number of Shares.
Settlement Price:
For each Component, the arithmetic average of the VWAP Prices on the Valid Days in the Valuation Period for such Component, subject to “Valuation Disruption” above; provided that for any Component (x) if such average is less than the Forward Floor Price for such Component, the Settlement Price for such Component shall be deemed to be the Forward Floor Price for such Component and (y) if such average is greater than the Forward Cap Price for such Component, the Settlement Price for such Component shall be the Forward Cap Price for such Component. On each Reduction Date for a Transaction set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts”, the VWAP Prices for the Valid Days in the Valuation Period for each Component of such Transaction that occurred prior to such Reduction Date shall each be reduced by the corresponding Reduction Amount set forth therein for such Reduction Date.

Settlement Method Election:	Applicable, to the extent described under “Modified Physical Settlement” below. For the avoidance of doubt, Counterparty may not elect Cash Settlement.
Default Settlement Method:	Physical Settlement; provided that references to “Physical Settlement” in Section 7.1 of the Equity Definitions shall be replaced by references to “Modified Physical Settlement”.
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Modified Physical Settlement:
Notwithstanding Section 9.2 of the Equity Definitions but subject to Section 7(u) below, on the Settlement Date for all Components of any Transaction, Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the sum of the Settlement Shares for all Components of such Transaction and will pay to Dealer the Fractional Share Amount, if any, subject to Section 7(u) hereof, and Dealer will pay to Counterparty (i) an amount equal to the sum of the Floor Cash Amounts for all Components of such Transaction and (ii) an amount equal to the sum of the Modified Physical Settlement Cash Amounts for all Components of such Transaction.
Notwithstanding the foregoing, Counterparty may elect to receive Shares rather than the Modified Physical Settlement Cash Amount in respect of all Components of any Transaction (“True-Up Share Settlement”) by notifying Dealer in writing of such election no later than one Settlement Cycle prior to the Settlement Date (“True-Up Share Settlement Election Notice”); provided that such election shall only be valid if it contains the True-Up Election Representations. If True-Up Share Settlement is applicable to all Components of any Transaction, Dealer shall not deliver the Modified Physical Settlement Cash Amounts on the Settlement Date for any Components of such Transaction and instead shall deliver a number of Shares equal to the sum of the Modified Physical Settlement Share Amounts for all Components of such Transaction on the True-Up Settlement Date for such Transaction.

Floor Cash Amount:
For each Component, an amount equal to (x) the product of (A) the Forward Floor Price for such Component multiplied by (B) the Component Number of Shares less (y) the product of (A) the Hedge Reference Price for such Component multiplied by (B) the Forward Hedge Selling Commission Rate multiplied by (C) the Component Number of Shares.

Modified Physical Settlement Cash Amount:	For each Component, an amount equal to the Settlement Price Differential for such Component multiplied by the Component Number of Shares.
Modified Physical Settlement Share Amount:	For each Component, an amount equal to the Modified Physical Settlement Cash Amount divided by the True-Up Price, rounded down to the nearest integral multiple of one Share.
True-Up Election Representations:
(A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing True-Up Share Settlement in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the [Exchange Act/Securities Exchange Act of 1934, as amended (“Exchange Act”)] (“Rule 10b-5”) or any other provision of the federal securities laws, (C) it is not making such election to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), (D) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with and (E) Counterparty will be able to purchase the number of Shares equal to the sum of the Modified Physical Settlement Share Amounts for all Components of such Transaction (assuming for such purpose that the True-Up Price is equal to the lesser of (x) the Settlement Price and (y) the most recent 10b-18 VWAP Price) in accordance with its organizational documents and the required corporate approvals thereunder (if any).

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True-Up Settlement Date:
For any Transaction to which True-Up Share Settlement is applicable, the date one Settlement Cycle following the last day of the Unwind Period for such Transaction. Any True-Up Settlement Date shall be deemed to be a Settlement Date for purposes of the Equity Definitions.

True-Up Price:
For all Components of any Transaction to which True-Up Share Settlement is applicable, the arithmetic average of the 10b-18 VWAP Prices on the Valid Days in the Unwind Period for such Transaction, as determined by the Calculation Agent, subject to “Valuation Disruption” above.

Unwind Period:
For all Components of any Transaction to which True-Up Share Settlement is applicable, the period from and including the first Exchange Business Day following the date the Counterparty validly provides the True-up Share Settlement Election Notice (or such later date as agreed to by Dealer in its sole discretion) and ending on the date determined by the Calculation Agent in its commercially reasonable discretion.

Settlement Price Differential:	For each Component, an amount equal to the Settlement Price less the Forward Floor Price.
Fractional Share Amount:
An amount in the Settlement Currency representing the fractional Share resulting from the calculation of the Number of Shares to be as determined by the Calculation Agent multiplied by the Settlement Price attributable to the relevant Share on the Valuation Date.

Other Applicable Provisions:
To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Adjustments:

Method of Adjustment:
Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof. For the avoidance of doubt, a cash dividend on the Shares that differs from Expected Dividends as of the first Trading Day of the Hedge Period for any Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction. In making any such adjustment, Calculation Agent may, but is not required to, make reference to (amongst other factors) any withholding or deduction of taxes.
Notwithstanding Section 11.2(e) of the Equity Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:
(i) Shares withheld from employees of Counterparty or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Counterparty;

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ii)    Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under compensation or benefit plans of Counterparty and its Affiliates;[2]

(iii)    Shares purchased in connection with the operation of 401(k) plans or dividend reinvestment and direct stock purchase plans of Counterparty and its Affiliates[2]; and

(iv)    Shares purchased by Counterparty in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs (including long-term incentive plans of Counterparty and its Affiliates)[2].
Notwithstanding Section 11.2(e) of the Equity Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i)    any issuance of Shares by Counterparty to employees, officers and directors of Counterparty and its Affiliates, including pursuant to compensation programs (including long-term incentive plans of Counterparty and its Affiliates)[2];

(ii)    any issuance of Shares pursuant to the dividend reinvestment and stock purchase plan of Counterparty;

(iii)    any issuance of any convertible or exchangeable securities by Counterparty (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the Equity Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;

(iv)    the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Counterparty as described in clause (iii) above, as the case may be; and

(v)    the issuance of any Shares upon the settlement of outstanding restricted stock unit, employee stock option or performance share awards.

Dividends:

Early Termination:
If Counterparty declares or pays any dividend or distribution on the Shares that is (x) greater than, (y) later than or (z) in addition to, the Expected Dividends, such payment or declaration shall constitute an Additional Termination Event with Counterparty as the sole Affected Party and such Transaction as the sole Affected Transaction.

Expected Dividends:	For any Transaction, as set forth in the related Supplemental Confirmation.

Extraordinary Events:

New Shares:
In the definition of “New Shares” in Section 12.1(i) of the Equity Definitions, (a) the text in subsection (i) shall be deleted in its entirety and replaced with: “publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors)” and (b)

2 Note to Draft – The company would like to make conforming changes in the initially-priced forward confirmation.
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the phrase “and (iii) issued by a corporation under the laws of the United States, any State thereof or the District of Columbia” shall be inserted immediately prior to the period.
Consequences of Merger Events:
(a) Share-for-Share:	Modified Calculation Agent Adjustment
(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)
(c) Share-for-Combined:	Component Adjustment
Tender Offer:	Applicable. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”
Consequences of Tender Offers:
(a) Share-for-Share:	Modified Calculation Agent Adjustment
(b) Share-for-Other:	Modified Calculation Agent Adjustment
(c) Share-for-Combined:	Modified Calculation Agent Adjustment
Consequences of Announcement Events:
Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions, as amended hereby; provided that, in respect of an Announcement Event, (i) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”, (ii) the words “whether within a commercially reasonable (as determined in good faith by the Calculation Agent) period of time prior to or after the Announcement Event” shall be inserted prior to the word “which” in the seventh line, (iii) the words “and/or any Hedge Positions in respect of the Transaction” will be added prior to the words “of” in the fifth line, and (iv) for the avoidance of doubt, the Calculation Agent may determine the effect on the Transaction of such announcement (and, if so, adjust the terms of such Transaction accordingly) on one or more occasions on or after the date of the Announcement Event, it being understood that any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable. For the avoidance of doubt, any such adjustment shall be without prejudice to the application of the provisions set forth in “Consequences of Merger Events” and/or “Consequences of Tender Offers” with respect to the related Merger Event or Tender Offer.

Announcement Event:
(i) The public announcement of any Merger Event or Tender Offer, the intention to enter into a Merger Event or Tender Offer, or any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, (ii) the public announcement of (x) any potential acquisition by Issuer and/or any of its subsidiaries where the aggregate consideration exceeds 25% of the market capitalization of Issuer as of the date of such announcement, as determined by the Calculation Agent (an “Acquisition Transaction”) or (y) any potential lease, exchange, transfer or disposition (including, without limitation, by way of spin-off or distribution) of assets (including, without limitation, any capital stock or other ownership interests or other ownership interest in the Issuer’s subsidiaries) or other similar event by Issuer or any of its subsidiaries where the aggregate consideration exceeds 25% of

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the market capitalization of Issuer as of the date of such announcement, as determined by the Calculation Agent (a “Disposal Transaction”), (iii) the public announcement of an intention by Issuer or any of its subsidiaries to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event, Tender Offer, Acquisition Transaction or Disposal Transaction, (iv) any other announcement that in the reasonable judgment of Calculation Agent is reasonably likely to result in a Merger Event, Tender Offer Acquisition Transaction or Disposal Transaction or (v) any subsequent public announcement of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i), (ii), (iii) or (iv) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent; provided that (x) any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event and (y) in making any adjustment the Calculation Agent shall take into account volatility, liquidity or other factors before and after such Announcement Event. For the avoidance of doubt, ‘announcements’ as used in this definition of Announcement Event refer to any public announcement whether made by the Issuer or a third party, and the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” “Merger Event” shall be read with references therein to “100%” being replaced by “25%” and to “50%” by “75%” and without reference to the clause beginning immediately following the definition of “Reverse Merger” therein.

Nationalization, Insolvency or Delisting:
Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if (i) the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors) (and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange) or (ii) the Issuer announces an intent to cause the Shares to cease to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event or Tender Offer).

Additional Disruption Events:

Change in Law:
Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof, (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”, and (iv) adding the words “provided that in the case of clause (Y) hereof, the consequence of such law, regulation or interpretation is applied consistently by Dealer to similar transactions in a non-discriminatory manner;” after the semi-colon in the last line thereof; and provided, further that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change

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in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.
Hedging Disruption:	Not Applicable.
Increased Cost of Hedging:	Not Applicable.
Increased Cost of Stock Borrow:	Applicable.
Initial Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.
Loss of Stock Borrow:	Applicable.
Maximum Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.
Hedging Party:	For all applicable Additional Disruption Events, Dealer.
Determining Party:
For all applicable Extraordinary Events, Dealer. Following any determination by the Determining Party hereunder, within five Business Days following a written request by Counterparty therefor, the Determining Party shall provide to Counterparty by e- mail to the e-mail address provided by Counterparty a written explanation and report (in a commonly used file format for the storage and manipulation of financial data) describing in reasonable detail any determination made by it (including, as applicable, any quotations, market data, information from internal sources used in making such determinations, descriptions of the methodology and any assumptions and basis used in making for such determination), it being understood that the Determining Party shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such determination. All calculations, adjustments, and determinations by Dealer acting in its capacity as the Determining Party shall be made in good faith and in a commercially reasonable manner and assuming that Dealer maintains a commercially reasonable hedge position.

Acknowledgements:

Non-Reliance:	Applicable
Agreements and Acknowledgements Regarding Hedging Activities:	Applicable
Additional Acknowledgements:	Applicable
Transfer:
Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and/or set over (whether by security or otherwise) any of its rights, title and interest or obligations in or under any Transaction, in whole or in part, to an

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affiliate of Dealer of equivalent credit quality (or whose obligations are guaranteed by an entity of equivalent credit quality) so long as, as of the date of the assignment or transfer (a) Counterparty will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (b) Counterparty will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) (taking into account any amount to be paid by the assignee or transferee under Section 2(d)(i)(4)) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; and (c) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer.

3.    Calculation Agent:    Dealer; unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate a recognized dealer for so long as such Event of Default continues in the relevant derivatives market to replace Dealer as Calculation Agent. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions, this Master Confirmation or any Supplemental Confirmation, whenever Dealer, acting as the Calculation Agent, is required to act or to exercise judgment or discretion in any way with respect to the Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to the Transaction), it will do so in good faith and in a commercially reasonable manner. Dealer shall, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to the Transaction, in its capacity as Calculation Agent, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

4.    Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished.
(b) Account for delivery of Shares to Counterparty:	To be furnished.
(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

5.    Offices:

The Office of Counterparty for the Transactions is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of Dealer for the Transactions is: [●].

6.    Notices: For purposes of this Master Confirmation:

(a)    Address for notices or communications to Counterparty:
The Southern Company
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30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
Attn: [●]
Telephone: [●]
Email: [●]

(b)          Address for notices or communications to Dealer:

[●]
[●]
[●]
Attention: [●]
Telephone: [●]
Email: [●]
With a copy to:

Attention: [●]
Telephone: [●]
Email: [●]
and to:

Attention: [●]
Telephone: [●]
Email: [●]
And mandatory email notification to the following address: [●]

7.    Other Provisions:

(a)    Conditions to Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or wavier by Dealer) of the following conditions:

(i)    [Reserved];

(ii)    The Distribution Agreement dated as of June 8, 2026 between Counterparty, Dealer, [●], as the Agent, and the forward seller party thereto, and those certain other parties from time to time party thereto (the “Distribution Agreement”), shall be in full force and effect, and the representations and warranties of Counterparty contained in the Distribution Agreement that are qualified by materiality shall be true and correct as of such Effective Date and those not so qualified shall be true and correct in all material respects as of such Effective Date (or, in each case, if made earlier than such date under the Distribution Agreement, as of such earlier date);

(iii)    any certificate delivered pursuant to the Distribution Agreement by Counterparty shall be true and correct on such Effective Date as if made as of such Effective Date (or, if made earlier than such date under the Distribution Agreement, as of such earlier date);
(iv)    all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;
(v)    Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 7 hereof;
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(vi)    Counterparty and each “Forward Purchaser” (as defined in the Distribution Agreement) shall have performed all of the obligations required to be performed by it under the Distribution Agreement on or prior to such Effective Date; and
(vii)    On or prior to such Effective Date, Counterparty shall deliver to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer (A) with respect to matters set forth in Section 3(a) of the Agreement and Section 7(e)(vii) hereof and (B) that the maximum number of Shares initially issuable hereunder have been duly authorized and, upon issuance pursuant to the terms of each Transaction, will be validly issued, fully paid and non-assessable.

Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) Dealer is unable to borrow and deliver any Shares for sale by the person acting as forward seller for Dealer under the Distribution Agreement or (ii) in the good faith judgment of Dealer, it is either impracticable to borrow and deliver any such Shares or Dealer would incur a stock loan cost that is equal to or greater than the Maximum Stock Loan Rate, then the effectiveness of this Master Confirmation shall be limited to the number of Shares that Dealer using commercially reasonable efforts is able to, and that it is practicable to, so borrow below the Maximum Stock Loan Rate (which number of Shares, for the avoidance of doubt, may be zero).

(b)    Distribution Agreement Representations, Warranties and Covenants. On each Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of a Transaction, Counterparty repeats and reaffirms as of such date each of its representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.

(c)    Interpretive Letter. The parties intend for this Master Confirmation (including any related Supplemental Confirmation) to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs &Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d)    Agreements and Acknowledgments Regarding Shares.

(i)    Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and shall, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Paragraph 7(h) below.

(ii)    Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third party securities lenders pursuant to a registration statement. The parties acknowledge that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Number of Shares) delivered by Counterparty to Dealer (or an affiliate of Dealer) in connection with each Transaction may be used by Dealer (or an affiliate of Dealer) to close out open borrowings of Shares created in the course of its hedging activities relating to its exposure under such Transaction without further registration of the delivery of such Shares and without delivering a prospectus in connection with the delivery of such Shares. Accordingly, and subject to Paragraph 7(d)(iv), Counterparty agrees that the Shares that it delivers to Dealer (or an affiliate of Dealer) upon settlement of each
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Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii)    Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the sum of (i) the Aggregate Number of Shares plus (ii) the total number of Shares issuable upon settlement of any other transaction or agreement to which it is a party, excluding any Shares already counted in clause
(i)    above.

(iv)    Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return Shares to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under each Transaction.

(v)    In connection with bids and purchases of Shares in connection with any True-Up Share Settlement of any Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases.

(vi)    Dealer acknowledges that Counterparty may enter into one or more other forward transactions for its Shares during the term of any Transaction pursuant to “Confirmation(s)” (as defined in the Distribution Agreement) with Forward Purchaser(s) (as defined in the Distribution Agreement) other than Dealer (each, an “Other Forward”). Dealer and Counterparty agree that if Counterparty designates a Settlement Date, or if a Settlement Date occurs, in each case with respect to any Other Forward and for which Cash Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer prior to the commencement of such Overlap Unwind Period, and Dealer shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day during such Overlap Unwind Period, commencing on the day designated by Counterparty in such notice to Dealer (which shall be either the first or the second day of such Overlap Unwind Period).

(e)    Additional Representations and Agreements of Counterparty. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of the Trade Date and the Effective Date for each Transaction (and, in the case of clauses (vii), (xii), (xiii) and (xiv), on each date Counterparty delivers Shares to Dealer), as follows:

(i)    Counterparty represents to Dealer on each Trade Date and on any date that Counterparty notifies Dealer that True-Up Share Settlement applies to any Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (C) Counterparty is not entering into this Master Confirmation or any Supplemental Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (D) Counterparty has
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not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with any Transaction. In addition to any other requirements set forth herein, Counterparty agrees not to elect True-Up Share Settlement if, in the reasonable judgment of Counterparty (or if in the reasonable judgment of Dealer, as previously notified in writing to Counterparty), such settlement or Dealer’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Counterparty. Furthermore, with respect to any True-Up Share Settlement Election Notice, Counterparty additionally represents to Dealer on the date of such notice that Counterparty will be able to purchase the number of Shares equal to the sum of the Modified Physical Settlement Share Amounts for all Components of such Transaction (assuming for such purpose that the True-Up Price is equal to the lesser of (x) the Settlement Price and (y) the most recent 10b-18 VWAP Price) in accordance with its organizational documents and the required corporate approvals thereunder (if any).

(ii)    It is the intent of Dealer and Counterparty that following any election of True-Up Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Master Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty has not entered into or altered and will not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting such Transaction and shall not seek to control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) of any Shares, including, without limitation, Dealer’s decision to enter into any hedging transactions. Counterparty acknowledges that (a) during any Valuation Period or Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its forward seller, agent or affiliate) in connection with this Master Confirmation and each Supplemental Confirmation and (b) Counterparty is entering into the Agreement, this Master Confirmation and each Supplemental Confirmation in, and for the duration of each Transaction will act in, good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and shall act in good faith with respect to the Agreement. Counterparty acknowledges and agrees that any election, amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws. Without limiting the generality of the foregoing, any such election, amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such election, amendment, modification, waiver or termination shall be made at any time at which Counterparty or any officer or director, of Counterparty is aware of any material nonpublic information regarding Counterparty or the Shares. Counterparty has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act.

(iii)    Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18). Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer (and based on advice of counsel) for each Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt
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to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M.

(iv)    During any Unwind Period, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that under the terms of this Master Confirmation, any such notice may result in a Regulatory Disruption or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to the Counterparty and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

(v)    Counterparty shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Master Confirmation, any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliated purchasers in connection with any True-Up Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi)    Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) to occur during any Unwind Period.

(vii)    Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)    as of the Trade Date and Effective for such Transaction and as of the date of any payment or delivery by Counterparty or Dealer hereunder (A) the fair value of the total assets of Counterparty are greater than the sum of the total liabilities (including contingent liabilities) and the capital of Counterparty, (B) the capital of Counterparty is adequate to conduct the business of Counterparty, and Counterparty’s entry into such Transaction will not impair its capital, (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, and does not believe that it will, incur debt beyond its ability to pay as such debts mature and (D) Counterparty is not and will not be “insolvent” “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)).
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(ix)    Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x)    Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi)    As of the Trade Date, neither the certificate of incorporation nor the bylaws of Counterparty contain any limitation on ownership of the Shares that would give rise to any reporting, consent, registration or other requirement (including any requirement to obtain prior approval from any person or entity) and no state or local (including, to the best of Counterparty’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares as a commercially reasonable Hedge Position in connection with any Transaction in accordance with the terms of this Master Confirmation, the applicable Supplemental Confirmation and the Agreement.

(xii)    No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Master Confirmation and each Supplemental Confirmation and the consummation of each Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (a) such as have been obtained under the Securities Act and (b) as may be required to be obtained under state securities laws.

(xiii)    Counterparty (a) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction; (b) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction; and (c) is entering into each Transaction for a bona fide business purpose.

(xiv)    As of the date hereof and on any date that Counterparty notifies Dealer that True-Up Share Settlement applies to any Transaction, Counterparty is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that is likely to impair materially Counterparty’s ability to perform its obligations hereunder or under the relevant Supplemental Confirmation.

(xv)    Counterparty will, within two Scheduled Trading Days, notify Dealer upon (i) obtaining knowledge of the occurrence of an Event of Default with respect to Counterparty, or a Potential Adjustment Event and (ii) the making of any public announcement by Counterparty or its controlled affiliates of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event; provided that in each case, should Counterparty be in possession of material nonpublic information regarding Counterparty, Counterparty shall not communicate such information to Dealer.

(xvi)    Counterparty (a) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (b) will exercise independent judgment in evaluating the recommendations of any
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broker-dealer or its associated persons; (c) has total assets of at least $50 million as of the date hereof; and (d) is an “institutional account” as defined in FINRA Rule 4512(c).

(xvii)    Counterparty is not a “financial end user” as defined in 12 CFR §45.2.

(xviii)    Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xix)    COUNTERPARTY UNDERSTANDS THAT THE TRANSACTIONS ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

(xx)    In connection with this Master Confirmation, each Supplemental Confirmation, the Distribution Agreement, any Transaction hereunder and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by the Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.

(xxi)    Counterparty represents and warrants to, and agrees with, Dealer that at all times during the Relevant Period for any Transaction, Counterparty has not and will not, without the prior written consent of Dealer, (i) issue, offer, pledge, sell, contract to sell, sell any Shares, call option or other right or warrant to purchase, purchase any put option, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in this clause (ii) is to be settled by delivery of Shares or such other securities, in cash or otherwise or (iii) enter into any derivatives transactions referencing the Shares or any securities convertible into Shares; provided that at any time during the Relevant Period, (a) any issuance and sale of Shares by Counterparty to employees, officers and directors of Counterparty or its Affiliates pursuant to compensation programs (including Counterparty’s long-term incentive plan) or any stock ownership plan, (b) any issuance and sale of shares pursuant to any dividend reinvestment or direct stock purchase plan, (c) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the Trade Date of such Transaction, and (d) physical settlement of any customary “at-the-market” forward sale transactions that are not subject to a cap or floor price, shall in each case be permitted, and provided, further that during the Valuation Period, (x) any debt-for-equity exchanges, (y) certain transactions as set forth under “Permitted Transactions” in the relevant Supplemental Confirmation for each Transaction, and (z) after the establishment of Dealer’s commercially
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reasonable initial Hedge Position in respect of the relevant Transaction (or such earlier time with Dealer’s consent not to be unreasonably withheld), any customary “at-the-market” forward sale transactions that are not subject to a cap or floor price or customary “at-the- market” offering of Shares on an agency basis on behalf of the Company made by means of ordinary brokers’ transactions on or through the New York Stock Exchange or another market for Counterparty’s common stock customarily included in the calculation of the average daily traded volume (“ADTV”) of Shares, at market prices prevailing at the time of sale, shall in each case be permitted, subject to a condition that, with respect to any such debt-for-equity exchange involving a valuation or other price-setting period referencing Counterparty’s common stock price or involving investors’ hedging activity in the open market and any such “at-the-market” forward sale transactions or “at-the-market” offering, the related selling activity in respect of the Shares, in aggregate on any Exchange Business Day, shall not exceed 10% of the 90-day average ADTV of the Shares, excluding elements of such daily traded volume that may be attributed to any block trade that occurs on such Exchange Business Day (and for the avoidance of doubt, any block trades shall not be permitted under clause (z) above), at the time of signing of definitive documents with respect to such exchange. “Relevant Period” means, in respect of any Transaction, the period from the Trade Date through the latter of the Settlement Date or True-Up Settlement Date.

(f)    [Reserved].

(g)    [Reserved].

(h)    Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub- paragraph (ii) of Paragraph 7(d) above because of a Change in Law, or Dealer otherwise determines that in its reasonable opinion based on the advice of counsel any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act (other than because the number of Shares Counterparty is required to deliver to Dealer exceeds the number of Shares Dealer would return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under each Transaction), then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i)    If Counterparty delivers the Restricted Shares pursuant to this Paragraph 7(h)(i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the
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amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. For the avoidance of doubt, delivery of Restricted Shares shall be due following completion of the procedures set forth in this sub-paragraph (i), which procedures the parties shall exercise diligence to complete, and not be due on the date that would otherwise be applicable.

(ii)    If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) prior to the time the restrictive legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates and
(B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, and provided that the conditions of Rule 144(c)(1)(i), if applicable, are satisfied, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i)    Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all such losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation, or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence or willful misconduct. The foregoing provisions shall survive any termination or completion of any Transaction.

(j)    [Reserved].

(k)    Governing Law/Jurisdiction/Waiver of Jury Trial.

(i)    THIS MASTER CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS MASTER CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).

(ii)    THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF
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VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.
(iii)    EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR ANY SUPPLEMENTAL CONFIRMATION OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(l)    Designation by Dealer. Notwithstanding any other provision in this Master Confirmation, any Supplemental Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m)    Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, each Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.

(n)    Disclosure. Effective from the date of commencement of discussions concerning the Transactions, each of Dealer and Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o)    Right to Extend. Dealer may postpone, in whole or in part, any Valuation Date or any other date of valuation or delivery (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares) if Dealer determines that such extension is reasonably necessary or appropriate to (i) in Dealer’s commercially reasonable judgment, preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or (ii) based on the advice of counsel, enable Dealer to effect transactions with respect to Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that is in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer (so long as such policies or procedures are consistently applied to transactions similar to the Transaction); provided that no such Valuation Date or other date of valuation, payment or delivery may be postponed or added by a number of Valid Days in excess of the Extension Cap (as set forth in the Supplemental Confirmation).

(p)    Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 7.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for each Transaction and the “Number of Shares” under any other outstanding share forward transaction by Counterparty referencing the Shares and (2) the denominator of which is the number of Shares outstanding on such day.
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(q)    Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the delivery of Shares on any Settlement Date, the purchase of Shares on any Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.5% of the then outstanding Shares (the “Threshold Number of Shares”), (ii) Dealer’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of 7.5% of the outstanding Shares (the condition described in this clause (ii), an “Excess FPA Ownership Position”) or (iii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Group Person”) under any state or federal laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Group Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (the condition described in this clause (iii), an “Excess Regulatory Ownership Position”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (ii) an Excess FPA Ownership Position would result or (iii) an Excess Regulatory Ownership Position would result. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (X) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (Y) an Excess FPA Ownership Position would not result and (Z) an Excess Regulatory Ownership Position would not result.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Without limiting the generality of foregoing, if at any time at which (i) the Dealer Group directly or indirectly beneficially owns in excess of the Threshold Number of Shares, (ii) an Excess FPA Ownership Position exists or (iii) an Excess Regulatory Ownership Position exists (each, an “Excess Ownership Position”), if Dealer, in its reasonable discretion, is unable to effect a transfer or assignment to a third party in accordance with the requirements set forth above after its commercially reasonable efforts on pricing and terms and within a time period reasonably acceptable to Dealer such that an Excess Ownership Position no longer exists, Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of each Transaction, such that an Excess Ownership Position no longer exists following such partial termination. In the event that Dealer so designates an Early Termination Date with respect to a portion of such Transaction, a payment
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or delivery shall be made pursuant to Section 6 of the Agreement and Section 7(ii) of this Master Confirmation as if (i) an Early Termination Date had been designated in respect of such Transaction having terms identical to the Terminated Portion of such Transaction, (ii) Counterparty were the sole Affected Party with respect to such partial termination, (iii) such portion of such Transaction were the only Terminated Transaction and (iv) Dealer were the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement.

(r)    Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act, and is entering into the Transaction hereunder as principal and not on behalf of any third party. The Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s)    Additional Representation will apply, and for the purpose of Section 3 of the Agreement, the following will constitute an Additional Representation:

“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into each Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):
(i)    Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(ii)    Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Transaction.

(iii)    Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.
(iv)    Other Transactions. In the case of Counterparty, it understands and acknowledges that the other party may, either in connection with entering into any Transaction hereunder or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.”

(t)    Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Master Confirmation and each Supplemental Confirmation are not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than any Transaction hereunder. The parties hereto intend for:
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(i)    each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)    the rights given to Dealer pursuant to Article 6 of the Agreement and Section 7(u) below to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)    any cash, securities or other property provided as performance assurance, credit support or collateral with respect to each Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)    all payments for, under or in connection with each Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)    any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including each Transaction) or any other agreement between such parties.

(u)    No Collateral; Netting; Setoff. The obligations of Counterparty hereunder are not secured by any collateral. If on any date any Shares would otherwise be deliverable under any Transaction by Counterparty to Dealer and by Dealer to Counterparty under this Master Confirmation (except pursuant to Section 7(ee) below), then, on such date, each party’s obligations to make delivery of such Shares will be automatically satisfied and discharged and, if the aggregate number of Shares that would otherwise have been deliverable by one party exceeds the aggregate number of Shares that would have otherwise been deliverable by the other party, replaced by an obligation upon the party by whom the larger aggregate number of Shares would have been deliverable to deliver to the other party the excess of the larger aggregate number over the smaller aggregate number. This Section 7(u) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(v)    Tax Matters.

(i)    For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (b) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (c) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)    For the purpose of Section 3(f) of the Agreement:
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(A)    Dealer makes the following representation(s):

[●]

(B)    Counterparty makes the following representation(s):

(1)    It is a “U.S. person” (as that term is used in section 1.1441- 4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(2)    It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(iii)    Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in clause (v)(i) above and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include (A) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.

(iv)    Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (a) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, inaccurate, or incorrect, and (b) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-8IMY, or W-9, as applicable, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, inaccurate, or incorrect. Additionally, Counterparty and Dealer shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party in order to allow such other party to make a payment under this Master Confirmation or any Supplemental Confirmation, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

(v)    871(m) Protocol. To the extent that either party to the Agreement with respect to any Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to such Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of such Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to such Transaction, this
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provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.
(w)    Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after any Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Master Confirmation, any Supplemental Confirmation, the Equity Definitions or the Agreement.

(x)    Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of any Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the relevant Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Master Confirmation.

(y)    Severability; Illegality. If compliance by either party with any provision of any Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of any such Transaction shall not be invalidated, but shall remain in full force and effect.

(z)    Reserved.

(aa) Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation and any Supplemental Confirmation by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Master Confirmation, any Supplemental Confirmation and any Pricing Supplement by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of such documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Master Confirmation and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(bb) Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty.

(cc) Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior
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to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

(dd) CARES Act. Counterparty (x) represents and warrants that it has not, as of each Trade Date, applied for or received a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) and is not in material breach of any Material Governmental Restrictions (as hereinafter defined) under any of the foregoing or other investment, or any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and
(b)    (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with certain requirements (the “Material Governmental Restrictions”) not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) for which the terms of any Transaction hereunder would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance and (y) acknowledges that entering into any Transaction hereunder may limit its ability to receive such loan, loan guarantee, or direct loan Financial Assistance.
(ee) Share Termination Alternative. In the event that an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction (except as a result of a Merger Event in which the consideration or proceeds to be paid to all holders of Shares consists solely of cash), if either party would owe any amount to the other party pursuant to Section 6(d)(ii) of the Agreement (any such amount, a “Payment Amount”), then, in lieu of any payment of such Payment Amount, Counterparty may, no later than the Early Termination Date or the date on which such Transaction is terminated, elect to deliver or for Dealer to deliver, as the case may be, to the other party a number of Shares (or, in the case of a Merger Event, a number of units, each comprising the number or amount of the securities or property that each holder of one Share would receive in such Merger Event (each such unit, an “Alternative Delivery Unit” and, the securities or property comprising such unit, “Alternative Delivery Property”)) with a value equal to the Payment Amount, as determined by the Calculation Agent in a good faith and commercially reasonable manner (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Delivery Property on the date of early termination and, if such delivery is made by Dealer, the prices at which Dealer purchases, in a commercially reasonable manner, Shares or Alternative Delivery Property to fulfill its delivery obligations under this Section 7(ee)); provided that such price input must reflect the then prevailing market price of the Shares or Alternative Delivery Property, as the case may be; provided further that in determining the composition of any Alternative Delivery Unit, if the relevant Merger Event involves a choice of consideration to be received by all holders, each such holder shall be deemed to have elected to receive the maximum possible amount of cash; and provided further that Counterparty may make such election only if Counterparty represents and warrants to Dealer in writing on the date it notifies Dealer of such election that, as of such date, Counterparty is not aware of any material nonpublic information concerning the Shares and is making such election in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

(ff) Share Cap. Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of the Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction under this Master Confirmation a number of Shares greater than the Aggregate Reserved Number of Shares (as set forth in each
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Supplemental Confirmation) (as adjusted for stock splits and similar events) (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than a Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 7(ff) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the relevant Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall deliver such Shares thereafter. Counterparty shall not, until Counterparty’s Share delivery obligations under each Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than any Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under any Transaction.

(gg)    Amendments to the Equity Definitions.
(i)    Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “a material economic effect on the Shares or the relevant Transaction”.

(ii)    Section 11.2(c) of the Equity Definitions is hereby amended to read as follows: “(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the Confirmation of a Share Option Transaction or Share Forward Transaction, then, following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such announcement or occurrence of such Potential Adjustment Event has a material economic effect on the Transaction and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of the Aggregate Number of Shares, the Component Number of Shares for any Component, the Forward Floor Price for any Component, the Forward Cap Price for any Component, any Settlement Price, and any other variable relevant to the exercise, settlement, payment or other terms of such Transaction (and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares or to the Transaction) and (ii) determine the effective date(s) of the adjustment(s). The Calculation Agent may (but need not) determine the appropriate adjustment(s) by reference to the adjustment(s) in respect of such Potential Adjustment Event made by an options exchange to options on the relevant Shares traded on such options exchange.”
B-2-30

(iii)    Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “material economic effect on the Shares or the relevant Transaction; provided that such event is not based on (a) an observable market, other than the market for Counterparty’s own stock or (b) an observable index, other than an index calculated measured solely by reference to the Counterparty’s own operations”.

(iv)    Each reference in Section 11.2 of the Equity Definitions to any diluting or concentrative effect of a Potential Adjustment Event on the Shares shall be deemed to refer instead to a material economic effect on the Shares or options on the Shares, and the reference therein to “the declaration by the Issuer of the terms of any Potential Adjustment Event” shall be replaced with “the announcement or occurrence of any Potential Adjustment Event”. The proviso at the end of Section 11.2(c)(i) of the Equity Definitions shall be deemed to have been deleted.

(hh) Additional Termination Event(s). Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of an Extraordinary Event, any Transaction would be cancelled or terminated (whether in whole or in part) pursuant to Article 12 of the Equity Definitions, an Additional Termination Event (with such Transaction (or portions thereof) being the Affected Transaction(s) and Counterparty being the sole Affected Party) shall be deemed to occur, and, in lieu of Sections 12.7, 12.8 and 12.9 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transaction(s).
(ii) Calculations and Payment Date upon Early Termination. The parties acknowledge and agree that in calculating the Close-out Amount in accordance with and pursuant to Section 6 of the Agreement (including as a result of the application of Section 7(hh) hereunder), Dealer may, in its good faith, commercially reasonable judgment, determine such amount with Share price inputs determined on the basis of a good faith, arm’s-length, commercially reasonable (including, without limitation, with regard to reasonable legal and regulatory guidelines) “risk bid” and/or “private placement” discount and/or commercially reasonable “volume weighted” valuations, in each case provided that such discounts and/or valuations are generally applicable in similar situations and applied to similar transactions in a non-discriminatory manner.
(jj) Waiver of Rights. Any provision of the Agreement, this Master Confirmation, any Supplemental Confirmation and any related Pricing Supplement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

8.    Additional Provisions.

(a)    [●]

(b)    Agreements Regarding the Pricing Supplement.

(i)    Upon the execution and delivery by Counterparty of a Supplemental Confirmation for any Transaction, Counterparty accepts and agrees to be bound by the contractual terms and conditions as set forth in the Pricing Supplement for such Transaction, absent manifest error.
(ii)    Each of Counterparty and Dealer agrees and acknowledges that (i) any Transaction to be entered into pursuant to this Master Confirmation and the Supplemental Confirmation and Pricing Supplement relating to such Transaction will be entered into in reliance on the fact that this Master Confirmation, such Supplemental Confirmation and such Pricing Supplement form a single agreement between Counterparty and Dealer in respect of such Transaction, and Dealer would not otherwise enter into such Transaction, (ii) this Master Confirmation, as supplemented by a Supplemental Confirmation and Pricing Supplement for any Transaction, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General
B-2-31

Obligations Law; (iii) any Pricing Supplement, regardless of whether such Pricing Supplement is transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5- 701(b)(3)(b) of the General Obligations Law; and (iv) this Master Confirmation constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation, as supplemented by any Supplemental Confirmation and Pricing Supplement.
(iii)    Counterparty and Dealer further agree and acknowledge that this Master Confirmation, as supplemented by a Supplemental Confirmation and Pricing Supplement for any Transaction, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.
B-2-32

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,
[DEALER]

By:___________________________
Name:
Title:

Confirmed as of the date first above written:
THE SOUTHERN COMPANY.

By:_____________________________
Name:
Title:

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION
Date:    [    ]
To:    The Southern Company
30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308
From:    [●]
[●]
[●]

Re: Collared Share Forward Transaction
Ladies and Gentlemen:
The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [●] (“Dealer”) and The Southern Company (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1.    This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation regarding Collared Share Forward Transactions, dated [●], between Dealer and Counterparty (as amended, modified or supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Supplemental Confirmation and the Transaction contemplated hereunder, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.
2.    The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ]
Effective Date:	[ ]
Number of Shares:
Initially, [    ], subject to adjustment as provided herein. The final Number of Shares (after giving effect to such adjustments) for a Transaction shall be set forth in the Pricing Supplement for a Transaction, which shall be equal to the sum of the Component Number of Shares in respect of all Components of the Transaction.

Trading Parameters
On any Exchange Business Day Counterparty may request in writing by 8:30 AM New York Time (a “Parameters Request”) that Dealer (or its agent or affiliate) establish its initial Hedge Positions on such Exchange Business Day for the related Component taking into account Counterparty’s desired trading parameters submitted with the Parameters Request (the “Trading Parameters”) (including, without limitation, a minimum price (the “Limit Price”) and a maximum number of Shares to be sold by Dealer (the “Component Maximum Shares”)). Counterparty and Dealer agree that, notwithstanding anything to the contrary herein or in the Distribution Agreement:

1. Dealer (or its agent or affiliate) shall use good faith efforts to make sales in connection with establishment of Dealer’s initial Hedge Position in respect of such Component in accordance with the Trading Parameters; provided that such good faith efforts shall be subject in all respects to compliance with Dealer’s and its affiliates’ internal policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer or such affiliates), and only to the extent fulfilling such Parameter Request would not have an adverse impact on any other hedging activities undertaken by Dealer or its affiliates in connection with this Transaction or any other Transaction under the Master Confirmation (including taking into account the relevant liquidity, market and trading conditions).

2.    With respect to the Limit Price, Dealer (or its agent or affiliate) will not sell any “Hedge Shares” (as defined in the Distribution Agreement) below the Limit Price.
3.    With respect to the Component Maximum Shares, Dealer (or its agent or affiliate) will not sell any “Hedge Shares” (as defined in the Distribution Agreement) to the extent such sales would result in the sale of a number of Shares in excess of the Component Maximum Shares.

4.    If no Parameters Request is received by Dealer by 8:30 A.M. New York Time, Dealer shall not establish any Hedge Positions on such Exchange Business Day.

5.    Each designation of any Component by Counterparty in a Parameters Request or any change in the Trading Parameters for such Component by Counterparty shall be deemed to be an affirmation to the Dealer (in its capacity as a “Forward Purchaser” under the Distribution Agreement) and a “Agent” (as defined in the Distribution Agreement) that (x) the representation in Section 7(e)(i) of the Master Confirmation and (y) the representations and warranties of Counterparty contained in or made pursuant to the Distribution Agreement, in each case, are true and correct as of the date of such designation as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the “Forward Settlement Date” (as defined in the Distribution Agreement) relating to such as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the “Registration Statement” and the “Prospectus” (in each case, as defined in the Distribution Agreement) as amended and supplemented relating to such Hedge Shares).

6.   Other than as explicitly set forth above, Dealer (or its agent or affiliate) shall have the sole discretion in conducting its hedging activities in connection with establishing its initial Hedge Position of the Transaction.

Hedge Period:
For the Transaction, the period commencing on, and including, the Hedge Period Commencement Date and ending on, and including, the Hedge Period Completion Date, during which Dealer (or its agent or affiliate) establishes its initial Hedge Positions for such Transactions, subject to the Trading Parameters; provided that the Counterparty acknowledges and agrees that Dealer or its agent or affiliate will be establishing its initial Hedge Positions pursuant to the Distribution Agreement and subject to terms and conditions thereunder. Counterparty acknowledges and agrees that Dealer may suspend establishing its initial Hedge Positions in respect of the Transaction during the Hedge Period (a) in order to comply with the Trading Parameters, (b) while a Regulatory Disruption has occurred and is continuing and (c) pursuant to any other applicable conditions set forth herein and/or the Distribution Agreement. Promptly following the Hedge Period Completion Date for the Transaction, Dealer shall deliver the Pricing Supplement to Counterparty.

Notwithstanding anything to the contrary in this Master Confirmation or the Equity Definitions, if (x) the prospectus contemplated in the Distribution Agreement ceases to satisfy the requirements of the Distribution Agreement (it being understood that availability of such prospectus as contemplated by the Distribution Agreement has been assumed by Dealer for purposes of establishing its commercially reasonable initial Hedge Position) or (y) the Hedge Period Completion Date occurs, in each case, prior to completion by Dealer (or its agent or affiliate) of the establishment of establishing Dealer’s commercially reasonable initial Hedge Position with respect to the full Number of Shares for the Transaction (for any reason including, without limitation, any lack of liquidity in the Shares, compliance with the Trading Parameters for any Component, occurrence of the Hedge Period Completion Date due to an event set forth in clause (i) or (ii) of the definition thereof or any failure of the prospectus supplement contemplated by the Distribution Agreement to be available), Dealer shall reduce the Number of Shares in respect of the Transaction to reflect the extent to which Dealer (or its agent or affiliate) has established Dealer’s initial Hedge Position in respect of such Transaction on or prior to such Hedge Period Completion Date, and in such event, the Calculation Agent may make any other commercially reasonable adjustments to the terms of such Transaction as appropriate to preserve the fair value of such Transaction. If the offering of the Shares relating to a Transaction is suspended prior to the completion by Dealer (or its agent or affiliate) of the establishment of Dealer’s initial Hedge Position with respect to the Number of Shares for the Transaction, and the Calculation Agent determines that Dealer’s theoretical “delta” as of such day (assuming a commercially reasonable Hedge Position) exceeds the number of Shares sold by Dealer or its affiliates in connection with such Transaction prior to such day, the Calculation Agent may make any commercially reasonable adjustments to the terms of the Transaction as appropriate to preserve the fair value of the Transaction. In making any such adjustment, the Calculation Agent agrees to use its reasonable efforts to consult in good faith with Counterparty regarding such adjustment, it being understood that Calculation Agent will not be required to take any action that it reasonably determines in good faith would violate or conflict with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to it.

Hedge Period Commencement Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Hedge Period Outside Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Scheduled Valuation Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.
First Acceleration Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Forward Floor Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Forward Cap Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Forward Hedge Selling Commission Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Initial Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Maximum Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Expected Dividends:	Ex-Dividend Date Amount [___________] $[__________]
Forward Reduction Amounts:[3]	Reduction Date Reduction Amount [___________] $[__________]
Permitted Transactions:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Aggregate Reserved Number of Shares:	Equal to the Aggregate Number of Shares.
Extension Cap (if applicable):	[___________][Not Applicable]

                                                [Signature Page Follows]

3 To have the same dates and amounts as Expected Dividends.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,
[DEALER]

By:___________________________
Name:
Title:

Confirmed as of the date first above written:
THE SOUTHERN COMPANY.

By:_____________________________
Name:
Title:

EXHIBIT 1

Hedge Period Commencement Date:	[ ]
Hedge Period Outside Date:	[ ]
Scheduled Valuation Date:	[ ]
First Acceleration Date:	[ ]
Forward Floor Percentage:	[ ]%
Forward Cap Percentage:	[ ]%
Forward Hedge Selling Commission Rate:	[ ]%
Initial Stock Loan Rate:	[ ] bps
Maximum Stock Loan Rate:	[ ] bps
Permitted Transactions:
[The following transactions shall be permitted under clause (y) of Section 7(e)(xxi), subject to the limitations set forth below: Any underwritten block trade or follow-on offering of Shares, equity units or convertible notes; provided that:

(i)    from, and including, the first day of the Valuation Period to, but excluding, [    ], 20[ ], the cumulative notional amount of all shares (and/or principal amount of convertible notes) sold in accordance with clause (y) shall not exceed USD [    ];

(ii)    from, and including, [    ], 20[ ] to, but excluding, [
    ], 20[ ], the cumulative notional amount of all shares (and/or principal amount of convertible notes) sold in accordance with Section 7(e)(xxi)(y) shall not exceed USD [ ];

(iii)    from, and including, [    ], 20[ ] to, but excluding, the earlier of (x) the Scheduled Valuation Date and (y) the date of any True-Up Settlement election, the cumulative notional amount of all shares (and/or principal amount of convertible notes) sold in accordance with Section 7(e)(xxi)(y) shall not exceed USD [    ].

In addition, from, and including, [    ] to, but excluding, the earlier of (x) the Scheduled Valuation Date and (y) the date of any True-Up Settlement election, not counting any other transactions permitted under clause (y) of Section 7(e)(xxi), reverse inquiry block trades (at a discount not to exceed [    ]%), the cumulative notional amount of all shares sold pursuant to which shall not exceed USD [    ] shall be permitted under clause (y) of Section 7(e)(xxi).]

Parameters Request:
In addition to and notwithstanding any Trading Parameters that may have been or will be provided to Dealer on any Exchange Business Day during the Hedge Period, Counterparty hereby irrevocably instructs Dealer that the “forward seller” (as defined in the Distribution Agreement) for the Dealer shall not be permitted to execute or cause to be executed sales of Shares during the Hedge Period that would result in aggregate sales under the “prospectus” (as defined in the Distribution Agreement) in connection with establishment of Dealer’s initial Hedge Positions in respect of this Transaction exceeding the Maximum Shares (as defined below).

“Maximum Shares” means [ ] Shares.

A-2

ANNEX B

FORM OF PRICING SUPPLEMENT
Date:    [    ]
To:    The Southern Company
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308

From:    [●]
[●]
[●]

This Pricing Supplement supplements, forms a part of, and is subject to (i) the Supplemental Confirmation dated as of [●] between The Southern Company. (“Counterparty”) and [●] (“Dealer”)] (the “Supplemental Confirmation”) and (ii) further, the Supplemental Confirmation is subject to the Master Confirmation regarding Collared Share Forward Transactions dated [●] between Counterparty and Dealer (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Pricing Supplement, except as expressly modified below, and capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Confirmation or the Supplemental Confirmation.

For all purposes of the Transaction under the Supplemental Confirmation:

Component No.	Component Number of Shares	Hedge Reference Price	Forward Floor Price	Forward Cap Price
1.
2.
3.
4.
…

(a)    the Hedge Period Completion Date is [    ];
(b)    the Number of Shares is [    ]; and
(c)    the Valuation Period Start Date is [    ].

Yours sincerely,
[DEALER]

By:___________________________
Name:
Title:
B-1

Exhibit C

THE SOUTHERN COMPANY OFFICER’S CERTIFICATE
The undersigned officer of The Southern Company (the “Company”) does hereby certify on behalf of the Company, pursuant to [Section 5(a)(i)][Section 6(b)] of the Distribution Agreement, dated as of June 8, 2026 among the Company and Barclays Capital Inc., Barclays Bank PLC, BMO Capital Markets Corp., Bank of Montreal, BofA Securities, Inc., Bank of America, N.A., BTIG, LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as agent), Nomura Global Financial Products, Inc., Citigroup Global Markets Inc., Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., Mizuho Securities USA LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., MUFG Securities EMEA plc, RBC Capital Markets, LLC, Royal Bank of Canada, Santander US Capital Markets LLC, Banco Santander, S.A., Scotia Capital (USA) Inc., The Bank of Nova Scotia, Truist Securities, Inc., Truist Bank, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association (the “Agreement”), that:

1.    Since the most recent date as of which information is given in the Registration Statement and the Prospectus (as each of such terms is defined in the Agreement), except as otherwise stated therein, there has been no material adverse change in the business, properties or financial condition of the Company, whether or not arising in the ordinary course of business;

2.    The representations and warranties of the Company contained in the Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof;

3.    The Company has performed all of its obligations under the Agreement to be performed on or prior to the date hereof; and

4.    No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Company, threatened by the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned officer has executed this certificate as of [●], 20[●].

[Name]
[Title]
C-1

Exhibit D-1

[Letterhead of TROUTMAN PEPPER LOCKE LLP]
[    ], 2026

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Barclays Bank PLC 745 Seventh Avenue New York, New York 10019
BMO Capital Markets Corp. 151 W 42nd Street, 32nd Floor New York, New York 10036	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario, M4W 1A5, Canada
BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036
BTIG, LLC 65 East 55th Street New York, New York 10022	Citibank, N.A. 390 Greenwich Street New York, New York 10013
Nomura Securities International, Inc. (as forward seller through BTIG, LLC) 309 West 49th Street New York, New York 10019	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Jefferies LLC 520 Madison Avenue New York, New York 10022
Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	JPMorgan Chase Bank, N.A. 270 Park Avenue New York, New York 10017
Jefferies LLC 520 Madison Avenue New York, New York 10022	Mizuho Markets Americas LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020
J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017	Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036
Mizuho Securities USA LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020	MUFG Securities EMEA plc Ropemaker Place, 25 Ropemaker Street London, EC2Y 9AJ
Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036	Nomura Global Financial Products, Inc. 309 West 49th Street New York, New York 10019
MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281
RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281	The Bank of Nova Scotia 44 King Street West Toronto, Ontario Canada M5H 1H1
Santander US Capital Markets LLC 437 Madison Avenue New York, New York 10022	Banco Santander, S.A. Ciudad Grupo Santander Edificio Dehesa Planta 1, Avda. Cantabria, s/n, 28660 Boadilla del Monte Madrid, Spain
Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281	Truist Bank 50 Hudson Yards, 70th Floor New York, New York 10001
Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001	Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor New York, New York 10001
D-1-1

Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001
As Agents	As Forward Purchasers

THE SOUTHERN COMPANY
Common Stock

Ladies and Gentlemen:

We have acted as counsel to The Southern Company (the “Company”) in connection with (i) the Company’s proposed issuance of not to exceed 50,000,000 shares (the “Shares”) of its common stock, $0.01 per share par value (the “Common Stock”), pursuant to (i) the Distribution Agreement dated as of June 8, 2026 (the “Agreement”), among the Company and each of Barclays Capital Inc., BofA Securities, Inc., BMO Capital Markets Corp., BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Nomura Securities International, Inc. (acting through BTIG, LLC as agent), RBC Capital Markets, LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as agents and/or principals (each, an “Agent” and collectively, the “Agents”), and Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, N.A., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Nomura Global Financial Products, Inc., Banco Santander, S.A., Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”), (ii) separate letter agreements in the form of a confirmation attached as Exhibit B-1 to the Agreement that may from time to time be entered into with any of the Forward Purchasers (each, an “Initially-Priced Forward Confirmation”) and (iii) separate letter agreements in the form of a confirmation attached as Exhibit B-2 to the Agreement that may from time to time be entered into with any of the Forward Purchasers (each, a “Collared Forward Confirmation” and together with an Initially-Priced Forward Confirmation, a “Forward Confirmation”). This opinion letter is being delivered to you in your capacity as Agents and Forward Purchasers pursuant to Section 5(a)(ii) of the Agreement.

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. In rendering the opinions expressed below, we have examined the following documents:
(a)    The Company’s registration statement on Form S-3 (File No. 333-296531) pertaining to the Shares and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”);
(b)    The Company’s prospectus dated June 5, 2026 (the “Basic Prospectus”), as supplemented by a prospectus supplement dated June 8, 2026 (together with the Basic Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act;

(c)    The documents incorporated by reference into the Registration Statement: the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2025 (the “Form 10-K”), the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2026, the Current Reports on Form 8-K of the Company dated February 20, 2026, March 16, 2026 and May 12, 2026 and the Current Report on Form 8-K/A of the Company dated July 21, 2025 (filed on February 17, 2026) (collectively, the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(d)    The Agreement;
(e)    The form of Initially-Priced Forward Confirmation included as Exhibit B-1 to the Agreement;

(f)    The form of Collared Forward Confirmation included as Exhibit B-2 to the Agreement; and
D-1-2

(g)    The Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws.

In addition, we have examined, and have relied as to factual matters upon, the documents delivered to you at the closing and on the date of this opinion, and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has due corporate authority to conduct the business in which it is engaged as described in the Registration Statement, to own and operate the properties used by it in such business, to enter into and perform its obligations under the Agreement, any Terms Agreement and any Forward Confirmation (assuming any such Forward Confirmation is executed in accordance with the terms of the Agreement and in the applicable form attached as either Exhibit B-1 or B-2 to the Agreement) and to issue the Shares.

2.    The execution, delivery and performance by the Company of the Agreement have been duly authorized by all necessary corporate action, and the Agreement has been duly executed and delivered by the Company.

3.    All orders, consents or other authorizations or approvals of the Commission legally required for the issuance and sale of the Shares have been obtained; and no order, consent or other authorization or approval pursuant to the Delaware General Corporation Law or of any State of Georgia or United States governmental body (other than in connection or in compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and sale of the Shares in accordance with the terms of the Agreement, any Terms Agreement and any Forward Confirmation.

4.    Each Forward Confirmation (if any), when executed by a duly authorized officer of the Company, will be duly authorized, executed and delivered by the Company.

5.    Each Forward Confirmation (if any), when executed by a duly authorized officer of the Company, will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that the enforceability of the Company’s obligations under each Forward Confirmation may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

6.    The Shares, when issued and delivered by the Company pursuant to the Agreement, any Terms Agreement or any Forward Confirmation, against payment of the consideration set forth in the Agreement, any Terms Agreement or any Forward Confirmation, will be duly authorized, validly issued, fully paid and non-assessable, and there are no preemptive rights under federal or New York law or under the Delaware General Corporation Law or pursuant to the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws or any agreement or other instrument filed or incorporated by reference herein, or as an exhibit to, the Registration Statement, to subscribe for or to purchase any shares of Common Stock.

7.    The Shares conform as to legal matters in all material respects to the description thereof in the Registration Statement and the Prospectus.

8.    The execution, delivery and performance by the Company of the Agreement, any Terms Agreement or any Forward Confirmation and the consummation by the Company of the transactions contemplated therein (including any settlement pursuant to the terms of any Forward Confirmation) and compliance by the Company
D-1-3

with its obligations thereunder do not and, if the Company were now to perform its obligations under the Agreement, any Terms Agreement or any Forward Confirmation, such performance would not result in any violation of the Restated Certificate of Incorporation or the Amended and Restated By Laws of the Company, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that has been filed as an exhibit to the Form 10-K or any subsequent Exchange Act Document, (B) any existing applicable law, rule or regulation applicable to the Company (other than the securities or blue sky laws of any jurisdiction, as to which we express no opinion) or (C) any judgment, order or decree known to us of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company.

9.    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Registration Statement and the Prospectus, will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

With respect to our opinion in numbered paragraph 5, we have assumed that any transaction evidenced by a Forward Confirmation (together with the Agreement, a “Forward Contract”), including the definitions and other provisions incorporated into or otherwise applied under such documents (a “Transaction”), is excluded from being a “swap” and a “security-based swap” under the Commodity Exchange Act, as amended (the “Commodity Exchange Act”), and the Exchange Act (and is not a future, option, swap, security-based swap or contract of insurance under applicable law), and that each of the parties is an “eligible contract participant” thereunder. We also have assumed that (i) each person entering into a Transaction has satisfied all requirements imposed by applicable law with respect to such Transaction or upon which its ability to enter into such Transaction may be conditioned, including any registration, qualification or similar requirements, (ii) any person enforcing a Transaction has complied with all requirements imposed by the applicable law or upon which its ability to enforce such Transaction may be conditioned, including any registration, qualification or similar requirements, and is otherwise qualified to enforce such Transaction, (iii) no Transaction is made with actual notice of the insolvency of any related person and no payment, delivery or other transfer is made or received with respect to a Transaction in contemplation of such person’s insolvency or with the intent to hinder, delay or defraud the person or its creditors, (iv) no such person will be an “insider” or an “affiliate” of, or otherwise will be controlling, controlled by or under common control with, its counterparty or other opposing person and (v) the provisions of the 2002 ISDA Master Agreement and the definitions and other provisions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) and incorporated into or otherwise applied under a Forward Contract have not separately been altered from the printed terms thereof published by ISDA except as modified in the Forward Contract.

We are not rendering any opinion on the enforceability of the termination, close-out or netting provisions of a Forward Contract, or on the enforceability of set-off rights thereunder, in any bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation or similar proceeding as to which ISDA may have received legal opinions, memoranda of law and other written advice from its legal counsel. We express no opinion as to whether a Transaction is required to be executed on an exchange or in another marketplace or facility or as to whether a Transaction is required to be cleared by a clearinghouse or similar organization.

Further, we express no opinion as to (i) the enforceability of a Forward Contract in circumstances in which the approach to calculating an early termination payment would exceed the actual damages to a counterparty from early termination as provided therein, (ii) the enforceability of a Forward Contract to the extent that the methodology for calculating the amount of such a payment may be deemed to violate a non-defaulting party’s obligation to mitigate damages, (iii) whether the terms of a Forward Contract providing that such amount is a reasonable pre-estimate of loss and not a penalty would be enforced under New York law, (iv) the prohibition on transfers in a Forward Contract in any case in which its operation would conflict with Part 4 of Article 9 of the Uniform Commercial Code as in effect in the State of New York, (v) the enforceability of any setoff provision in a Forward Contract as applied to any unmatured or contingent obligation in any case in which setoff of the entire obligation (rather than the portion thereof then due) would operate as a forfeiture or a penalty, (vi) any provision in a Forward Contract to pay additional interest at a default rate following the entry of a judgment, (vii) the remedies provided for Illegality in (and as defined in) a Forward Contract insofar as the performance of any such remedy may itself be or
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become illegal, (viii) the enforceability of the terms in a Forward Contract requiring payment to be made in a specified currency, the related judgment currency and other indemnity provisions and, to the extent conflicting with public policy, the indemnity terms in a Forward Contract generally, (ix) the enforceability of any condition in a Forward Contract that permits a person to delay or otherwise defer indefinitely any payment, delivery, transfer or other obligation or that operates as an ipso facto clause in violation of any bankruptcy or insolvency law, including any condition that subordinates the right of a person to any payment, delivery or transfer or to the performance of any other obligation, (x) the enforceability of any walkaway clause or other term in a Forward Contract which does not provide for full two-way payments upon an event of default or termination event or any similar event or circumstance, (xi) the enforceability of any limitation in a Forward Contract to a remedy that may fail its essential purpose or any limitation on the liability of a person to a branch of the person and (xii) whether the Transaction to be effected by or under a Forward Contract hedges or mitigates risk.

Additionally, we express no opinion as to (a) whether a court other than a court of the State of New York would give effect to any choice of New York law, (b) any provision requiring a party to submit to the jurisdiction of any court, insofar as such provision relates to the subject matter jurisdiction of such court to adjudicate any controversy or purports to grant exclusive jurisdiction to any court, (c) the waiver of any right to assert that an action has been brought in an inconvenient forum or any right to have venue laid in the proper forum, (d) the waiver of any right to have service of process made in the manner prescribed by applicable law or to claim immunity from service of process or from any legal proceeding, (e) the waiver of any right to trial by jury, (f) the applicability or effect of usury laws or of any provision requiring payment of interest on interest, or (g) the right, title or interest of any person in, to or under any property, the priority of any security interest or the existence, creation or perfection of any security interest.

We also express no opinion with respect to (i) whether a Transaction is being entered into or conducted in accordance with the Interpretive Letter dated October 9, 2003 from the staff of the Commission to Goldman, Sachs & Co., (ii) any provision of any document incorporating (A) the European Union Bank Recovery and Resolution Directive II or any implementing legislation of the European Economic Area member countries relating thereto, or authorizing the exercise of any powers thereunder, (B) the Cooperation Arrangement between The Bank of England and The Single Resolution Board or any implementing legislation within the United Kingdom relating thereto, or authorizing the exercise of any powers thereunder, or (C) the effect on the obligations of any party under any such document should any party thereunder become the subject of any such exercise of powers or (iii) any provision in a Forward Confirmation relating to (A) an ISDA protocol or any module thereof or attachment thereto, (B) an agreement to incorporate the terms of any such protocol, module or attachment or containing similar terms, including any such provision incorporating or containing any such terms, (C) the status of any party under, the application to any party of or the subjection of any party to any laws (including those of the United Kingdom, the European Union, Canada, France, Japan, Spain or any other foreign country) other than the applicable laws of the United States of America, including any such provision having as its governing law (or the governing law of any part of such provision) any laws other than those of the State of New York, (D) the subjection of any party or the rights and obligations of such party to any exercise of powers (including bail-in or similar powers) or to any measures or other actions (including special resolution or similar actions) by a governmental authority other than that of the United States of America or (E) any similar matter contained in a Forward Confirmation as a result of any so-called dealer boilerplate.

We also express no opinion as to (i) any right to obtain possession of any property through the exercise of self-help or other remedies without judicial process, (ii) the availability of any right of rescission and (iii) any provision purporting to waive or otherwise modify applicable law, to the extent that such waiver or other modification is deemed to be contrary to public policy, or any provision requiring any person to agree on any matter after the execution and delivery of the document in which such provision appears.

We do not purport to express any opinion herein concerning any law other than the laws of the State of Georgia, the federal law of the United States, the Delaware General Corporation Law and to the extent set forth herein, the laws of the State of New York. As to all matters governed by or dependent upon the laws of the State of New York, we have, with your consent, relied upon the opinion of Hunton Andrews Kurth LLP dated the date hereof and addressed to you.
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This opinion letter is rendered by us only to you and is solely for your benefit in your capacity as Agents and Forward Purchasers in connection with the Agreement and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. This opinion letter is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.

Yours very truly,
TROUTMAN PEPPER LOCKE LLP
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Exhibit D-2

[Letterhead of TROUTMAN PEPPER LOCKE LLP]
[    ], 2026

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Barclays Bank PLC 745 Seventh Avenue New York, New York 10019
BMO Capital Markets Corp. 151 W 42nd Street, 32nd Floor New York, New York 10036	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario, M4W 1A5, Canada
BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036
BTIG, LLC 65 East 55th Street New York, New York 10022	Citibank, N.A. 390 Greenwich Street New York, New York 10013
Nomura Securities International, Inc. (as forward seller through BTIG, LLC) 309 West 49th Street New York, New York 10019	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Jefferies LLC 520 Madison Avenue New York, New York 10022
Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	JPMorgan Chase Bank, N.A. 270 Park Avenue New York, New York 10017
Jefferies LLC 520 Madison Avenue New York, New York 10022	Mizuho Markets Americas LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020
J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017	Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036
Mizuho Securities USA LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020	MUFG Securities EMEA plc Ropemaker Place, 25 Ropemaker Street London, EC2Y 9AJ
Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036	Nomura Global Financial Products, Inc. 309 West 49th Street New York, New York 10019
MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281
RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281	The Bank of Nova Scotia 44 King Street West Toronto, Ontario Canada M5H 1H1
Santander US Capital Markets LLC 437 Madison Avenue New York, New York 10022	Banco Santander, S.A. Ciudad Grupo Santander Edificio Dehesa Planta 1, Avda. Cantabria, s/n, 28660 Boadilla del Monte Madrid, Spain
Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281	Truist Bank 50 Hudson Yards, 70th Floor New York, New York 10001
Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001	Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor New York, New York 10001
D-2-1

Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001
As Agents	As Forward Purchasers

THE SOUTHERN COMPANY
Common Stock

Ladies and Gentlemen:

We have acted as counsel to The Southern Company (the “Company”) in connection with (i) the Company’s proposed issuance of not to exceed 50,000,000 shares (the “Shares”) of its common stock, $0.01 per share par value (the “Common Stock”), pursuant to (i) the Distribution Agreement dated as of June 8, 2026 (the “Agreement”), among the Company and each of Barclays Capital Inc., BofA Securities, Inc., BMO Capital Markets Corp., BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Nomura Securities International, Inc. (acting through BTIG, LLC as agent), RBC Capital Markets, LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as agents and/or principals (each, an “Agent” and collectively, the “Agents”), and Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, N.A., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Nomura Global Financial Products, Inc., Banco Santander, S.A., Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”), (ii) separate letter agreements in the form of a confirmation attached as Exhibit B-1 to the Agreement that may from time to time be entered into with any of the Forward Purchasers (each, an “Initially-Priced Forward Confirmation”) and (iii) separate letter agreements in the form of a confirmation attached as Exhibit B-2 to the Agreement that may from time to time be entered into with any of the Forward Purchasers. This letter is being delivered to you in your capacity as Agents and Forward Purchasers pursuant to Section 5(a)(ii) of the Agreement.

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

In connection with the foregoing, we have examined the Company’s registration statement on Form S-3 (File No. 333-296531) pertaining to the Shares and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”); and the Company’s prospectus dated June 5, 2026 (the “Basic Prospectus”), as supplemented by a prospectus supplement dated June 8, 2026 (together with the Basic Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act which, pursuant to Form S-3, incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2025 (the “Form 10-K”), the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2026, the Current Reports on Form 8-K of the Company dated February 20, 2026, March 16, 2026 and May 13, 2026 and the Current Report on Form 8-K/A of the Company dated July 21, 2025 (filed on February 17, 2026) (collectively, the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have participated in various conferences with the Company, its representatives and representatives of the independent public or certified public accountants of the Company, you and your counsel at which the contents of the Registration Statement, the Prospectus and the Exchange Act Documents and related matters were discussed and reviewed. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of the Registration Statement, the Prospectus and the Exchange Act Documents, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained therein (other than as specified in opinion paragraph 7 of our opinion to you dated of even date herewith). However, on the basis of the foregoing, we advise you that nothing has come to our attention which has caused us to believe that:

(i)    the Registration Statement, on the [date on which it became effective] [date of the filing of the Form 10-K] (the “Effective Date”) (including the Exchange Act Documents on file with the Commission as of
D-2-2

such date), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or

(ii)    the Prospectus (including the Exchange Act Documents), contained, as of its date, or contains, on the date hereof, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

except that in each case we express no belief with respect to the financial statements and schedules and notes thereto or other financial or statistical data contained or incorporated by reference in (or omitted from) the Registration Statement, the Prospectus or the Exchange Act Documents.

Subject to and on the basis of the foregoing, we further advise you that the Registration Statement, on the Effective Date, and the Prospectus, as of     , 20 , complied as to form in all material respects with the relevant requirements of the Act and the applicable rules and regulations of the Commission thereunder and that each Exchange Act Document, as of its date of filing with the Commission, complied as to form in all material respects with the relevant requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no belief as to the financial statements and schedules and notes thereto or other financial or statistical data contained or incorporated by reference in (or omitted from) the Registration Statement, the Prospectus or the Exchange Act Documents.

This letter is rendered by us only to you and is solely for your benefit in your capacity as Agents and Forward Purchasers in connection with the Agreement and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. This letter is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.

Yours very truly,

TROUTMAN PEPPER LOCKE LLP
D-2-3

Exhibit E-1

[Letterhead of HUNTON ANDREWS KURTH LLP]
[    ], 2026

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Barclays Bank PLC 745 Seventh Avenue New York, New York 10019
BMO Capital Markets Corp. 151 W 42nd Street, 32nd Floor New York, New York 10036	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario, M4W 1A5, Canada
BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036
BTIG, LLC 65 East 55th Street New York, New York 10022	Citibank, N.A. 390 Greenwich Street New York, New York 10013
Nomura Securities International, Inc. (as forward seller through BTIG, LLC) 309 West 49th Street New York, New York 10019	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Jefferies LLC 520 Madison Avenue New York, New York 10022
Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	JPMorgan Chase Bank, N.A. 270 Park Avenue New York, New York 10017
Jefferies LLC 520 Madison Avenue New York, New York 10022	Mizuho Markets Americas LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020
J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017	Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036
Mizuho Securities USA LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020	MUFG Securities EMEA plc Ropemaker Place, 25 Ropemaker Street London, EC2Y 9AJ
Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036	Nomura Global Financial Products, Inc. 309 West 49th Street New York, New York 10019
MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281
RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281	The Bank of Nova Scotia 44 King Street West Toronto, Ontario Canada M5H 1H1
Santander US Capital Markets LLC 437 Madison Avenue New York, New York 10022	Banco Santander, S.A. Ciudad Grupo Santander Edificio Dehesa Planta 1, Avda. Cantabria, s/n, 28660 Boadilla del Monte Madrid, Spain
Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281	Truist Bank 50 Hudson Yards, 70th Floor New York, New York 10001
Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001	Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor New York, New York 10001
E-1-1

Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001

To the Addressees:

We have represented the Agents (as hereinafter defined) and Forward Purchasers (as hereinafter defined) in connection with (i) the proposed issuance by The Southern Company (the “Company”) of not to exceed 50,000,000 (the “Shares”) of its common stock, $0.01 per share par value (the “Common Stock”), pursuant to (i) the Distribution Agreement dated as of June 8, 2026 (the “Agreement”), among the Company and each of Barclays Capital Inc., BofA Securities, Inc., BMO Capital Markets Corp., BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Nomura Securities International, Inc. (acting through BTIG, LLC as agent), RBC Capital Markets, LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as agents and/or principals (each, an “Agent” and collectively, the “Agents”), and Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, N.A., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Nomura Global Financial Products, Inc., Banco Santander, S.A., Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”), (ii) separate letter agreements in the form of a confirmation attached as Exhibit B-1 to the Agreement that may from time to time be entered into with any of the Forward Purchasers (each, an “Initially-Priced Forward Confirmation”) and (iii) separate letter agreements in the form of a confirmation attached as Exhibit B-2 to the Agreement that may from time to time be entered into with any of the Forward Purchasers (each, a “Collared Forward Confirmation” and together with an Initially-Priced Forward Confirmation, a “Forward Confirmation”). This opinion letter is being delivered to you in your capacity as Agents and Forward Purchasers pursuant to Section 5(a)(iii) of the Agreement.

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. In rendering the opinions expressed below, we have examined the following documents:
(a)    The Company’s registration statement on Form S-3 (File No. 333-296531) pertaining to the Shares and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”);
(b)    The Company’s prospectus dated June 5, 2026 (the “Basic Prospectus”), as supplemented by a prospectus supplement dated June 8, 2026 (together with the Basic Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act;

(c)    The documents incorporated by reference into the Registration Statement: the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2025 (the “Form 10-K”), the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2026, the Current Reports on Form 8-K of the Company dated February 20, 2026, March 16, 2026 and May 13, 2026 and the Current Report on Form 8-K/A of the Company dated July 21, 2025 (filed on February 17, 2026) (collectively, the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(d)    The Agreement;

(e)    The form of Initially-Priced Forward Confirmation included as Exhibit B-1 to the Agreement;
(f)    The form of Collared Forward Confirmation included as Exhibit B-2 to the Agreement; and

(g)    The Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws.
E-1-2

In addition, we have examined, and have relied as to factual matters upon, the documents delivered to you at the closing, and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has due corporate authority to conduct the business in which it is engaged as described in the Registration Statement, to own and operate the properties used by it in such business and to enter into and perform its obligations under the Agreement and to issue the Shares.

2.    The execution, delivery and performance by the Company of the Agreement have been duly authorized by all necessary corporate action, and the Agreement has been duly executed and delivered by the Company.

3.    All orders, consents or other authorizations or approvals of the Commission legally required for the issuance and sale of the Shares have been obtained; and no order, consent or other authorization or approval pursuant to the Delaware General Corporation Law or of any State of Georgia or United States governmental body (other than in connection or in compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and sale of the Shares in accordance with the terms of the Agreement, any Terms Agreement and any Forward Confirmation.

4.    Each Forward Confirmation (if any), when executed by a duly authorized officer of the Company, will be duly authorized, executed and delivered by the Company.

5.    Each Forward Confirmation (if any), when executed by a duly authorized officer of the Company, will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that the enforceability of the Company’s obligations under each Forward Confirmation may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.    The Shares, when issued and delivered by the Company pursuant to the Agreement, any Terms Agreement or any Forward Confirmation, against payment of the consideration set forth in the Agreement, any Terms Agreement or any Forward Confirmation, will be duly authorized, validly issued, fully paid and non-assessable, and there are no preemptive rights under federal or New York law or under the Delaware General Corporation Law or pursuant to the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws or any agreement or other instrument filed or incorporated by reference herein, or as an exhibit to, the Registration Statement, to subscribe for or to purchase any shares of Common Stock.

7.    The Shares conform as to legal matters in all material respects to the description thereof in the Registration Statement and the Prospectus.

8.    The execution, delivery and performance by the Company of the Agreement, any Terms Agreement or any Forward Confirmation and the consummation by the Company of the transactions contemplated therein (including any settlement pursuant to the terms of any Forward Confirmation) and compliance by the Company with its obligations thereunder do not and, if the Company were now to perform its obligations under the Agreement, any Terms Agreement or any Forward Confirmation, such performance would not result in any violation of (i) the Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Company or (ii) any existing applicable law, rule, or regulation of the State of New York or the Delaware General Corporation Law.
E-1-3

With respect to our opinion in numbered paragraph 5, we have assumed that any transaction evidenced by a Forward Confirmation (together with the Agreement, a “Forward Contract”), including the definitions and other provisions incorporated into or otherwise applied under such documents (a “Transaction”), is excluded from being a “swap” and a “security-based swap” under the Commodity Exchange Act, as amended (the “Commodity Exchange Act”), and the Exchange Act (and is not a future, option, swap, security-based swap or contract of insurance under applicable law), and that each of the parties is an “eligible contract participant” thereunder. We also have assumed that (i) each person entering into a Transaction has satisfied all requirements imposed by the applicable law with respect to such Transaction or upon which its ability to enter into such Transaction may be conditioned, including any registration, qualification or similar requirements, (ii) any person enforcing a Transaction has complied with all requirements imposed by the applicable law or upon which its ability to enforce such Transaction may be conditioned, including any registration, qualification or similar requirements, and is otherwise qualified to enforce such Transaction, (iii) no Transaction is made with actual notice of the insolvency of any related person and no payment, delivery or other transfer is made or received with respect to a Transaction in contemplation of such person’s insolvency or with the intent to hinder, delay or defraud the person or its creditors, (iv) no such person will be an “insider” or an “affiliate” of, or otherwise will be controlling, controlled by or under common control with, its counterparty or other opposing person and (v) the provisions of the 2002 ISDA Master Agreement and the definitions and other provisions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) and incorporated into or otherwise applied under a Forward Contract have not separately been altered from the printed terms thereof published by ISDA except as modified in the Forward Contract.

We are not rendering any opinion on the enforceability of the termination, close-out or netting provisions of a Forward Contract, or on the enforceability of set-off rights thereunder, in any bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation or similar proceeding as to which ISDA may have received legal opinions, memoranda of law and other written advice from its legal counsel. We express no opinion as to whether a Transaction is required to be executed on an exchange or in another marketplace or facility or as to whether a Transaction is required to be cleared by a clearinghouse or similar organization.

Further, we express no opinion as to (i) the enforceability of a Forward Contract in circumstances in which the approach to calculating an early termination payment would exceed the actual damages to a counterparty from early termination as provided therein, (ii) the enforceability of a Forward Contract to the extent that the methodology for calculating the amount of such a payment may be deemed to violate a non-defaulting party’s obligation to mitigate damages, (iii) whether the terms of a Forward Contract providing that such amount is a reasonable pre-estimate of loss and not a penalty would be enforced under New York law, (iv) the prohibition on transfers in a Forward Contract in any case in which its operation would conflict with Part 4 of Article 9 of the Uniform Commercial Code as in effect in the State of New York, (v) the enforceability of any setoff provision in a Forward Contract as applied to any unmatured or contingent obligation in any case in which setoff of the entire obligation (rather than the portion thereof then due) would operate as a forfeiture or a penalty, (vi) any provision in a Forward Contract to pay additional interest at a default rate following the entry of a judgment, (vii) the remedies provided for Illegality in (and as defined in) a Forward Contract insofar as the performance of any such remedy may itself be or become illegal, (viii) the enforceability of the terms in a Forward Contract requiring payment to be made in a specified currency, the related judgment currency and other indemnity provisions and, to the extent conflicting with public policy, the indemnity terms in a Forward Contract generally, (ix) the enforceability of any condition in a Forward Contract that permits a person to delay or otherwise defer indefinitely any payment, delivery, transfer or other obligation or that operates as an ipso facto clause in violation of any bankruptcy or insolvency law, including any condition that subordinates the right of a person to any payment, delivery or transfer or to the performance of any other obligation, (x) the enforceability of any walkaway clause or other term in a Forward Contract which does not provide for full two-way payments upon an event of default or termination event or any similar event or circumstance, (xi) the enforceability of any limitation in a Forward Contract to a remedy that may fail its essential purpose or any limitation on the liability of a person to a branch of the person and (xii) whether the Transaction to be effected by or under a Forward Contract hedges or mitigates risk.

Additionally, we express no opinion as to (a) whether a court other than a court of the State of New York would give effect to any choice of New York law, (b) any provision requiring a party to submit to the jurisdiction of any court, insofar as such provision relates to the subject matter jurisdiction of such court to adjudicate any controversy or purports to grant exclusive jurisdiction to any court, (c) the waiver of any right to assert that an action has been brought in an inconvenient forum or any right to have venue laid in the proper forum, (d) the waiver of any right to
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have service of process made in the manner prescribed by applicable law or to claim immunity from service of process or from any legal proceeding, (e) the waiver of any right to trial by jury, (f) the applicability or effect of usury laws or of any provision requiring payment of interest on interest, or (g) the right, title or interest of any person in, to or under any property, the priority of any security interest or the existence, creation or perfection of any security interest.

We also express no opinion with respect to (i) whether a Transaction is being entered into or conducted in accordance with the Interpretive Letter dated October 9, 2003 from the staff of the Commission to Goldman, Sachs & Co., (ii) any provision of any document incorporating (A) the European Union Bank Recovery and Resolution Directive II or any implementing legislation of the European Economic Area member countries relating thereto, or authorizing the exercise of any powers thereunder, (B) the Cooperation Arrangement between The Bank of England and The Single Resolution Board or any implementing legislation within the United Kingdom relating thereto, or authorizing the exercise of any powers thereunder, or (C) the effect on the obligations of any party under any such document should any party thereunder become the subject of any such exercise of powers or (iii) any provision in a Forward Confirmation relating to (A) an ISDA protocol or any module thereof or attachment thereto, (B) an agreement to incorporate the terms of any such protocol, module or attachment or containing similar terms, including any such provision incorporating or containing any such terms, (C) the status of any party under, the application to any party of or the subjection of any party to any laws (including those of the United Kingdom, the European Union, Canada, France, Japan, Spain or any other foreign country) other than the applicable laws of the United States of America, including any such provision having as its governing law (or the governing law of any part of such provision) any laws other than those of the State of New York, (D) the subjection of any party or the rights and obligations of such party to any exercise of powers (including bail-in or similar powers) or to any measures or other actions (including special resolution or similar actions) by a governmental authority other than that of the United States of America or
(E) any similar matter contained in a Forward Confirmation as a result of any so-called dealer boilerplate.

We also express no opinion as to (i) any right to obtain possession of any property through the exercise of self-help or other remedies without judicial process, (ii) the availability of any right of rescission and (iii) any provision purporting to waive or otherwise modify applicable law, to the extent that such waiver or other modification is deemed to be contrary to public policy, or any provision requiring any person to agree on any matter after the execution and delivery of the document in which such provision appears.

We do not purport to express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

This opinion letter is rendered by us only to you and is solely for your benefit in your capacity as Agents and Forward Purchasers in connection with the Agreement and the transaction contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent, except that Troutman Pepper Locke LLP may rely on this opinion letter in giving its opinions pursuant to Section 5(a)(ii) of the Agreement, insofar as such opinion letter relates to matters of New York law. This opinion letter is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.

Very truly yours,

HUNTON ANDREWS KURTH LLP
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Exhibit E-2

[Letterhead of HUNTON ANDREWS KURTH LLP]
[    ], 2026

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Barclays Bank PLC 745 Seventh Avenue New York, New York 10019
BMO Capital Markets Corp. 151 W 42nd Street, 32nd Floor New York, New York 10036	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario, M4W 1A5, Canada
BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036
BTIG, LLC 65 East 55th Street New York, New York 10022	Citibank, N.A. 390 Greenwich Street New York, New York 10013
Nomura Securities International, Inc. (as forward seller through BTIG, LLC) 309 West 49th Street New York, New York 10019	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Jefferies LLC 520 Madison Avenue New York, New York 10022
Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	JPMorgan Chase Bank, N.A. 270 Park Avenue New York, New York 10017
Jefferies LLC 520 Madison Avenue New York, New York 10022	Mizuho Markets Americas LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020
J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017	Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036
Mizuho Securities USA LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020	MUFG Securities EMEA plc Ropemaker Place, 25 Ropemaker Street London, EC2Y 9AJ
Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036	Nomura Global Financial Products, Inc. 309 West 49th Street New York, New York 10019
MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281
RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281	The Bank of Nova Scotia 44 King Street West Toronto, Ontario Canada M5H 1H1
Santander US Capital Markets LLC 437 Madison Avenue New York, New York 10022	Banco Santander, S.A. Ciudad Grupo Santander Edificio Dehesa Planta 1, Avda. Cantabria, s/n, 28660 Boadilla del Monte Madrid, Spain
Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281	Truist Bank 50 Hudson Yards, 70th Floor New York, New York 10001
Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001	Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor New York, New York 10001
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Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001

To the Addressees:

We have represented the Agents (as hereinafter defined) and Forward Purchasers (as hereinafter defined) in connection with (i) the proposed issuance by The Southern Company (the “Company”) of not to exceed 50,000,000 (the “Shares”) of its common stock, $0.01 per share par value (the “Common Stock”), pursuant to (i) the Distribution Agreement dated as of June 8, 2026 (the “Agreement”), among the Company and each of Barclays Capital Inc., BofA Securities, Inc., BMO Capital Markets Corp., BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Nomura Securities International, Inc. (acting through BTIG, LLC as agent), RBC Capital Markets, LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as agents and/or principals (each, an “Agent” and collectively, the “Agents”), and Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, N.A., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Nomura Global Financial Products, Inc., Banco Santander, S.A., Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”), (ii) separate letter agreements in the form of a confirmation attached as Exhibit B-1 to the Agreement that may from time to time be entered into with any of the Forward Purchasers and (iii) separate letter agreements in the form of a confirmation attached as Exhibit B-2 to the Agreement that may from time to time be entered into with any of the Forward Purchasers. This letter is being delivered to you in your capacity as Agents and Forward Purchasers pursuant to Section 5(a)(iii) of the Agreement.

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

In the above capacity, we have examined the Company’s registration statement on Form S-3 (File No. 333- 277138) pertaining to the Shares and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”); and the Company’s prospectus dated June 5, 2026 (the “Basic Prospectus”), as supplemented by a prospectus supplement dated June 8, 2026 (together with the Basic Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act which, pursuant to Form S-3, incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2025 (the “Form 10-K”), the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2026, the Current Reports on Form 8-K of the Company dated February 20, 2026, March 16, 2026 and May 13, 2026 and the Current Report on Form 8-K/A of the Company dated July 21, 2025 (filed on February 17, 2026) (collectively, the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have participated in various conferences with the Company, its counsel, its representatives, you and representatives of the independent public or certified public accountants of the Company at which the contents of the Registration Statement, the Prospectus and the Exchange Act Documents and related matters were discussed and reviewed. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of the Registration Statement, the Prospectus and the Exchange Act Documents, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained therein (other than as specified in opinion paragraph 7 of our opinion letter to you dated of even date herewith). However, on the basis of the foregoing, we advise you that nothing has come to our attention which has caused us to believe that:

(i)    the Registration Statement, on the [date on which it became effective] [date of the filing of the Form 10-K] (the “Effective Date”) (including the Exchange Act Documents on file with the Commission as of such date), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or
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(ii)    the Prospectus (including the Exchange Act Documents), contained, as of its date, or contains, on the date hereof, any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case we express no opinion with respect to the financial statements, including the schedules and notes thereto, or any other financial and accounting data and the statistical data derived therefrom contained, incorporated by reference or referred to in (or omitted from) the Registration Statement, the Prospectus or the Exchange Act Documents.

Subject to and on the basis of the foregoing, we further advise you that the Registration Statement, on the Effective Date, and the Prospectus, as of     , 20 , complied as to form in all material respects with the relevant requirements of the Act and the applicable rules and regulations of the Commission thereunder and that each Exchange Act Document, as of its date of filing with the Commission, complied as to form in all material respects with the relevant requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion as to the financial statements, including the schedules and notes thereto, or any other financial and accounting data and the statistical data derived therefrom contained, incorporated by reference or referred to in (or omitted from) the Registration Statement, the Prospectus or the Exchange Act Documents.

This letter is rendered by us only to you and is solely for your benefit in your capacity as Agents and Forward Purchasers in connection with the Agreement and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. This letter is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.

Very truly yours,

HUNTON ANDREWS KURTH LLP
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Exhibit F

Deloitte & Touche LLP shall deliver a letter or letters addressed to the Agents and Forward Purchasers (which may refer to letters previously delivered to the Agents and Forward Purchasers) dated the respective dates of delivery thereof to the effect that: (A) they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the rules and regulations under the Act; (B) in their opinion, the financial statements audited by them and incorporated by reference in the Registration Statement and the Prospectus, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations under the Exchange Act; and (C) on the basis of certain limited procedures performed through a specified date not more than three business days prior to the date of such letter, namely (i) reading the minute books of the Company; (ii) performing the procedures specified by the standards of the Public Company Accounting Oversight Board (United States) for a review of interim financial statement information as described in PCAOB AS 4105, “Reviews of Interim Financial Information,” on the unaudited financial statements, if any, of the Company incorporated by reference in the Registration Statement and the Prospectus, and on the latest available unaudited financial statements of the Company, if any, for any calendar quarter subsequent to the date of those incorporated by reference in the Registration Statement and the Prospectus; and (iii) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding such unaudited financial statements or any specified unaudited amounts derived therefrom (it being understood that the foregoing procedures do not constitute an audit performed in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP make no representations as to the sufficiency of such procedures for the Agents’ and Forward Purchasers’ purposes), nothing came to their attention that caused them to believe that: (1) any material modifications should be made to the unaudited condensed financial statements, if any, incorporated by reference in the Registration Statement and the Prospectus, for them to be in conformity with GAAP; (2) such unaudited condensed financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder; (3) the audited or unaudited amounts for Operating Revenues and Consolidated Net Income Attributable to Southern Company set forth in the Registration Statement and the Prospectus, do not agree with the amounts set forth in or derived from the audited or unaudited financial statements for the same period included or incorporated by reference in the Registration Statement; (4) as of a specified date not more than three business days prior to the date of delivery of such letter, there has been any change in the capital stock or long-term debt of the Company or any decrease in net assets as compared with amounts shown in the latest audited or unaudited balance sheet incorporated by reference in the Registration Statement and the Prospectus, except in each case for changes or decreases which (i) the Registration Statement and the Prospectus, disclose have occurred or may occur, (ii) are occasioned by the declaration of dividends, (iii) are occasioned by draw-downs under existing pollution control financing arrangements, (iv) are occasioned by regularly scheduled payments of lease obligations, (v) are occasioned by the purchase or redemption of bonds or stock to satisfy mandatory or optional redemption provisions relating thereto, (vi) are occasioned by the reclassification of current maturities of long-term debt, (vii) are occasioned by the amortization of debt issuance costs or (viii) are disclosed in such letter; and (5) the unaudited amounts for Operating Revenues and Consolidated Net Income Attributable to Southern Company for any calendar quarter subsequent to those set forth in (3) above, which, if available, shall be set forth in such letter, do not agree with the amounts set forth in or derived from the unaudited financial statements for the same period or were not determined on a basis substantially consistent with that of the corresponding audited amounts included or incorporated by reference in the Registration Statement and the Prospectus.

To the extent any pro forma financial statements are included or incorporated by reference in the Registration Statement and the Prospectus, such letter shall also state that: (A) they have (i) read any unaudited pro forma financial statements incorporated by reference in the Registration Statement and the Prospectus (the “pro forma financial statements”); (ii) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding (1) the basis for their determination of the pro forma adjustments in any such pro forma financial statements and (2) whether any such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (iii) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in any such pro forma financial statements; and (B) they have performed certain enumerated procedures with respect to certain financial information included or incorporated by reference in the Registration Statement and the Prospectus.
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